                                                             File Nos. 333-34179


   As filed with the Securities and Exchange Commission on December 15, 1997
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-14

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933             [X]

         Pre-Effective Amendment No.                                [ ]
                                     -----
         Post-Effective Amendment No.  1                            [X]
                                     -----

                               ATLAS ASSETS, INC.
               (Exact Name of Registrant as Specified in Charter)


                                794 Davis Street
                          San Leandro, California 94577
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, including Area Code: (510) 297-7444


                                 Steven J. Gray
                               Atlas Assets, Inc.
                                794 Davis Street
                          San Leandro, California 94577
                     (Name and Address of Agent for Service)

                                    Copy to:
                                 Michael Glazer
                      Paul, Hastings, Janofsky & Walker LLP
                             555 South Flower Street
                          Los Angeles, California 90071



-------------------------------------------------------------------------------

No filing fee is required because an indefinite number of shares of Registrant have previously been registered pursuant to Rule 24f-2 under the Investment Company Act of 1940. Pursuant to Rule 429, this Registration Statement relates to shares previously registered on Form N-1A (File No. 33-20318). The Registrant filed the notice required by Rule 24f-2 for its most recent fiscal period on February 26, 1997.

--------------------------------------------------------------------------

                               ATLAS ASSETS, INC.
                              CROSS-REFERENCE SHEET

                           Items Required by Form N-14


PART A     ATLAS U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND

Item No.            Item Caption                  Prospectus Caption

   1.               Beginning of Registration     COVER PAGE OF REGISTRATION
                    Statement and Outside Front   STATEMENT; FRONT COVER PAGE
                    Page of Prospectus            OF PROXY STATEMENT AND
                                                  PROSPECTUS

   2.               Beginning and Outside Back    TABLE OF CONTENTS
                    Cover Page of Prospectus

   3.               Synopsis Information and      SUMMARY; RISK FACTORS
                    Risk Factors

   4.               Information About the         INFORMATION CONCERNING THE
                    Transaction                   MEETING; PROPOSAL TO
                                                  APPROVE AGREEMENT AND PLAN
                                                  OF REORGANIZATION

   5.               Information About the         PROSPECTUS COVER PAGE;
                    Registrant                    INTRODUCTION; SUMMARY;
                                                  BUSINESS OF THE FUNDS;
                                                  AVAILABLE INFORMATION

   6.               Information About the         PROSPECTUS COVER PAGE;
                    Company Being Acquired        INTRODUCTION; SUMMARY;
                                                  BUSINESS OF THE FUNDS;
                                                  AVAILABLE INFORMATION

   7.               Voting Information            PROSPECTUS COVER PAGE;
                                                  NOTICE OF SPECIAL MEETING
                                                  OF SHAREHOLDERS; SUMMARY;
                                                  INFORMATION CONCERNING THE
                                                  MEETING

   8.               Interest of Certain Persons   NONE
                    and Experts

   9.               Additional Information        NOT APPLICABLE
                    Required for Reoffering by
                    Persons Deemed to be
                    Underwriters

   10.              Cover Page                    COVER PAGE OF STATEMENT OF
                                                  ADDITIONAL INFORMATION

PART B
                                                  Caption in Statement of
Item No.            Item Caption                  Additional Information

   11.              Table of Contents             INCORPORATION OF DOCUMENTS
                                                  BY REFERENCE IN STATEMENT
                                                  OF ADDITIONAL INFORMATION

   12.              Additional Information        INCORPORATION OF DOCUMENTS
                    About the Registrant          BY REFERENCE IN PROSPECTUS
                                                  AND STATEMENT OF ADDITIONAL
                                                  INFORMATION

   13.              Additional Information        INCORPORATION OF DOCUMENTS
                    About the Company Being       BY REFERENCE IN PROSPECTUS
                    Acquired                      AND STATEMENT OF ADDITIONAL
                                                  INFORMATION
   14.              Financial Statements          INCORPORATION OF DOCUMENTS
                                                  BY REFERENCE IN PROSPECTUS
                                                  AND STATEMENT OF ADDITIONAL
                                                  INFORMATION



PART C

Item No.

15-17 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this Registration Statement.

                               ATLAS ASSETS, INC.
                              CROSS-REFERENCE SHEET

                           Items Required by Form N-14


PART A            ATLAS NATIONAL MUNICIPAL BOND FUND

Item No.            Item Caption                  Prospectus Caption

   1.               Beginning of Registration     COVER PAGE OF REGISTRATION
                    Statement and Outside Front   STATEMENT; FRONT COVER PAGE
                    Page of Prospectus            OF PROXY STATEMENT AND
                                                  PROSPECTUS

   2.               Beginning and Outside Back    TABLE OF CONTENTS
                    Cover Page of Prospectus

   3.               Synopsis Information and      SUMMARY; RISK FACTORS
                    Risk Factors

   4.               Information About the         INFORMATION CONCERNING THE
                    Transaction                   MEETING; PROPOSAL TO
                                                  APPROVE AGREEMENT AND PLAN
                                                  OF REORGANIZATION

   5.               Information About the         PROSPECTUS COVER PAGE;
                    Registrant                    INTRODUCTION; SUMMARY;
                                                  BUSINESS OF THE FUNDS;
                                                  AVAILABLE INFORMATION

   6.               Information About the         PROSPECTUS COVER PAGE;
                    Company Being Acquired        INTRODUCTION; SUMMARY;
                                                  BUSINESS OF THE FUNDS;
                                                  AVAILABLE INFORMATION


   7.               Voting Information            PROSPECTUS COVER PAGE;
                                                  NOTICE OF SPECIAL MEETING
                                                  OF SHAREHOLDERS; SUMMARY;
                                                  INFORMATION CONCERNING THE
                                                  MEETING

   8.               Interest of Certain Persons   NONE
                    and Experts

   9.               Additional Information        NOT APPLICABLE
                    Required for Reoffering by
                    Persons Deemed to be
                    Underwriters

   10.              Cover Page                    COVER PAGE OF STATEMENT OF
                                                  ADDITIONAL INFORMATION

PART B
                                                  Caption in Statement of
Item No.            Item Caption                  Additional Information

   11.              Table of Contents             INCORPORATION OF DOCUMENTS
                                                  BY REFERENCE IN STATEMENT
                                                  OF ADDITIONAL INFORMATION

   12.              Additional Information        INCORPORATION OF DOCUMENTS
                    About the Registrant          BY REFERENCE IN PROSPECTUS
                                                  AND STATEMENT OF ADDITIONAL
                                                  INFORMATION

   13.              Additional Information        INCORPORATION OF DOCUMENTS
                    About the Company Being       BY REFERENCE IN PROSPECTUS
                    Acquired                      AND STATEMENT OF ADDITIONAL
                                                  INFORMATION

   14.              Financial Statements          INCORPORATION OF DOCUMENTS
                                                  BY REFERENCE IN PROSPECTUS
                                                  AND STATEMENT OF ADDITIONAL
                                                  INFORMATION


PART C

Item No.

15-17 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this Registration Statement.

                               ATLAS ASSETS, INC.
                              CROSS-REFERENCE SHEET

                           Items Required by Form N-14


PART A            ATLAS CALIFORNIA MUNICIPAL BOND FUND

Item No.            Item Caption                  Prospectus Caption

   1.               Beginning of Registration     COVER PAGE OF REGISTRATION
                    Statement and Outside Front   STATEMENT; FRONT COVER PAGE
                    Page of Prospectus            OF PROXY STATEMENT AND
                                                  PROSPECTUS

   2.               Beginning and Outside Back    TABLE OF CONTENTS
                    Cover Page of Prospectus

   3.               Synopsis Information and      SUMMARY; RISK FACTORS
                    Risk Factors

   4.               Information About the         INFORMATION CONCERNING THE
                    Transaction                   MEETING; PROPOSAL TO
                                                  APPROVE AGREEMENT AND PLAN
                                                  OF REORGANIZATION

   5.               Information About the         PROSPECTUS COVER PAGE;
                    Registrant                    INTRODUCTION; SUMMARY;
                                                  BUSINESS OF THE FUNDS;
                                                  AVAILABLE INFORMATION


   6.               Information About the         PROSPECTUS COVER PAGE;
                    Company Being Acquired        INTRODUCTION; SUMMARY;
                                                  BUSINESS OF THE FUNDS;
                                                  AVAILABLE INFORMATION

   7.               Voting Information            PROSPECTUS COVER PAGE;
                                                  NOTICE OF SPECIAL MEETING
                                                  OF SHAREHOLDERS; SUMMARY;
                                                  INFORMATION CONCERNING THE
                                                  MEETING

   8.               Interest of Certain Persons   NONE
                    and Experts

   9.               Additional Information        NOT APPLICABLE
                    Required for Reoffering by
                    Persons Deemed to be
                    Underwriters

   10.              Cover Page                    COVER PAGE OF STATEMENT OF
                                                  ADDITIONAL INFORMATION

PART B

                                                  Caption in Statement of
Item No.            Item Caption                  Additional Information

   11.              Table of Contents             INCORPORATION OF DOCUMENTS
                                                  BY REFERENCE IN STATEMENT
                                                  OF ADDITIONAL INFORMATION

   12.              Additional Information        INCORPORATION OF DOCUMENTS
                    About the Registrant          BY REFERENCE IN PROSPECTUS
                                                  AND STATEMENT OF ADDITIONAL
                                                  INFORMATION

   13.              Additional Information        INCORPORATION OF DOCUMENTS
                    About the Company Being       BY REFERENCE IN PROSPECTUS
                    Acquired                      AND STATEMENT OF ADDITIONAL
                                                  INFORMATION

   14.              Financial Statements          INCORPORATION OF DOCUMENTS
                                                  BY REFERENCE IN PROSPECTUS
                                                  AND STATEMENT OF ADDITIONAL
                                                  INFORMATION


PART C

Item No.

15-17 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this Registration Statement.

          PART A - ATLAS U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND

BOXED:

In brief...

The Board of Directors asks for your approval to merge the Atlas U.S. Government Intermediate Fund (the "Atlas Intermediate Fund") into the Atlas U.S. Government and Mortgage Securities Fund (the "Atlas Government Fund"). The goal of this re-organization is to produce a higher level of income for you. The merger should produce this increased income by spreading overhead costs over a substantially larger asset base and by giving you the opportunity to benefit from the higher yields associated with Atlas' high-quality longer-term Government Fund.

Upon approval, your shares in the Atlas Government Fund will have exactly the same value as the shares in the Atlas Intermediate Fund you owned immediately prior to the merger. In the opinion of Atlas' tax counsel, the proposed transaction will have no tax implications to you.

This merger should benefit you immediately and in the long-term and the Board Of Directors recommends that you vote FOR the proposal.

September 22, 1997

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of the U.S. Government Intermediate Fund to be held at 1901 Harrison Street, Oakland, California on November 24, 1997 at 10:00 a.m., Pacific Time.

At this meeting, you and other shareholders of the Atlas U.S. Government Intermediate Fund will be asked to approve a plan to effect the transfer of the assets of your Fund to the Atlas U.S. Government and Mortgage Securities Fund.

Please return the enclosed proxy in the postpaid envelope provided. Your vote is important. I urge you to return your proxy as soon as possible.

                Why are we proposing this change?

The Board of Directors believes that after over four years, the Atlas Intermediate Fund is too small and lacks any reasonable prospects for growth in the foreseeable future. Atlas Advisers and Atlas Securities have subsidized the Fund's expenses since its inception and have notified the Board that they are unable to continue doing so. It is unlikely that the Fund, with its narrow investment policies, can absorb all its expenses and still produce a competitive yield.

         What is the proposed change?

The Atlas Government Fund has compatible investment objectives and invests in similar types of securities as the Atlas Intermediate Fund. The conservative management philosophy behind both Atlas bond funds means that the proposed changes should not have a significant impact on either the credit quality or the volatility of your investment. For example, both funds invest only in securities rated AAA or the equivalent. And, historically, the share prices of both funds have responded similarly to interest rate changes.

         How will the proposed change benefit current shareholders?

By agreeing to this reorganization, it is expected that investors in the Atlas Intermediate Fund will be able to meet their original objective of investing in a high-quality government mortgage securities fund and also take advantage of certain economies of scale possible only in a fund with a substantial asset base. The Atlas Government Fund had net assets of approximately $213 million as of June 30, 1997 compared to approximately $6 million for the Atlas Intermediate Fund.

While longer-term securities are generally more sensitive to interest rate changes, you should also benefit from the increased income potential of long-term bonds in your portfolio.

For these reasons, I believe your approval of the proposed reorganization agreement will make your Atlas investment work even harder for you.

         Will current Fund management change?

No, both the Atlas Government Fund and the Atlas Intermediate Fund are guided by the same experienced, conservative managers.

In summary, I believe that this proposed reorganization will benefit shareholders by spreading operating expenses over a larger asset base and by virtue of the higher yields possible from the high-quality, longer-term bonds in the Atlas Government Fund's portfolio. Therefore, I recommend that you vote "FOR" the proposal on the enclosed Proxy.

Details of the proposal are contained in the accompanying Proxy Statement, which I urge you to read. Your prompt response will ensure that your shares are counted at the meeting, that a quorum is present at the meeting to conduct business and that the expense of additional solicitation of proxies from shareholders can be avoided. Your continued support is appreciated.

Sincerely,


/s/ Marian O. Sandler
(Mrs.) Marion O. Sandler
President and Chief Executive Officer
PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY

                               ATLAS ASSETS, INC.
                            (A MARYLAND CORPORATION)

                 1901 Harrison Street, Oakland, California 94612

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

                     ATLAS U.S. GOVERNMENT INTERMEDIATE FUND

                         TO BE HELD ON NOVEMBER 24, 1997


            Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the Atlas U.S. Government Intermediate Fund (the "Fund"), a separate series of Atlas Assets, Inc. (the "Company"), will be held at the World Savings Center, 1901 Harrison Street, Fourth Floor, Oakland, California on November 24, 1997 at 10:00 a.m. Pacific Time. This Meeting will be held for the following purposes:

            1. To approve an Agreement and Plan of Reorganization between the Fund and the Atlas U.S. Government and Mortgage Securities Fund (the "Government Fund"), another separate series of the Company, providing for the transfer of all of the assets of the Fund to the Government Fund in exchange for shares of the Government Fund and the distribution of the shares of the Government Fund to the shareholders of the Fund in liquidation of the Fund (the "Proposal"); and

            2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

            The Board of Directors has fixed the close of business on September 15, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting or any adjournments thereof.

            PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED WITH THE PROXY STATEMENT. YOUR PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT THAT YOU ATTEND THE MEETING.

                                    By Order of the Board of Directors



                                    Steven J. Gray, Secretary


September 22, 1997

--------------------------------------------------------------------------------

                                    IMPORTANT

            YOU MAY HELP AVOID THE EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                               ATLAS ASSETS, INC.

                 1901 HARRISON STREET, OAKLAND, CALIFORNIA 94612

                  ---------------------------------------------

                                 PROXY STATEMENT

                  ---------------------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                     ATLAS U.S. GOVERNMENT INTERMEDIATE FUND

                               September 22, 1997

                  ---------------------------------------------


            The enclosed Proxy is being solicited by the Board of Directors of Atlas Assets, Inc. (the "Company" or "Atlas Funds") for use at the Special Meeting of Shareholders (the "Meeting") of the Atlas U.S. Government Intermediate Fund (the "Fund"), a separate series of the Company to be held at the World Savings Center, 1901 Harrison Street, Fourth Floor, Oakland, California on November 24, 1997 at 10:00 a.m. Pacific Time or at any adjournment or adjournments thereof. Series of the Company other than the Fund are not being solicited by this Proxy Statement. This Proxy Statement and the accompanying form of Proxy are first being mailed to shareholders on or about September 29, 1997.

            The Meeting is called for the purpose of considering an Agreement and Plan of Reorganization (the "Agreement") between the Fund and the Atlas U.S. Government and Mortgage Securities Fund (the "Government Fund"), another series of the Company, providing for the transfer of all of the assets of the Fund to the Government Fund in exchange solely for shares of beneficial interest of the Government Fund (the "Government Fund Shares") at their net asset value with no sales charge, and the distribution, pursuant to the Agreement, of the Government Fund Shares to the shareholders of the Fund. Shareholders of the Fund will receive shares of the Government Fund of the same class and having the same value in the aggregate as their shares of the Fund.

            This Proxy Statement also serves as a Prospectus of the Government Fund under the Securities Act of 1933, as amended, for the issuance of the Government Fund Shares in exchange for the Fund's assets. The terms and conditions of these transactions are more fully described in this Proxy Statement and Prospectus and in the Agreement which is attached hereto as Appendix A. This Proxy Statement and Prospectus includes and incorporates by reference the enclosed Prospectus of the Atlas Funds dated April

30, 1997 (the "Atlas Funds Prospectus") which is enclosed as Appendix B.

            The Company is an open-end management investment company organized as a Maryland corporation consisting of 15 series. This Proxy Statement and Prospectus pertains only to the Fund and the Government Fund. The investment objective of the Government Fund is to seek a high level of current income consistent with prudent investment management and preservation of capital.

            This Proxy Statement and Prospectus sets forth concisely the information you should know before voting on the proposed reorganization. It should be read and retained for future reference.

            A Statement of Additional Information dated September 22, 1997 relating to this Proxy Statement and Prospectus and an Atlas Funds Statement of Additional Information dated April 30, 1997 relating to the Fund and the Government Fund are on file with the Securities and Exchange Commission and are incorporated by reference herein. They are respectively available, upon oral or written request, and at no charge, from the Company at 794 Davis Street, San Leandro, California 94577, telephone number 1-800-933-ATLAS.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Proxy Statement and Prospectus is September 22, 1997.

                                TABLE OF CONTENTS

                                                               PAGE



SUMMARY .....................................................    1
INFORMATION CONCERNING THE MEETING...........................    4
PROPOSAL TO APPROVE AGREEMENT AND PLAN OF REORGANIZATION.....    5
CAPITALIZATION ..............................................    8
TAX CONSIDERATIONS ..........................................    9
BUSINESS OF THE FUNDS .......................................   10

      General ...............................................   10
      Financial Highlights ..................................   10
      Investment Objectives and Policies ....................   10
      Directors and Officers ................................   10
      Investment Adviser ....................................   10
      Expenses ..............................................   10
      Purchase of Fund Shares ...............................   10
      Redemption of Fund Shares .............................   10
      Dividends, Distributions and Taxes ....................   10
      Transfer Agent, Dividend Agent and Custodian ..........   10

FINANCIAL STATEMENTS ........................................   11
EXPERTS .....................................................   11
LEGAL MATTERS ...............................................   11
AVAILABLE INFORMATION .......................................   11

APPENDICES

      A Form of Agreement and Plan of Reorganization by and between the Atlas U.S. Government and Mortgage Securities Fund and the Atlas U.S. Government Intermediate Fund

      B     Prospectus of the Atlas Funds dated April 30, 1997

                                     SUMMARY


            The following is a summary of certain information contained elsewhere in this Proxy Statement and Prospectus and is qualified by reference to the more complete information contained in the Proxy Statement and Prospectus and in the attached Appendices.

COMPARISON OF THE FUND
AND NATIONAL BOND FUND        The Fund and the Government Fund are both separate
                              series of the Company. The Fund began operations in October 1992 and, as of June 30, 1997, had net assets of approximately $5,675,484. The Government
                              Fund began operations in January 1990 and, as of June 30, 1997, had net assets of approximately
                              $213,263,059.

INVESTMENT OBJECTIVES
AND POLICIES                  Both Funds have a common investment objective of
                              seeking high current income consistent with prudent investment management and preservation of capital. The Funds also have similar investment strategies and policies, and utilize the same personnel to implement their investment programs.
                              Both Funds invest primarily in a diversified portfolio of intermediate and long-term U.S.
                              Government Securities, including mortgage-backed securities issued by the Government National
                              Mortgage Association, Federated National Mortgage
                              Association and Federal Home Loan Mortgage
                              Corporation. To minimize credit risk, each Fund adheres to a policy of investing 100% of its assets in securities that are backed by the U.S.
                              Government.

                              The principal difference between the policies of the Fund and the Government Fund is in the area of portfolio maturity. In order to reduce market risk, the Fund maintains a dollar weighted average portfolio maturity of between three and ten years. The Government Fund does not have any similar policy limiting the maturity of its investment portfolio. As of

                              June 30, 1997, the dollar weighted average maturity of the Fund's portfolio was 8.1 years. As of the same date, the dollar weighted average maturity of the Government Fund's portfolio was
                              24.3 years. However, the duration of the Fund's portfolio as of that date was 3.9% compared to 5.9% for the Government Fund. Duration takes into account call features and similar provisions which affect the period of time in which a position can actually be owned and is, therefore, looked at by investment professionals as a more accurate measure of a portfolio's risk than maturity. Based on duration, the expected volatility of the Government Fund's portfolio is somewhat higher than that of the Fund, but substantially less than would be expected by looking only at the relative maturities of the two portfolios. For example, a 1% movement in interest rates would generally be expected to result in approximately a 6% change in the value of a fund with a duration of 5.9 years and approximately a 4% change in the value of a fund with a duration of 3.9 years. Please see "Risk Factors" below.

OPERATIONAL MATTERS           As described in the Atlas Funds Prospectus, the
                              share purchase and redemption procedures, exchange privileges, dividend and distribution procedures, pricing options, special features, contractual arrangements and all other customer service/operational matters are the same for both
                              Funds.

OPERATING EXPENSES            Atlas Advisers, Inc. ("Advisers") provides
                              portfolio management and administrative services to both Funds. Each Fund has agreed to pay
                              Advisers a monthly fee at the annual rate of .55% of the first $500 million and .50% of the amount in excess of $500 million of the value of the average daily net assets of the Fund as compensation for such services. Atlas Securities, Inc. ("Securities") is the distributor of each Fund's shares. Under the Class A Shares distribution plan, Securities may receive reimbursement up to a maximum annual rate of .25% of each Fund's average daily net assets for distribution related costs incurred relative to Class A shares. Under the Class B Shares distribution plan, each

                              Fund has agreed to pay Securities a distribution fee of up to a maximum annual rate of .75% of each Fund's average daily net assets for distribution related services provided relative to Class B shares. Both Funds incur additional expenses in connection with their operation, including legal, accounting, transfer agent and custodial fees.

                              The Fund's ratio of expenses to average net assets for its Class A shares was 0.69% and 0.59% after waivers for 1995 and 1996, respectively. For fiscal years 1995 and 1996, the ratio of expenses to average net assets after waivers for the Fund's Class B shares was 1.21% and 1.29%, respectively. For all four years of the Fund's existence, including 1995 and 1996, Advisers and Securities provided significant fee reduction and expense reimbursement to the Fund to enable it to operate at the above expense levels. However, effective January 1, 1997, Advisers and Securities have notified the Board of Directors that they intended to stop subsidizing the Fund's operations. The Government Fund's ratio of expenses to average net assets annualized for its Class A shares was 1.02% and 1.03%, respectively, for 1995 and 1996, and 1.53% and 1.53%, respectively, for its Class B shares. During those years, Advisers and Securities did subsidize the Government Fund's operations; however, due to its larger asset size, the level of subsidization was much less than it was for the Fund. Given the Government Fund's current size, it is expected that it will be able to cover its own operating expenses without any need for Advisers or Securities to subsidize its operations, while providing shareholders with a competitive return.

                              The breakdown of the Annual Operating Expenses for the Fund and the Government Fund after waivers, as set forth in the current Atlas Funds Prospectus is as follows:


                                                    Class A                Class B
                                           ------------------------  -----------------------
                                                        Government               Government
                                           Fund            Fund       Fund          Fund
                                           ------------------------  -----------------------
Management fees .......................    0.15%           0.55%      0.15%         0.55%
12b-1 distribution fees ...............    0.00%           0.25%      0.70%         0.75%
Other expenses.........................    0.44%           0.23%      0.44%         0.23%
Total annual operating expenses(1).....    0.59%           1.03%      1.29%         1.53%
Example of Fund Expenses:(2)
  Redeemed end of year 1...............    $ 36            $ 40       $ 43          $ 46
  Redeemed end of year 3...............    $ 48            $ 62       $ 61          $ 68
  Redeemed end of year 5...............    $ 62            $ 85       $ 81          $ 93
  Redeemed end of year 10..............    $102            $152       $110          $135
No redemptions end of year 1...........    $ 36            $ 40       $ 13          $ 16
No redemptions end of year 3...........    $ 48            $ 62       $ 41          $ 48
No redemptions end of year 5...........    $ 62            $ 85       $ 71          $ 83
No redemptions end of year 10..........    $102            $152       $110          $135

                              (1) Combined pro forma fees have not been provided
                                  because it is anticipated that such fees will not be different from the fee information set forth with respect to the Government Fund.

                              (2) The above examples are based on a hypothetical
                                  $1,000 investment, and assume that the annual operating expenses remain constant, that each Fund earns a 5% annual rate of return, and that the maximum sales charge was paid on Class A shares. After 5 full years, Class B shares automatically convert to Class A shares.

                              Advisers and Securities have notified the Board that they are unable to continue to subsidize the Fund's expenses in the future. Without such fee reductions and expense absorption, the ratio of expenses to average net assets (annualized) in 1995 and 1996 would have been as follows:

                                   CLASS A                       CLASS B
                              1996        1995              1996        1995
                              ----------------              ----------------
      Fund                    1.24%       1.32%             3.25%       3.25%

      Government Fund         1.03%       1.04%             1.82%       2.27%


REORGANIZATION

EFFECT OF THE                 Pursuant to the terms of the Agreement, the
REORGANIZATION                proposed reorganization will consist of the
                              transfer of all of the assets of the Fund and the assumption by the Government Fund of all liabilities of the Fund, in exchange solely for shares of beneficial interest of the Government
                              Fund having an aggregate value equal to the value of the net assets transferred by the Fund, and the distribution pursuant to the Agreement, of the Government Fund Shares to the shareholders of the Fund in liquidation of the Fund as provided in the Agreement. (These transactions are referred to hereinafter as the "Reorganization.")

                              If approved by the Fund's shareholders, the Reorganization will become effective on or shortly after the date such approval is obtained (the "Closing Date"), which is currently anticipated to occur on or about November 24, 1997. The assets of the Fund and the shares of the Government Fund will be valued at the close of business on the last business day prior to the Closing Date (the "Valuation Date").

TAX CONSIDERATIONS            The consummation of the Reorganization is subject
                              to the receipt of an opinion of counsel, in form, scope and substance satisfactory to the Fund and the Government Fund, to the effect that the Reorganization will be treated as a tax-free reorganization for federal income tax purposes.
                              Investors should review the discussion under "Tax
                              Considerations" below for a better understanding of the specific points to be addressed in counsel's opinion. Investors who redeem shares of the Fund or exchange their shares for shares of another Atlas Fund, instead of participating in the Reorganization, and who are not exempt from federal income tax, will be required to recognize any realized gain (or loss) on the redemption or exchange, as more fully described in the accompanying Atlas Funds
                              Prospectus.

THE MEETING

TIME, PLACE AND DATE          The meeting will be held on November 24, 1997 at
                              10:00 a.m. Pacific Time, at the World Savings
                              Center, 1901 Harrison Street, Oakland, California
                              94612.

RECORD DATE                   September 15, 1997

VOTE REQUIRED                 Approval of the Reorganization requires the
FOR APPROVAL                  affirmative vote of a majority of the Fund's
                              shares of beneficial interest outstanding and entitled to vote as a whole without reference to share class.

RISK FACTORS                  Because the Government Fund has maintained in the
                              past, and would be expected to continue to maintain, a portfolio with a greater weighted average maturity and somewhat higher duration than that maintained by the Fund, shareholders of the Fund could be exposed to increased market risk as a result of the Reorganization. However, shareholders may also be expected to enjoy higher yields after the Reorganization. For more detailed historical information on the performance and portfolio maturities and credit quality of the Funds, shareholders are directed to the Annual
                              Report to Shareholders as of December 31, 1996 and the Semi-Annual Report to Shareholders as of June
                              30, 1997 which have been previously distributed.
                              Additional copies of such reports are available from the Company without charge upon request.

                       INFORMATION CONCERNING THE MEETING


SOLICITATION, REVOCATION AND USE OF PROXIES

            A shareholder executing a proxy has the power to revoke it at any time before it is exercised by filing with the Fund a written notice of revocation or returning a duly executed proxy bearing a later date prior to the time of the Meeting. Any shareholder who has executed a proxy but is present at the Meeting and who wishes to vote in person may revoke his proxy by notifying the Secretary of the Company at any time before it is voted.

            All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted "FOR" the approval of the Agreement.

            It is not anticipated that any matters other than the approval of the Agreement will be brought before the Meeting. If, however, any other business is properly brought before the Meeting, proxies will be voted in accordance with the best judgment of the persons designated on such proxies.

RECORD DATE AND OUTSTANDING SHARES

            Only Fund shareholders of record at the close of business on September 15, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting and any postponement or adjournment thereof. At the close of business on June 30, 1997, there were 591,619 shares of the Fund issued and outstanding (the "Fund Shares"). As of that date, there were 21,138,527 shares of the Government Fund issued and outstanding.

SECURITY OWNERSHIP OF THE FUND AND GOVERNMENT FUND

            To the Fund's knowledge, as of August 31, 1997, no shareholder owned beneficially 5% or more of the outstanding shares of the Fund. As of that date, the Directors and officers of the Fund owned as a group less than 1% of the outstanding shares of the Fund.

            As of August 31, 1997, to the knowledge of the Government Fund, no shareholder owned beneficially 5% or more of the outstanding shares of the Government Fund. The Directors and officers of the Company owned beneficially as a group less than 1% of the outstanding shares of the Government Fund.

            Golden West Financial Corporation, the parent corporation of Advisers and Securities, is the sole shareholder that beneficially owns in excess of 5% of any outstanding class of shares of the other series of the Company. In each instance, such ownership will not significantly impact shareholder voting on matters affecting the Government Fund.

VOTING RIGHTS, QUORUM AND REQUIRED VOTE

            Each Fund share is entitled to one vote. A majority of the shares entitle to vote at the Meeting constitutes a quorum to conduct business at the Meeting. In the event a quorum is not present at the Meeting or in the event that a quorum is present but sufficient votes to approve the Agreement are not received, the persons named as proxies may propose one or more adjournments of such Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Proposal in favor of such an adjournment, and will vote those proxies required to be voted AGAINST the proposal against any such adjournment. Approval of the Agreement requires the affirmative vote of a majority of the outstanding shares of the Fund as a whole without reference to share class, as defined under the 1940 Act, as amended, which means the lesser of (a) 67% or more of the voting securities of the Fund present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy thereat, or (b) more than 50% of the outstanding voting securities of the Fund. No approval is required by shareholders of the Government Fund.

RIGHTS OF DISSENTING SHAREHOLDERS

            The rights of shareholders of the Fund are governed by Maryland law, the provisions of the Company's Articles of Incorporation and By-Laws, and by Rule 22c-1 under the 1940 Act.

            Rule 22c-1 under the 1940 Act provides that no open-end investment company may redeem its shares other than at the net asset value next computed after receipt of a tender of such security for redemption. Therefore, any shareholder who does not wish to receive Government Fund Shares as part of the exchange of the assets of the Fund for Government Fund Shares, may redeem his or her shares at the net asset value next computed after receipt of a proper redemption request by the Fund at any time prior to the Closing Date. In addition, as described in the Atlas Funds Prospectus, shareholders of the Fund have the ability to exchange their shares in the Fund for shares of another Atlas Fund at their relative net asset values at any time prior to the Closing Date. Neither the Articles of Incorporation nor the By-Laws provide for any special treatment for dissenting shareholders who wish not to participate in a merger, consolidation or reorganization.

            PROPOSAL TO APPROVE AGREEMENT AND PLAN OF REORGANIZATION


GENERAL

            The shareholders of the Fund are being asked to approve the Agreement between the Fund and the Government Fund. A copy of the Agreement is attached hereto as Appendix A. Detailed information with respect to the Government Fund is set forth in the Atlas Funds Prospectus, which is attached hereto as Appendix B. The Reorganization will involve the Fund's exchange of substantially all of its assets for Government Fund Shares, followed by the Fund's distribution of the Government Fund Shares to the Fund's shareholders in liquidation of the Fund. The number of Government Fund Shares to be issued in the Reorganization will be calculated on the basis of the fair value of the assets of the Fund to be acquired, net of liabilities to be assumed, by the Government Fund immediately prior to the transfer of assets, as more fully described under "Description of Agreement."

            Pursuant to the Agreement, the Fund will liquidate and distribute the Government Fund Shares received as described above pro rata to its shareholders of record ("Fund Shareholders"), determined as of the close of business on the New York Stock Exchange on the last day such Exchange is open for unrestricted trading immediately preceding the effective date of the Reorganization. The result of the Reorganization will be that the Government Fund will add to its investment portfolio substantially all of the assets of the Fund, and the Fund Shareholders who do not redeem their shares will become shareholders of the Government Fund with Government Fund Shares having the same aggregate net asset value as the Fund Shares owned on the day of the Reorganization. If any of the assets acquired from the Fund are not consistent with the investment objectives and restrictions of the Government Fund, such assets will be sold by the Government Fund and the Government Fund will incur brokerage commissions, and may recognize capital gains or losses, in executing such transactions.

            The Agreement and the transactions provided for therein were considered and approved by the Board of Directors of the Company at a meeting held on August 15, 1997. In the event that the Reorganization is not consummated, the Fund will continue to engage in business as a management investment company, and the Board will reconsider what further action should be taken, including the possible liquidation of the Fund. See "Business of the Funds" below.

REASONS FOR THE PROPOSED REORGANIZATION

            The Board of Directors of the Company believes that the proposed Reorganization will be advantageous to shareholders of the Fund. The Fund incurs substantial overhead costs for accounting services, legal services, printing, insurance, custodial, transfer agency, advisory and administrative services. At its current asset size, the Fund is too small to operate in a cost efficient manner and Advisers has been voluntarily subsidizing the Fund's operations by reducing its management fees and absorbing some of the Fund's other expenses in order that the Fund might be able to provide a competitive yield to shareholders. In addition, Securities has been voluntarily reducing its distribution fees. Advisers and Securities do not foresee any significant increases in the Fund's asset size in the near future, and have informed the Board that they are unwilling to continue subsidizing the Fund's operations in the future. Although the Government Fund incurs similar expenses, as a larger fund it can spread these expenses over a substantially larger asset and income base. Because the investment objectives, current portfolios, and policies of the Fund and the Government Fund are so similar, Fund Shareholders should be able to continue to meet their primary investment goals of high current income consistent with prudent investment management and capital preservation as shareholders of the Government Fund.

            The only other alternative to the Reorganization considered by the Board of Directors to be practical would be a taxable liquidation of the Fund, which the Directors have determined would not be preferable to the tax-free Reorganization with the Government Fund. In considering the proposed Reorganization, the Board specifically determined, as required by the Investment Company Act, that the Reorganization is in the best interests of the Fund and its shareholders and that the interests of the Fund's shareholders will not be diluted as a result of effecting the Reorganization.


      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED REORGANIZATION.


DESCRIPTION OF AGREEMENT

            The following explanation of the Agreement is a summary, does not purport to be complete, and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Agreement. A copy of the Agreement is annexed hereto as Appendix A of this Proxy Statement and Prospectus and should be read in its entirety.

            METHOD OF CARRYING OUT REORGANIZATION. If shareholders holding a majority of the outstanding shares of the Fund approve the Agreement, the Reorganization will be effected on the Closing Date, which has been set for a date on or about December 6, 1997; however, in no event will the Closing Date be later than ten business days after shareholder approval is obtained (the "Effective Date").

            On the Effective Date, the Fund will transfer all of its assets in exchange for Government Fund Shares having an aggregate net asset value equal to the aggregate value of the transferred assets (less liabilities assumed) as of the close of business on the business day next preceding the Closing Date (the "Valuation Date"). The value of the Fund's assets and the net asset value of a Government Fund Share will be determined in accordance with the valuation procedures set forth in the Agreement and the Atlas Funds Prospectus. The Government Fund Shares will be distributed pro rata to the Fund Shareholders.

            SURRENDER OF CERTIFICATES. Shareholders of the Fund whose shares are represented by one or more share certificates should, prior to the Effective Date, either surrender such certificates to the Fund or deliver to the Fund an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the Fund may require (collectively an "Affidavit"). On the Effective Date, all certificates which have not been so surrendered will be deemed to be converted into Government Fund Shares and will no longer evidence ownership of the Fund's Shares. Government Fund Shares attributable to the conversion of the Fund shares represented by unsurrendered certificates (for which no Affidavit has been delivered) will be held by NFDS in trust for the former holders of such shares. Such shareholders may not redeem Government Fund Shares represented by Fund certificates received in the Reorganization until they have surrendered their certificates or delivered an Affidavit relating thereto. Until such certificates are surrendered or an Affidavit relating thereto has been delivered, dividends and other distributions payable on Government Fund Shares held in trust by NFDS will be paid to NFDS for the benefit of such shareholders. After a former shareholder surrenders his or her certificates or delivers an Affidavit, the Government Fund Shares, dividends and distributions held by NFDS for his or her benefit will be transferred to an account in the name of such shareholder.

            EXPENSES OF THE REORGANIZATION. The Government Fund will pay all expenses of the Reorganization.



                                 CAPITALIZATION


            The following table sets forth the respective capitalization of the Government Fund and the Fund as of June 30, 1997, and the pro forma combined capitalization of both as if the Reorganization had occurred on that date. The table reflects a opro forma exchange ratio of approximately .95 Government Fund Shares being issued for each Fund share. If the Reorganization is consummated, the actual exchange ratio on the Effective Date may vary from the ratio indicted as a result of, among other matters, changes in the market value of the portfolio securities of both the Government Fund and the Fund between June 30, 1997 and the Valuation Date and changes in the amount of net investment income of the Government Fund and the Fund earned during that period less distributions made. The pooling method will be utilized to account for the Reorganization.


                                  June 30, 1997

==========================================================================================================
                                                                                        PRO FORMA
                            GOVERNMENT FUND                    FUND                      COMBINED
                     -------------------------------------------------------------------------------------
                       CLASS A          Class B       Class A       Class B        Class A       Class B
==========================================================================================================
Net Assets           $207,017,166     $6,245,893    $5,322,433(1)  $353,041(1)  $212,339,609    $6,598,934
----------------------------------------------------------------------------------------------------------
Net Asset Value
Per Share            $      10.09     $    10.09    $     9.59(1)  $   9.59(1)  $      10.09    $    10.09
----------------------------------------------------------------------------------------------------------
Shares                 20,519,481        619,046        554,819       36,800     21,046,978(2)  654,035(2)
Outstanding
----------------------------------------------------------------------------------------------------------
Shares Authorized              50,000,000                    25,000,000                   50,000,000
==========================================================================================================

(1) Net Assets and Net Asset Value Per Share of the Fund represent the aggregate and per share value of the Fund's net assets which would have been transferred to the Government Fund if the Reorganization had been consummated on June 30, 1997.

(2) If the Reorganization had taken place on June 30, 1997, the Fund would have received 527,497 Class A and 34,989 Class B Government Fund Shares, which would be available for distribution to its shareholders. No assurances can be given as to how many Government Fund Shares the Fund will receive on the Effective Date. The foregoing is merely an example of what the Fund would have received and distributed had the Reorganization been consummated on June 30, 1997, and should not be relied upon to reflect the amount which actually will be received on or after the Effective Date.



                               TAX CONSIDERATIONS


            The consummation of the Reorganization is subject to the receipt of a favorable opinion of Paul, Hastings, Janofsky & Walker LLP in form, scope and substance satisfactory to the Company to the effect that:

            (i) The acquisition by the Government Fund of substantially all of the assets of the Fund solely in exchange for Government Fund Shares, followed by the distribution by the Fund, in liquidation of the Fund, of Government Fund Shares to the shareholders of the Fund in exchange for their Fund Shares will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and the Fund and the Government Fund will each be "a party to a reorganization" within the meaning of
Section 368(b) of the Code;

            (ii) No gain or loss will be recognized to the Fund upon the transfer of substantially all of its assets to the Government Fund solely in exchange for the Government Fund Shares;

            (iii) No gain or loss will be recognized to the Government Fund upon the receipt of the assets of the Fund solely in exchange for Government Fund Shares;

            (iv) The basis of the assets of the Fund acquired by the Government Fund will be, in each instance, the same as the basis of those assets in the hands of the Fund immediately prior to the transfer;

            (v) The holding period of the assets of the Fund in the hands of the Government Fund will include the period during which those assets were held by the Fund;

            (vi) No gain or loss will be recognized by the shareholders of the Fund upon the exchange of all of their Fund Shares solely for Government Fund Shares as part of the transaction;

            (vii) The basis of the Government Fund Shares to be received by the Fund's shareholders will be the same as the basis of the Fund Shares surrendered in exchange therefor; and

            (viii) The holding period of the Government Fund Shares to be received by the Fund's shareholders will include the period during which the Fund Shares surrendered in exchange therefor were held, provided the Fund Shares constituted capital assets in their hands on the date of the exchange.


                              BUSINESS OF THE FUNDS


GENERAL

For a general description of the Funds see "How are the Funds administered?" in the Atlas Funds Prospectus. With regard to each of the items described under this section, except as described above, there are no differences between the business of the Fund and that of the Government Fund.

FINANCIAL HIGHLIGHTS

See "Financial Highlights" in the Atlas Funds Prospectus.

INVESTMENT OBJECTIVES AND POLICIES

For a discussion of the Funds' investment objectives and policies, see "What are the Funds' investment objectives?" and "What are the Funds' investment policies?" in the Atlas Funds Prospectus.

DIRECTORS AND OFFICERS

For a discussion of the responsibilities of the Atlas Funds Board of Directors, see "How are the Funds administered?" in the Atlas Funds Prospectus.

INVESTMENT ADVISER

For a description of the Funds' Adviser, see "How are the Funds administered?" in the Atlas Funds Prospectus.

EXPENSES

For a description of the Funds' expenses, see "What are the Funds' fees and expenses?" in the Atlas Funds Prospectus.

PURCHASE OF FUND SHARES

For a description of how shares of the Atlas Funds may be purchased, see "How can I invest?" in the Atlas Funds Prospectus.

REDEMPTION OF FUND SHARES

For a description of how shares of the Atlas Funds may be redeemed, see "How can I redeem shares?" in the Atlas Funds Prospectus.

DIVIDENDS, DISTRIBUTIONS AND TAXES

For a discussion of the Funds' policy with respect to dividends, distributions and taxes, see "What dividends and distributions can I receive?" and "How can taxes affect my investment?" in the Atlas Funds Prospectus.

TRANSFER AGENT, DIVIDEND AGENT AND CUSTODIAN

For information regarding the Fund's transfer agent, dividend agent and custodian bank, see "How are the Funds administered?" and the back cover page of the Atlas Funds Prospectus.



                              FINANCIAL STATEMENTS


            The audited financial statements of the Atlas Funds for the year ended December 31, 1996, set forth in the Company's Annual Report to Shareholders, and the unaudited financial statements of the Funds for the six months ended June 30, 1997, set forth in the Company's Semi-Annual Report to Shareholders are incorporated herein by reference.


                                     EXPERTS


            The financial statements included in the Company's 1996 Annual Report to Shareholders incorporated by reference in this combined proxy and prospectus and elsewhere in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in such Annual Report, and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS


            Certain legal matters in connection with the issuance of the Government Fund Shares will be passed upon for the Company by Paul, Hastings, Janofsky & Walker LLP.


                              AVAILABLE INFORMATION


The Company is subject to the informational requirements of the Investment Company Act of 1940, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with respect to the Fund and the Government Fund can be inspected and copied at the public reference facilities of the Commission at Room 1024, Mail Stop 1-2, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices: Chicago (Room 1400, Midwest Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661); and New York (Room 1300,

Northwest Regional Office, 7 World Trade Center, New York, New York 10048). Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                                                    Appendix A


                      AGREEMENT AND PLAN OF REORGANIZATION


THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this
    day of           , 1997 by and between the Atlas U.S. Government and
Mortgage Securities Fund (the "Government Fund") and the Atlas U.S. Government Intermediate Fund (the "Government Intermediate Fund"), each a separate series of Atlas Assets, Inc. (the "Company"), a Maryland corporation.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization will consist of the transfer of substantially all of the assets of the Government Intermediate Fund and the assumption by the Government Fund of liabilities of the Government Intermediate Fund in exchange solely for shares of beneficial interest of the Government Fund (the "Government Fund Shares") and the distribution, after the Closing Date hereinafter referred to, of the Government Fund Shares to the Shareholders of the Government Intermediate Fund in liquidation of the Government Intermediate Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.       REORGANIZATION

         1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Government Intermediate Fund agrees to transfer its assets as set forth in paragraph 1.2, and its liabilities as set forth in paragraph 1.3 shall be assigned and transferred to the Government Fund and the Company agrees to deliver to the Government Intermediate Fund in exchange therefor the number of Government Fund Shares, determined by dividing the value of the Government Intermediate Fund's assets, computed in the manner and as of the time and date set forth in paragraph 2.1, net of liabilities transferred to the Government Fund pursuant to paragraph 1.3, by the net asset value of one Government Fund Share computed in the manner and as of the time and date set forth in paragraph 2.2. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

         1.2 (a) The assets of the Government Intermediate Fund to be acquired by the Government Fund shall consist of all cash, securities and due bills for dividends, interest, or other receivables or rights to receive any of the foregoing, any other property or money, unamortized organization expenses, receivables for shares sold, any other property of any kind and all other assets having a value to the Government Fund following the Closing, which are owned by and reflected on the books of the Government Intermediate Fund on the closing date provided in paragraph 3.1 (the "Closing Date").

                  (b) The Government Intermediate Fund has provided the Government Fund with a list of the current securities holdings of the Government Intermediate Fund as of the date of execution of this Agreement. The Government Intermediate Fund reserves the right to sell any of these securities in the ordinary course of business.

         1.3 The Government Fund shall assume and be responsible and liable for only those liabilities or obligations of the Government Intermediate Fund that
(i) have arisen in the ordinary course of the Government Intermediate Fund's business, (ii) have been previously reserved for on the books of account of the Government Intermediate Fund, and (iii) relate to the period prior to the Closing Date. The Government Intermediate Fund will attempt to discharge all of the Government Intermediate Fund's known liabilities and obligations for which invoices or other documentation have been rendered by vendors or service providers prior to the Closing Date. Except as otherwise expressly provided in this paragraph 1.3, the Government Fund does not assume, nor does it agree to be responsible for, any liabilities not known and reflected on the books of the Government Intermediate Fund on the Valuation Date (as defined in paragraph 2.1).

         1.4 As soon after the Closing Date as is conveniently practicable (the "Liquidation Date"), the Government Intermediate Fund will be liquidated and will distribute pro rata to its Shareholders of record (the "Intermediate Fund Shareholders"), determined as of the close of business on the New York Stock Exchange on the last day such Exchange is open for unrestricted trading immediately preceding the Closing Date, the Government Fund Shares received by the Government Intermediate Fund pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the Government Fund Shares then credited to the account of the Government Intermediate Fund on the books of the Government Fund, to open accounts on the share records of the Government Fund in the names of the Government Intermediate Fund Shareholders and representing the respective pro rata number of Government Fund Shares due such Government Intermediate Fund Shareholders and by such other action as may be deemed appropriate to complete the liquidation as determined by applicable law.

         1.5 The Government Intermediate Fund Shareholders holding share certificates representing their ownership of shares of the Intermediate Fund ("Intermediate Fund Shares") shall be requested to surrender such certificates or deliver an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the Government Intermediate Fund may require (collectively, an "Affidavit"), to the Government Intermediate Fund prior to the Closing Date. Any Government Intermediate Fund certificate which remains outstanding on the Closing Date shall be deemed to be converted into Government Fund Shares and shall no longer evidence ownership of the Government Intermediate Fund Shares. The Government Fund Shares issued upon conversion of the Government Intermediate Fund Shares evidenced by an outstanding certificate (as to which no Affidavit has been delivered) shall be held by National Financial Data Services ("NFDS") in trust for the benefit of the former holders of such Government Intermediate Fund Shares. Unless and until any such certificate(s) shall be so surrendered or an Affidavit relating thereto shall be delivered, dividends and other distributions payable by the Government Fund subsequent to the Liquidation Date with respect to the Government Fund Shares held by NFDS shall not be paid to the holder of such certificate(s), but shall be paid to NFDS for the benefit of such holder. After such Shareholder surrenders such certificate(s) or delivers such Affidavit to NFDS, NFDS shall transfer any Government Fund Shares and any such dividends and distributions held for the benefit of such Shareholder to an account in the name of such Shareholder, who shall then be treated for all purposes as the owner of such transferred Government Fund Shares, dividends and distributions.

         1.6 Any transfer taxes payable upon issuance of Government Fund Shares in a name other than the registered holder of the corresponding Government Intermediate Fund Shares on the books of the Government Intermediate Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Government Fund Shares are to be issued and transferred.

         1.7 The existence of the Government Intermediate Fund shall be terminated promptly following the Closing Date in accordance with the provisions of Article V, Section (e)(4) of the Articles of Incorporation of the Company.

2.       VALUATION

         2.1 The value of the Government Intermediate Fund's assets to be acquired by the Government Fund hereunder shall be the fair value of such assets computed as of the close of business on the New York Stock Exchange on the business day next preceding the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Company's then current Prospectus or Statement of Additional Information.

         2.2 The net asset value of each Government Fund Share shall be the net asset value per share computed as of the close of business on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the Company's then current Prospectus or Statement of Additional Information.

         2.3 The number of Government Fund Shares to be issued (including fractional shares, if any) in exchange for the

Government Intermediate Fund's assets shall be determined by dividing the value of such assets determined in accordance with paragraph 2.1, less the liabilities transferred to the Government Fund in accordance with paragraph 1.3, by the net asset value of a Government Fund Share determined in accordance with paragraph 2.2.

3.       CLOSING AND CLOSING DATE

         3.1 The Closing Date shall be as soon as practicable after approval by the Government Intermediate Fund Shareholders of the transactions contemplated by this Agreement; however, in no event will the Closing Date be later than ten
(10) days after such Shareholder approval has been obtained. The Closing shall be held at 794 Davis Street, San Leandro, California 94577, in the offices of the Company or at such other place as the parties may agree.

         3.2 The Government Intermediate Fund's portfolio securities shall be available for inspection by the Government Fund, its custodian bank or such other agent of the Company as the Company shall designate, at the offices of the Company's custodian, Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, no later than five business days preceding the Valuation Date. Such Government Intermediate Fund portfolio securities and cash shall be delivered by the Government Intermediate Fund to IBT, as custodian for the Government Fund for the account of the Government Fund on the Closing Date, duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all applicable state stock transfer stamps or a check for the appropriate purchase price thereof, or, in lieu thereof, a due bill for such Government Intermediate Fund securities and cash shall be delivered by the Government Intermediate Fund to IBT for the account of the Government Fund. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of "Investors Bank & Trust Company, Custodian for the Atlas U.S. Government and Mortgage Securities Fund."

         3.3 In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or
(b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Government Fund or the Government Intermediate Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

         3.4 The Government Intermediate Fund shall deliver at the Closing a list containing the name, address, federal tax identification numbers and backup withholding and nonresident alien status of each Government Intermediate Fund Shareholder and the number and percentage ownership of outstanding shares of the

Government Intermediate Fund Shares owned by each Shareholder, all as of the close of business on the Valuation Date. The Government Fund shall issue and deliver a confirmation evidencing the Government Fund Shares to be credited on the Closing Date, or provide evidence satisfactory to the Government Intermediate Fund that such Government Fund Shares have been credited to the Government Intermediate Fund's account on the books of the Government Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party may reasonably request.

4.       REPRESENTATIONS AND WARRANTIES

         4.1 The Government Intermediate Fund represents and warrants to the Government Fund as follows:

                  (a) At the Closing Date, the Government Intermediate Fund will have good and marketable title to its assets;

                  (b) The Government Intermediate Fund is not, and the execution, delivery and performance of this Agreement will not result, in the violation of any agreement, indenture, instrument, contract, lease or other undertaking to which the Government Intermediate Fund is a party or by which it is bound;

                  (c) All material contracts or other commitments (other than this Agreement) to which the Government Intermediate Fund is a party will be terminated without liability to the Government Intermediate Fund or the Government Fund prior to or as of the Closing Date;

                  (d) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Government Intermediate Fund or any of its properties or assets. The Government Intermediate Fund knows of no facts which might form the basis for the institution of such proceedings, and the Government Intermediate Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

                  (e) The statements of assets and liabilities, the statement of operations, and the statements of changes in net assets of the Government Intermediate Fund at December 31, 1992, 1993, 1994, 1995 and 1996 have been audited by Deloitte & Touche LLP, independent auditors, and prepared in accordance with generally accepted accounting principles consistently applied, and such statements fairly reflect the financial condition, results of operations, and changes in net assets of the Government Intermediate Fund as of and for the periods ended on such dates, and there are no liabilities of the Fund as of the dates of such financial statements, other than liabilities disclosed or provided for in the foregoing statements;

                  (f) The unaudited statement of assets and liabilities, the unaudited statement of operations, and the unaudited statement of changes in net assets of the Government Intermediate Fund at June 30, 1997 have been prepared in accordance with generally accepted accounting principles consistently applied, and such statements fairly reflect the financial condition, results of operations, and changes in net assets of the Government Intermediate Fund as of and for the period ended on such date, and there are no liabilities of the Government Intermediate Fund as of the date of such financial statements, other than liabilities disclosed or provided for in the foregoing statements;

                  (g) Since June 30, 1997, there has been no material change in the Government Intermediate Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business;

                  (h) At the date hereof and at the Closing Date, all federal, state and other tax returns and reports of the Government Intermediate Fund required by law to have been filed by such dates, including returns for any penalties required to be self assessed on IRS Form 8210 for each year, shall have been filed, and all federal, state and other taxes, interest and penalties shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Government Intermediate Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns;

                  (i) At the date hereof and on the Closing Date, the Government Intermediate Fund has complied and will have complied with the information reporting requirements of Sections 6042 and 6045 of the Code and the withholding requirements of Sections 3406, 1441 and 1442 of the Code since its inception or has paid or will have paid by the Closing Date any applicable taxes, interest and penalties that have been or may be assessed for the failure to comply with such requirement;

                  (j) The Government Intermediate Fund has met the requirements of Subchapter M of the Code, and has elected to be treated as a regulated investment company, for the fiscal periods or years ended December 31, 1992, 1993, 1994, 1995 and 1996 (its only taxable years) and will qualify as such on the Closing Date;

                  (k) All issued and outstanding Government Intermediate Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding shares of the Government Intermediate Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the list of Shareholders submitted to the Company pursuant to paragraph 3.4. The Government Intermediate

Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Government Intermediate Fund Shares, nor is there outstanding any security convertible into any Government Intermediate Fund Shares;

                  (l) At the Closing Date, the Government Intermediate Fund will have good and marketable title to its assets to be transferred to the Government Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer and deliver such assets hereunder, and upon delivery and payment for such assets, the Government Fund will acquire good and marketable title thereto, free and clear of restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933 (the "1933 Act");

                  (m) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary actions on the part of the Company's Board of Directors and the Government Intermediate Fund Shareholders, and this Agreement constitutes a valid and binding obligation of the Government Intermediate Fund enforceable in accordance with its terms, subject to the approval by the Government Intermediate Fund Shareholders.

         4.2 The Government Fund represents and warrants to the Government Intermediate Fund as follows:

                  (a) At the Closing Date, the Government Fund will have good and marketable title to its assets;

                  (b) The Government Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any agreement, indenture, instrument, contract, lease or other undertaking to which the Government Fund is a party or by which it is bound;

                  (c) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the Government Fund or any of its properties or assets. The Company knows of no facts which might form the basis for the institution of such proceedings and the Company is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

                  (d) The statements of assets and liabilities, the statement of operations and the statements of changes in net assets at December 31, 1990, 1991, 1992, 1993, 1994, 1995 and 1996 audited by Deloitte & Touche LLP fairly and accurately reflect the financial condition of the Government Fund as of such dates and the results of its operations for the periods then ended in accordance with generally accepted accounting principles consistently applied;

                  (e) The unaudited statement of assets and liabilities, the unaudited statement of operations and the unaudited statement of changes in net assets at June 30, 1997 fairly and accurately reflect the financial condition of the Government Fund as of such dates and the results of its operations for the periods then ended and have been prepared in accordance with generally accepted accounting principles consistently applied;


                  (f) Since June 30, 1997, there has not been any material adverse change in the Government Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business. For the purposes of this subparagraph (f), a decline in net value per share of the Government Fund Shares shall not constitute a material adverse change;

                  (g) By the Closing Date, all federal, state and other tax returns and reports of the Government Fund required by law then to be filed shall have been filed, and all federal, state and other taxes shown due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;

                  (h) The Government Fund has met the requirements of Subchapter M of the Code, and has elected to be treated as a regulated investment company, for each fiscal year of its operation and will qualify as such as of the Closing Date;

                  (i) All issued and outstanding Government Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. The Government Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Government Fund Shares, nor is there outstanding any security convertible into any Government Fund Shares;

                  (j) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Company's Board of Directors and this Agreement constitutes a valid and binding obligation of the Government Fund enforceable in accordance with its terms;

                  (k) The Government Fund Shares to be issued and delivered to the Government Intermediate Fund pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Government Fund Shares, and will be fully paid and non-assessable.

5.       COVENANTS OF THE PARTIES

         5.1 The Government Fund and the Government Intermediate Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions.

         5.2 The Government Intermediate Fund will, as soon as possible, call a meeting of the Shareholders of the Government Intermediate Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

         5.3 The Government Intermediate Fund covenants that the Government Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

         5.4 Subject to the provisions of this Agreement, the Government Fund and the Government Intermediate Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         5.5 As promptly as practicable after the Closing Date, the Government Intermediate Fund shall furnish the Government Fund a statement of the earnings and profits and capital loss carryovers of the Government Intermediate Fund for federal income tax purposes which will be carried over to the Government Fund in accordance with and subject to the limitations of Sections 381 and 383 of the Code, and which will be certified by the Government Intermediate Fund's Treasurer.

         5.6 The Company will, as soon as possible, prepare a Prospectus (the "Prospectus") which will include a Proxy Statement (the "Proxy Statement"), all to be included in a Registration Statement on Form N-14 of the Company (the "Registration Statement")to be filed in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Investment Company Act of 1940 in connection with the special meeting of the Government Intermediate Fund Shareholders to consider approval of this Agreement.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE GOVERNMENT
INTERMEDIATE FUND

The obligations of the Government Intermediate Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Government Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and in addition thereto, the following further conditions:

         6.1 All representations and warranties of the Government Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

         6.2 The Government Fund has performed all applicable covenants contained in this Agreement.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE GOVERNMENT FUND

The obligations of the Government Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Government Intermediate Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

         7.1 All representations and warranties of the Government Intermediate Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

         7.2 The Government Intermediate Fund has performed all applicable covenants contained in this Agreement.

         7.3 The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Government Intermediate Fund in accordance with applicable law.

         7.4 The parties shall have received a favorable opinion of Paul, Hastings, Janofsky & Walker LLP (rendered in reliance upon, and the form of which may be affected by, certain factual representations by the parties), satisfactory to the Company substantially to the effect that for federal income tax purposes:

                  (a) The acquisition by the Government Fund of substantially all of the assets of the Government Intermediate Fund solely in exchange for the Government Fund Shares and the assumption of liabilities of the Government Intermediate Fund, followed by the distribution by the Government Intermediate Fund, in liquidation of the Government Intermediate Fund, of the Government Fund Shares to the Government Intermediate Fund Shareholders in exchange for their Government Intermediate Fund Shares will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and the Government Intermediate Fund and the Government Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

                  (b) No gain or loss will be recognized by the Government Intermediate Fund upon the transfer of substantially all of its assets to the Government

Fund solely in exchange for the Government Fund Shares and the assumption of liabilities of the Intermediate Fund.

                  (c) No gain or loss will be recognized by the Government Fund upon the receipt of the assets and the assumption of liabilities of the Government Intermediate Fund solely in exchange for the Government Fund Shares.

                  (d) The basis of the assets of the Government Intermediate Fund acquired by the Government Fund will be, in each instance, the same as the basis of those assets in the hands of the Government Intermediate Fund immediately prior to the transfer.

                  (e) The holding period of the assets of the Government Intermediate Fund in the hands of the Government Fund will include the period during which those assets were held by the Government Intermediate Fund.

                  (f) No gain or loss will be recognized by the Government Intermediate Fund Shareholders upon the exchange of all of their Government Intermediate Fund Shares solely for the Government Fund Shares as part of the transaction.

                  (g) The basis of the Government Fund Shares to be received by the Government Intermediate Fund Shareholders will be the same as the basis of the Government Intermediate Fund Shares surrendered in exchange therefor.

                  (h) The holding period of the Government Fund Shares to be received by the Government Intermediate Fund Shareholders will include the period during which the Government Intermediate Fund Shares surrendered in exchange therefor were held, provided the Government Intermediate Fund Shares constituted capital assets in their hands on the date of the exchange.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE GOVERNMENT FUND AND THE GOVERNMENT INTERMEDIATE FUND

The obligations of the Government Intermediate Fund hereunder are at the option of the Government Fund, and the obligations of the Government Fund hereunder are at the option of the Government Intermediate Fund, each subject to the further conditions that on or before the Closing Date:

         8.1 No action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

         8.2 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Securities Exchange Commission and state Blue Sky and securities authorities, including "no-action" positions of such federal or state authorities) deemed necessary by the Government Fund or the Government Intermediate Fund to permit consummation in all material respects of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Government Fund or the Government Intermediate Fund;

         8.3 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

9.       RESPONSIBILITY FOR FEES AND EXPENSES

         9.1 The Government Fund and the Government Intermediate Fund shall each be responsible for their own expenses in connection with this Agreement, although each may be reimbursed by their investment adviser for all or a portion of such expenses incurred in connection with entering into and carrying out of the provisions of this Agreement, whether or not the transactions contemplated are consummated.

10.      ENTIRE AGREEMENT, SURVIVAL OR WARRANTIES

         10.1 The Government Fund and the Government Intermediate Fund agree that neither party has made any representation, warranty or covenant with respect to the transactions contemplated herein that are not set forth herein and that this Agreement constitutes the entire agreement between the parties with respect to such transactions.

         10.2 The Representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder for a period of one year from the Closing Date and shall then terminate.

11.      TERMINATION

         11.1 This Agreement may be terminated by the mutual agreement of the Government Fund and the Government Intermediate Fund. In addition, either the Government Fund or the Government Intermediate Fund may at its option terminate this Agreement at or prior to the Closing Date because:

                  (a) of a material breach by the other of any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or

                  (b) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

         11.2 In the event of any such termination, there shall be no liability for damages on the part of either the Government Fund or the Government Intermediate Fund, or their respective directors or officers, to the other party or its directors or officers, but each shall bear, except as otherwise provided in paragraph 9.1, the expenses incurred by them incidental to the preparation and carrying out of this Agreement.

12.      AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Government Intermediate Fund and the Government Fund; provided, however, that following the meeting of the Government Intermediate Fund Shareholders pursuant to paragraph
5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Government Fund Shares to be issued to the Government Intermediate Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

13.      HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

         13.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         13.3 This Agreement shall be governed by and construed in accordance with the laws of the State of California, except as to matters relating to the internal organization of the Government Intermediate Fund and the Government Fund, and as to such matters shall be governed by the laws of the state of Maryland.

         13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President and attested to by its Secretary.


Attest: ATLAS ASSETS, INC., on behalf of ATLAS U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND



                                            By:
---------------------------                    ---------------------------------
Secretary                                          Group Senior Vice President


Attest:                                     ATLAS ASSETS, INC., on behalf of
                                            ATLAS U.S. GOVERNMENT INTERMEDIATE
                                            FUND



                                            By:
---------------------------                    --------------------------------
Secretary                                          Group Senior Vice President

                    PART A - ATLAS CALIFORNIA MUNICIPAL BOND FUND

BOXED:

In brief...

The Board of Directors asks for your approval to merge the Atlas California Insured Intermediate Municipal Fund (the "Atlas Intermediate Fund") into the Atlas California Municipal Bond Fund (the "Atlas California Bond Fund"). The goal of this re-organization is to produce a higher level of income for you. The merger should produce this increased income by spreading overhead costs over a substantially larger asset base and by giving you the opportunity to benefit from the higher yields associated with Atlas' high-quality, longer-term Atlas California Bond Fund.

Upon approval, your shares in the Atlas California Bond Fund will have exactly the same value as your shares in the Atlas Intermediate Fund you owned immediately prior to the merger. In the opinion of the Atlas' tax counsel, the proposed transaction will have no tax implications to you.

This merger should benefit you immediately and in the long-term and the Board Of Directors recommends that you vote FOR the proposal.

September 22, 1997

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of the Atlas California Insured Intermediate Municipal Fund to be held at 1901 Harrison Street, Oakland, California on November 24, 1997 at 10:00 a.m., Pacific Time.

At this meeting, you and other shareholders of the Atlas California Insured Intermediate Municipal Fund will be asked to approve a plan to effect the transfer of the assets of your Fund to the Atlas California Municipal Bond Fund.

Please return the enclosed proxy in the postpaid envelope provided. Your vote is important. I urge you to return your proxy as soon as possible.

         Why are we proposing this change?

The Board of Directors believes that after over four years, the Atlas Intermediate Fund is too small and lacks any reasonable prospects for growth in the foreseeable future. Atlas Advisers and Atlas Securities have subsidized the Fund's expenses since its inception and have notified the Board that they are unable to continue doing so. It is unlikely that the Fund, with its narrow investment policies, can absorb all its expenses and still produce a competitive yield.

         What is the proposed change?

The Atlas California Bond Fund has compatible investment objectives and invests in similar types of securities as the Atlas Intermediate Fund. The conservative management philosophy behind both Atlas bond funds means that the proposed changes should not have a significant impact on either the credit quality or the volatility of your investment. For example, while the Atlas Intermediate Fund must be at least 65% insured, the Atlas California Bond Fund, which can invest in a wide variety of investment grade credit instruments, was 71% insured as of June 30, 1997. And, historically, the share prices of both funds have responded similarly to interest rate changes.

         How will the proposed change benefit current shareholders?

By agreeing to this reorganization, it is expected that investors in the Atlas Intermediate Fund will be able to meet their original objective of investing in a high-quality municipal bond fund and also take advantage of certain economies of scale possible only in a fund with a substantial asset base. The Atlas California Bond Fund had net assets of approximately $180 million as of June 30, 1997 compared to approximately $19 million for the Atlas Intermediate Fund.

While longer-term securities are generally more sensitive to interest rate changes, you should also benefit from the increased income potential of long-term bonds in your portfolio.

For these reasons, I believe your approval of the proposed reorganization agreement will make your Atlas investment work even harder for you.

         Will current Fund management change?

No, both the Atlas California Bond Fund and the Atlas Intermediate Fund are guided by the same experienced, conservative managers.

In summary, I believe that this proposed reorganization will benefit shareholders by spreading operating expenses over a larger asset base and by virtue of the higher yields possible from the high-quality, longer-term bonds in the Atlas California Bond Fund's portfolio. Therefore, I recommend that you vote "FOR" the proposal on the enclosed Proxy.

Details of the proposal are contained in the accompanying Proxy Statement, which I urge you to read. Your prompt response will ensure that your shares are counted at the meeting, that a quorum is present at the meeting to conduct business and that the expense of additional solicitation of proxies from shareholders can be avoided. Your continued support is appreciated.

Sincerely,


/s/ Marion O. Sandler
(Mrs.) Marion O. Sandler
President and Chief Executive Officer
PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY

                               ATLAS ASSETS, INC.
                            (A MARYLAND CORPORATION)

                 1901 Harrison Street, Oakland, California 94612

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

              ATLAS CALIFORNIA INSURED INTERMEDIATE MUNICIPAL FUND

                         TO BE HELD ON NOVEMBER 24, 1997


                  Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the Atlas California Insured Intermediate Municipal Fund (the "Fund"), a separate series of Atlas Assets, Inc. (the "Company"), will be held at the World Savings Center, 1901 Harrison Street, Fourth Floor, Oakland, California on November 24, 1997 at 10:00 a.m. Pacific Time. This Meeting will be held for the following purposes:

                  1. To approve an Agreement and Plan of Reorganization between the Fund and the Atlas California Municipal Bond Fund (the "California Bond Fund"), another separate series of the Company, providing for the transfer of all of the assets of the Fund to the California Bond Fund in exchange for shares of the California Bond Fund and the distribution of the shares of the California Bond Fund to the shareholders of the Fund in liquidation of the Fund (the "Proposal"); and

                  2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

                  The Board of Directors has fixed the close of business on September 15, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting or any adjournments thereof.

                  PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED WITH THE PROXY STATEMENT. YOUR PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT THAT YOU ATTEND THE MEETING.

                                      By Order of the Board of Directors



                                      Steven J. Gray, Secretary


September 22, 1997

--------------------------------------------------------------------------------

                                    IMPORTANT

         YOU MAY HELP AVOID THE EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                               ATLAS ASSETS, INC.

                 1901 HARRISON STREET, OAKLAND, CALIFORNIA 94612

                  ---------------------------------------------

                                 PROXY STATEMENT

                  ---------------------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                                       OF
              ATLAS CALIFORNIA INSURED INTERMEDIATE MUNICIPAL FUND

                               September 22, 1997

                  ---------------------------------------------


                  The enclosed Proxy is being solicited by the Board of Directors of Atlas Assets, Inc. (the "Company" or "Atlas Funds") for use at the Special Meeting of Shareholders (the "Meeting") of the Atlas California Insured Intermediate Municipal Fund (the "Fund"), a separate series of the Company to be held at the World Savings Center, 1901 Harrison Street, Fourth Floor, Oakland, California on November 24, 1997 at 10:00 a.m. Pacific Time or at any adjournment or adjournments thereof. Series of the Company other than the Fund are not being solicited by this Proxy Statement. This Proxy Statement and the accompanying form of Proxy are first being mailed to shareholders on or about September 29, 1997.

                  The Meeting is called for the purpose of considering an Agreement and Plan of Reorganization (the "Agreement") between the Fund and the Atlas California Municipal Bond Fund (the "California Bond Fund"), another series of the Company, providing for the transfer of all of the assets of the Fund to the California Bond Fund in exchange solely for shares of beneficial interest of the California Bond Fund (the "California Bond Fund Shares") at their net asset value with no sales charge, and the distribution, pursuant to the Agreement, of the California Bond Fund Shares to the shareholders of the Fund. Shareholders of the Fund will receive shares of the California Bond Fund of the same class and having the same value in the aggregate as their shares of the Fund.

                  This Proxy Statement also serves as a Prospectus of the California Bond Fund under the Securities Act of 1933, as amended, for the issuance of the California Bond Fund Shares in exchange for the Fund's assets. The terms and conditions of these transactions are more fully described in this Proxy Statement and Prospectus and in the Agreement which is attached hereto as Appendix A. This Proxy Statement and Prospectus includes and incorporates by reference the attached Prospectus of the Atlas Funds dated April 30, 1997 (the "Atlas Funds Prospectus") which is attached as Appendix B.

                  The Company is an open-end management investment company organized as a Maryland corporation consisting of 15 series. This Proxy Statement and Prospectus pertains only to the Fund and the California Bond Fund. The investment objective of the California Bond Fund is to seek a high level of current income consistent with prudent investment management and preservation of capital, excludable from gross income for federal income tax purposes.

                  This Proxy Statement and Prospectus sets forth concisely the information you should know before voting on the proposed reorganization. It should be read and retained for future reference.

                  A Statement of Additional Information dated September 22, 1997 relating to this Proxy Statement and Prospectus and an Atlas Funds Statement of Additional Information dated April 30, 1997 relating to the Fund and the California Bond Fund are on file with the Securities and Exchange Commission and are incorporated by reference herein. They are respectively available, upon oral or written request, and at no charge, from the Company at 794 Davis Street, San Leandro, California 94577, telephone number 1-800-933-ATLAS.

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Proxy Statement and Prospectus is September 22, 1997.

                                TABLE OF CONTENTS


                                                               PAGE



SUMMARY .....................................................   1
INFORMATION CONCERNING THE MEETING...........................   4
PROPOSAL TO APPROVE AGREEMENT AND PLAN OF REORGANIZATION.....   6
CAPITALIZATION ..............................................   8
TAX CONSIDERATIONS ..........................................   9
BUSINESS OF THE FUNDS .......................................  10

         General ............................................  10
         Financial Highlights ...............................  10
         Investment Objectives and Policies .................  10
         Directors and Officers .............................  10
         Investment Adviser .................................  10
         Expenses ...........................................  10
         Purchase of Fund Shares ............................  10
         Redemption of Fund Shares ..........................  10
         Dividends, Distributions and Taxes .................  10
         Transfer Agent, Dividend Agent and Custodian .......  10

FINANCIAL STATEMENTS ........................................  11
EXPERTS .....................................................  11
LEGAL MATTERS ...............................................  11
AVAILABLE INFORMATION .......................................  11

APPENDICES

    A Form of Agreement and Plan of Reorganization by and between the Atlas California Municipal Bond Fund and the Atlas California Insured Intermediate Municipal Fund

    B Proforma combining Statements of Assets and Liabilities and Schedules of Investments as of June 30, 1997 and proforma combining Statements of Operations for the year ended December 31, 1996 and the six-month period ended June 30, 1997.

    C    Prospectus of the Atlas Funds dated April 30, 1997

                                     SUMMARY


                  The following is a summary of certain information contained elsewhere in this Proxy Statement and Prospectus and is qualified by reference to the more complete information contained in the Proxy Statement and Prospectus and in the attached Appendices.

COMPARISON OF THE FUND
AND CALIFORNIA BOND FUND            The Fund and the California Bond Fund are
                                    both separate series of the Company. The
                                    Fund began operations in June 1993 and, as of June 30, 1997, had net assets of approximately $19,008,128. The California
                                    Bond Fund began operations in January 1990 and, as of June 30, 1997, had net assets of approximately $180,168,254.

INVESTMENT OBJECTIVES
AND POLICIES                        Both Funds have a common investment
                                    objective of seeking high current income consistent with prudent investment management and preservation of capital, excludable from gross income for federal income tax purposes. The Funds also have similar investment strategies and policies, and utilize the same personnel to implement their investment programs. Both Funds invest primarily in a diversified portfolio of intermediate and long-term municipal securities of various issuers.

                                    The principal differences between the
                                    policies of the Fund and the California Bond
                                    Fund are in the areas of portfolio maturity and insurance. In order to reduce market risk, the Fund maintains a dollar weighted average portfolio maturity of between three and ten years. The California Bond Fund does not have any similar policy limiting the maturity of its investment portfolio. As of June 30, 1997, the dollar weighted average maturity of the Fund's portfolio was 7.2 years. As of the same date, the dollar weighted average maturity of the California Bond Fund's portfolio was 19.1 years. However, the duration of the Fund's portfolio as of that date was

                                    5.38% compared to 6.85% for the California
                                    Bond Fund. Duration takes into account call features and similar provisions which affect the period of time in which a position can actually be owned and is, therefore, looked at by investment professionals as a more accurate measure of a portfolio's risk than maturity. Based on duration, the expected volatility of the California Bond Fund's portfolio is somewhat higher than that of the Fund, but substantially less than would be expected by looking only at the relative maturities of the two Fund's portfolios. For example, a 1% movement in interest rates would generally be expected to result in approximately a 6.7% change in the value of a fund with duration of 6.85 years and approximately a 5.5% change in the value of a fund with a duration of 5.38 years.


                                    In addition, to minimize credit risk, the Fund is required to invest at least 65% of its assets in securities that are insured by private insurance companies as to the timely payment of principal and interest. The California Bond Fund can invest in a wide array of credits other than insured securities. Nevertheless, because of its very conservative orientation, as of June 30, 1997, 72.27% of the California Bond Fund's portfolio was comprised of insured securities and approximately 98% of the portfolio securities were rated in the two highest rating quality grades, such as S&P (AAA, AA). (Please see "Risk Factors" below).

OPERATIONAL MATTERS                 As described in the Atlas Funds Prospectus,
                                    the share purchase and redemption
                                    procedures, exchange privileges, dividend and distribution procedures, pricing options, special features, contractual arrangements and all other customer service/operational matters are the same for both Funds.

OPERATING EXPENSES                  Atlas Advisers, Inc. ("Advisers") provides
                                    portfolio management and administrative
                                    services to both Funds. Each Fund has agreed to pay Advisers a monthly fee at the annual rate of .55% of the first $500 million and .50% of the amount in excess of $500 million of the value of the average daily net assets of the Fund as compensation for such services. Atlas Securities, Inc.
                                    ("Securities") is the distributor of each Fund's shares. Under the Class A Shares distribution plan, Securities may receive reimbursement up to a maximum annual rate of .25% of each Fund's average daily net assets for distribution related costs incurred relative to Class A shares. Under the Class
                                    B Shares distribution plan, each Fund has agreed to pay Securities a distribution fee of up to a maximum annual rate of .75% of each Fund's average daily net assets for distribution related services provided relative to Class B shares. Both Funds incur additional expenses in connection with their operation, including legal, accounting, transfer agent and custodial fees.

                                    The Fund's ratio of expenses to average net assets for its Class A shares was 0.77% and 0.82% after waivers for 1995 and 1996, respectively. For fiscal years 1995 and 1996, the ratio of expenses to average net assets after waivers for the Fund's Class B shares was 1.30% and 1.50%, respectively. For all four years of the Fund's existence, including 1995 and 1996, Advisers and Securities provided significant fee reduction and expense reimbursement to the Fund to enable it to operate at the above expense levels. However, effective January 1, 1997, Advisers and Securities have notified the Board of Directors that they intended to stop subsidizing the Fund's operations. The California Bond Fund's ratio of expenses to average net assets annualized for its Class A shares was 0.93% and 0.96%, respectively, for 1995 and 1996, and 1.46% and 1.46%, respectively, for its Class B shares. During those years, Advisers and Securities did subsidize the California Bond Fund's operations; however, due to its larger asset size, the level of subsidization was much less than it was for the Fund. Given the California Bond Fund's current size, it is expected that it will be able to cover its own operating expenses without any need for Advisers or Securities to subsidize its operations, while providing shareholders with a competitive return.



                                    The breakdown of the Annual Operating
                                    Expenses for the Fund and the California
                                    Bond Fund after waivers, as set forth in the current Atlas Funds Prospectus is as follows:



                                                                               Class A           Class B
                                                                        ------------------- ---------------
                                                                               California        California
                                                                                  Bond              Bond
                                                                         Fund     Fund     Fund     Fund
                                                                        ------  --------  ------  ---------


                                    Management fees .................... 0.52%    0.55%    0.52%    0.55%
                                    12b-1 distribution fees ............ 0.02%    0.25%    0.68%    0.75%
                                    Other expenses ..................... 0.28%    0.16%    0.28%    0.16%
                                    Total annual operating expenses(1).. 0.82%    0.96%    1.50%    1.46%
                                    Example of Fund Expenses:(2) .......
                                      Redeemed end of year 1 ...........$  38    $  40    $  47    $  45
                                      Redeemed end of year 3 ...........$  55    $  61    $  67    $  68
                                      Redeemed end of year 5 ...........$  74    $  81    $  92    $  90
                                      Redeemed end of year 10 ..........$ 128    $ 144    $ 135    $ 127
                                      No redemptions end of year 1 .....$  38    $  40    $  15    $  15
                                      No redemptions end of year 3 .....$  55    $  60    $  47    $  46
                                      No redemptions end of year 5 .....$  74    $  81    $  52    $  80
                                      No redemptions end of year 10 ....$ 128    $ 144    $ 135    $ 127

                                      -----------
                                      (1) Combined pro forma fees have not been provided because it is anticipated that such fees will not be different from the fee information set forth with respect to the California Bond Fund.

                                      (2) The above examples are based on a hypothetical $1,000
                                          investment, and assume that the annual operating expenses
                                          remain constant, that each Fund earns a 5% annual rate of return, and that the maximum sales charge was paid on Class A shares.
                                          After 5 full years, Class B shares automatically convert to
                                          Class A shares.

                                    Advisers and Securities have notified
                                    the Board that they are unable to
                                    continue to subsidize the Fund's
                                    expenses in the future. Without such fee reductions and expense absorption, the ratio of expenses to average net assets (annualized) in 1995 and 1996 would have been as follows:

                                               CLASS A                  CLASS B
                                            1996     1995           1996       1995
                                            -------------           ---------------
         Fund                               1.08%    1.11%          3.25%      3.25%

         California
         Bond Fund                          0.96%    0.96%          1.83%      3.24%


REORGANIZATION

EFFECT OF THE                       Pursuant to the terms of the Agreement, the
REORGANIZATION                      proposed reorganization will consist of the
                                    transfer of all of the assets of the Fund and the assumption by the California Bond
                                    Fund of all liabilities of the Fund, in
                                    exchange solely for shares of beneficial interest of the California Bond Fund having an aggregate value equal to the value of the net assets transferred by the Fund, and the distribution pursuant to the Agreement, of the California Bond Fund Shares to the shareholders of the Fund in liquidation of the Fund as provided in the Agreement.
                                    (These transactions are referred to
                                    hereinafter as the "Reorganization.")

                                    If approved by the Fund's shareholders, the Reorganization will become effective on or shortly after the date such approval is obtained (the "Closing Date"), which is currently anticipated to occur on or about November 24, 1997. The assets of the Fund and the shares of the California Bond Fund will be valued at the close of business on the last business day prior to the Closing Date (the "Valuation Date").

TAX CONSIDERATIONS                  The consummation of the Reorganization is
                                    subject to the receipt of an opinion of
                                    counsel, in form, scope and substance
                                    satisfactory to the Fund and the California
                                    Bond Fund, to the effect that the
                                    Reorganization will be treated as a tax-free reorganization for federal income tax purposes. Investors should review the discussion under "Tax Considerations" below for a better understanding of the specific points to be addressed in counsel's opinion.
                                    Investors who redeem shares of the Fund or exchange their shares for shares of another
                                    Atlas Fund, instead of participating in the Reorganization, and who are not exempt from federal income tax, will be required to recognize any realized gain (or loss) on the redemption or exchange, as more fully described in the accompanying Atlas Funds
                                    Prospectus.

THE MEETING

TIME, PLACE AND DATE                The meeting will be held on November 24,
                                    1997 at 10:00 a.m. Pacific Time, at the
                                    World Savings Center, 1901 Harrison Street,
                                    Oakland, California 94612.

RECORD DATE                         September 15, 1997

VOTE REQUIRED                       Approval of the Reorganization requires the
FOR APPROVAL                        affirmative vote of a majority of the Fund's
                                    shares of beneficial interest outstanding and entitled to vote as a whole without reference to share class.

RISK FACTORS                        Because the California Bond Fund has
                                    maintained in the past, and would be
                                    expected to continue to maintain, a
                                    portfolio with a greater weighted average maturity than that maintained by the Fund, shareholders of the Fund could be exposed to increased market risk as a result of the Reorganization. Similarly, because the
                                    California Bond Fund would be expected to have a level of investment in securities that are insured as to the timely payment of principal and interest that is lower than the required minimum investment in such securities by the Fund, shareholders of the Fund could be exposed to increased credit risk as a result of the Reorganization. However, as noted above, the credit quality of the California Bond Fund's portfolio has been, and is expected to continue to be, very high, with a policy prohibiting any below investment grade credits.

                                    Shareholders may also be expected to enjoy higher yields after the Reorganization. For more detailed historical information on the performance and portfolio maturities and credit quality of the Funds, shareholders are directed to the Annual Report to Shareholders as of December 31, 1996 and the Semi-Annual Report to Shareholders as of June 30, 1997 which have been previously distributed. Additional copies of such reports are available from the Company without charge upon request.


                       INFORMATION CONCERNING THE MEETING


SOLICITATION, REVOCATION AND USE OF PROXIES

                  A shareholder executing a proxy has the power to revoke it at any time before it is exercised by filing with the Fund a written notice of revocation or returning a duly executed proxy bearing a later date prior to the time of the Meeting. Any shareholder who has executed a proxy but is present at the Meeting and who wishes to vote in person may revoke his proxy by notifying the Secretary of the Company at any time before it is voted.

                  All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted "FOR" the approval of the Agreement.

                  It is not anticipated that any matters other than the approval of the Agreement will be brought before the Meeting. If, however, any other business is properly brought before the Meeting, proxies will be voted in accordance with the best judgment of the persons designated on such proxies.

RECORD DATE AND OUTSTANDING SHARES

                  Only Fund shareholders of record at the close of business on September 15, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting and any postponement or adjournment thereof. At the close of business on June 30, 1997, there were 1,826,651 shares of the Fund issued and outstanding (the "Fund Shares"). As of that date, there were 16,160,079 shares of the California Bond Fund issued and outstanding.

SECURITY OWNERSHIP OF THE FUND AND CALIFORNIA BOND FUND

                  To the Fund's knowledge, as of August 31, 1997, no shareholder owned beneficially 5% or more of the outstanding shares of the Fund. As of that date, the Directors and officers of the Fund owned as a group less than 1% of the outstanding shares of the Fund.

                  As of August 31, 1997, to the knowledge of the California Bond Fund, no shareholder owned beneficially 5% or more of the outstanding shares of the California Bond Fund. The Directors and officers of the Company owned beneficially as a group less than 1% of the outstanding shares of the California Bond Fund.

                  Golden West Financial Corporation, the parent corporation of Advisers and Securities, is the sole shareholder that beneficially owns in excess of 5% of any outstanding class of shares of the other series of the Company. In each instance, such ownership will not significantly impact shareholder voting on matters affecting the California Bond Fund.


VOTING RIGHTS, QUORUM AND REQUIRED VOTE

                  Each Fund share is entitled to one vote. A majority of the shares entitle to vote at the Meeting constitutes a quorum to conduct business at the Meeting. In the event a quorum is not present at the Meeting or in the event that a quorum is present but sufficient votes to approve the Agreement are not received, the persons named as proxies may propose one or more adjournments of such Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Proposal in favor of such an adjournment, and will vote those proxies required to be voted AGAINST the proposal against any such adjournment. Approval of the Agreement requires the affirmative vote of a majority of the outstanding shares of the Fund as a whole without reference to share class, as defined under the 1940 Act, as amended, which means the lesser of (a) 67% or more of the voting securities of the Fund present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy thereat, or (b) more than 50% of the outstanding voting securities of the Fund. No approval is required by shareholders of the California Bond Fund.

RIGHTS OF DISSENTING SHAREHOLDERS

                  The rights of shareholders of the Fund are governed by Maryland law, the provisions of the Company's Articles of Incorporation and By-Laws, and by Rule 22c-1 under the 1940 Act.

                  Rule 22c-1 under the 1940 Act provides that no open-end investment company may redeem its shares other than at the net asset value next computed after receipt of a tender of such security for redemption. Therefore, any shareholder who does not wish to receive California Bond Fund Shares as part of the exchange of the assets of the Fund for California Bond Fund Shares, may redeem his or her shares at the net asset value next computed after receipt of a proper redemption request by the Fund at any time prior to the Closing Date. In addition, as described in the Atlas Funds Prospectus, shareholders of the Fund have the ability to exchange their shares in the Fund for shares of another Atlas Fund at their relative net asset values at any time prior to the Closing Date. Neither the Articles of Incorporation nor the By-Laws provide for any special treatment for dissenting shareholders who wish not to participate in a merger, consolidation or reorganization.


            PROPOSAL TO APPROVE AGREEMENT AND PLAN OF REORGANIZATION


GENERAL

                  The shareholders of the Fund are being asked to approve the Agreement between the Fund and the California Bond Fund. A copy of the Agreement is attached hereto as Appendix A. Detailed information with respect to the California Bond Fund is set forth in the Atlas Funds Prospectus, which is attached hereto as Appendix B. The Reorganization will involve the Fund's exchange of substantially all of its assets for California Bond Fund Shares, followed by the Fund's distribution of the California Bond Fund Shares to the Fund's shareholders in liquidation of the Fund. The number of California Bond Fund Shares to be issued in the Reorganization will be calculated on the basis of the fair value of the assets of the Fund to be acquired, net of liabilities to be assumed, by the California Bond Fund immediately prior to the transfer of assets, as more fully described under "Description of Agreement."

                  Pursuant to the Agreement, the Fund will liquidate and distribute the California Bond Fund Shares received as described above pro rata to its shareholders of record ("Fund Shareholders"), determined as of the close of business on the New York Stock Exchange on the last day such Exchange is open for unrestricted trading immediately preceding the effective date of the Reorganization. The result of the Reorganization will be that the California Bond Fund will add to its investment portfolio substantially all of the assets of the Fund, and the Fund Shareholders who do not redeem their shares will become shareholders of the California Bond Fund with California Bond Fund Shares having the same aggregate net asset value as the Fund Shares owned on the day of the Reorganization. If any of the assets acquired from the Fund are not consistent with the investment objectives and restrictions of the California Bond Fund, such assets will be sold by the California Bond Fund and the California Bond Fund will incur brokerage commissions, and may recognize capital gains or losses, in executing such transactions.

                  The Agreement and the transactions provided for therein were considered and approved by the Board of Directors of the Company at a meeting held on August 15, 1997. In the event that the Reorganization is not consummated, the Fund will continue to engage in business as a management investment company, and the Board will reconsider what further action should be taken, including the possible liquidation of the Fund. See "Business of the Funds" below.

REASONS FOR THE PROPOSED REORGANIZATION

                  The Board of Directors of the Company believes that the proposed Reorganization will be advantageous to shareholders of the Fund. The Fund incurs substantial overhead costs for accounting services, legal services, printing, insurance, custodial, transfer agency, advisory and administrative services. At its current asset size, the Fund is too small to operate in a cost efficient manner and Advisers has been voluntarily subsidizing the Fund's operations by reducing its management fees and absorbing some of the Fund's other expenses in order that the Fund might be able to provide a competitive yield to shareholders. In addition, Securities has been voluntarily reducing its distribution fees. Advisers and Securities do not foresee any significant increases in the Fund's asset size in the near future, and have informed the Board that they are unwilling to continue subsidizing the Fund's operations in the future. Although the California Bond Fund incurs similar expenses, as a larger fund it can spread these expenses over a substantially larger asset and income base. Because the investment objectives, current portfolios, and policies of the Fund and the California Bond Fund are so similar, Fund Shareholders should be able to continue to meet their primary investment goals of high tax-exempt yield and capital preservation as shareholders of the California Bond Fund.

                  The only other alternative to the Reorganization considered by the Board of Directors to be practical would be a taxable liquidation of the Fund, which the Directors have determined would not be preferable to the tax-free Reorganization with the California Bond Fund. In considering the proposed Reorganization, the Board specifically determined, as required by the Investment Company Act, that the Reorganization is in the best interests of the Fund and its shareholders and that the interests of the Fund's shareholders will not be diluted as a result of effecting the Reorganization.


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
         "FOR" THE PROPOSED REORGANIZATION.


DESCRIPTION OF AGREEMENT

                  The following explanation of the Agreement is a summary, does not purport to be complete, and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Agreement. A copy of the Agreement is annexed hereto as Appendix A of this Proxy Statement and Prospectus and should be read in its entirety.

                  METHOD OF CARRYING OUT REORGANIZATION. If shareholders holding a majority of the outstanding shares of the Fund approve the Agreement, the Reorganization will be effected on the Closing Date, which has been set for a date on or about December 6, 1997; however, in no event will the Closing Date be later than ten business days after shareholder approval is obtained (the "Effective Date").

                  On the Effective Date, the Fund will transfer all of its assets in exchange for California Bond Fund Shares having an aggregate net asset value equal to the aggregate value of the transferred assets (less liabilities assumed) as of the close of business on the business day next preceding the Closing Date (the "Valuation Date"). The value of the Fund's assets and the net asset value of a California Bond Fund Share will be determined in accordance with the valuation procedures set forth in the Agreement and the Atlas Funds Prospectus. The California Bond Fund Shares will be distributed pro rata to the Fund Shareholders.

                  SURRENDER OF CERTIFICATES. Shareholders of the Fund whose shares are represented by one or more share certificates should, prior to the Effective Date, either surrender such certificates to the Fund or deliver to the Fund an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the Fund may require (collectively an "Affidavit"). On the Effective Date, all certificates which have not been so surrendered will be deemed to be converted into California Bond Fund Shares and will no longer evidence ownership of the Fund's Shares. California Bond Fund Shares attributable to the conversion of the Fund shares represented by unsurrendered certificates (for which no Affidavit has been delivered) will be held by NFDS in trust for the former holders of such shares. Such shareholders may not redeem California Bond Fund Shares represented by Fund certificates received in the Reorganization until they have surrendered their certificates or delivered an Affidavit relating thereto. Until such certificates are surrendered or an Affidavit relating thereto has been delivered, dividends and other distributions payable on California Bond Fund Shares held in trust by NFDS will be paid to NFDS for the benefit of such shareholders. After a former shareholder surrenders his or her certificates or delivers an Affidavit, the California Bond Fund Shares, dividends and distributions held by NFDS for his or her benefit will be transferred to an account in the name of such shareholder.

                  EXPENSES OF THE REORGANIZATION. The California Bond Fund will pay all expenses of the Reorganization.


                                 CAPITALIZATION


                  The following table sets forth the respective capitalization of the California Bond Fund and the Fund as of June 30, 1997, and the pro forma combined capitalization of both as if the Reorganization had occurred on that date. The table reflects a pro forma exchange ratio of approximately .93 California Bond Fund Shares being issued for each Fund share. If the Reorganization is consummated, the actual exchange ratio on the Effective Date may vary from the ratio indicted as a result of, among other matters, changes in the market value of the portfolio securities of both the California Bond Fund and the Fund between June 30, 1997 and the Valuation Date and changes in the amount of net investment income of the California Bond Fund and the Fund earned during that period less distributions made. The pooling method will be utilized to account for the Reorganization. (See Appendix C hereto - pro forma combined financial statements.)

                                    June 30, 1997

===================== ================================== ====================================== ====================================
                                                                                                      PRO FORMA
                           CALIFORNIA BOND                          FUND                              COMBINED
                                FUND
                      ---------------------------------- -------------------------------------- ------------------------------------
                         CLASS A              CLASS B         CLASS A               CLASS B         CLASS A             CLASS B
===================== ================= ================ =================== ================== ================== =================
Net Assets            $174,029,933          $6,138,321     $18,451,471(1)         $556,657(1)    $192,501,404          $6,694,978
--------------------- ----------------- ---------------- ------------------- ------------------ ------------------ -----------------
Net Asset Value
Per Share                   $11.15              $11.16          $10.41(1)           $10.40(1)          $11.15              $11.16
--------------------- ----------------- ---------------- ------------------- ------------------ ------------------ -----------------
Shares Outstanding      15,609,822             550,257       1,773,125              53,526         17,264,662(2)          600,137(2)
--------------------- ---------------------------------- ------------------- ------------------ ------------------ -----------------
Shares Authorized                 50,000,000                            25,000,000                           50,000,000
===================== ================================== ====================================== ====================================

(1) Net Assets and Net Asset Value Per Share of the Fund represent the aggregate and per share value of the Fund's net assets which would have been transferred to the California Bond Fund if the Reorganization had been consummated on June 30, 1997.

(2) If the Reorganization had taken place on June 30, 1997, the Fund would have received 1,654,840 Class A and 49,880 Class B California Bond Fund Shares, which would be available for distribution to its shareholders. No assurances can be given as to how many California Bond Fund Shares the Fund will receive on the Effective Date. The foregoing is merely an example of what the Fund would have received and distributed had the Reorganization been consummated on June 30, 1997, and should not be relied upon to reflect the amount which actually will be received on or after the Effective Date.



                               TAX CONSIDERATIONS


                  The consummation of the Reorganization is subject to the receipt of a favorable opinion of Paul, Hastings, Janofsky & Walker LLP in form, scope and substance satisfactory to the Company to the effect that:

                  (i) The acquisition by the California Bond Fund of substantially all of the assets of the Fund solely in exchange for California Bond Fund Shares, followed by the distribution by the Fund, in liquidation of the Fund, of California Bond Fund Shares to the shareholders of the Fund in exchange for their Fund Shares will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and the Fund and the California Bond Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (ii) No gain or loss will be recognized to the Fund upon the transfer of substantially all of its assets to the California Bond Fund solely in exchange for the California Bond Fund Shares;

                  (iii) No gain or loss will be recognized to the California Bond Fund upon the receipt of the assets of the Fund solely in exchange for California Bond Fund Shares;

                  (iv) The basis of the assets of the Fund acquired by the California Bond Fund will be, in each instance, the same as the basis of those assets in the hands of the Fund immediately prior to the transfer;

                  (v) The holding period of the assets of the Fund in the hands of the California Bond Fund will include the period during which those assets were held by the Fund;

                  (vi) No gain or loss will be recognized by the shareholders of the Fund upon the exchange of all of their Fund Shares solely for California Bond Fund Shares as part of the transaction;

                  (vii) The basis of the California Bond Fund Shares to be received by the Fund's shareholders will be the same as the basis of the Fund Shares surrendered in exchange therefor; and

                  (viii) The holding period of the California Bond Fund Shares to be received by the Fund's shareholders will include the period during which the Fund Shares surrendered in exchange therefor were held, provided the Fund Shares constituted capital assets in their hands on the date of the exchange.


                              BUSINESS OF THE FUNDS


GENERAL

For a general description of the Funds see "How are the Funds administered?" in the Atlas Funds Prospectus. With regard to each of the items described under this section, except as described above, there are no differences between the business of the Fund and that of the California Bond Fund.

FINANCIAL HIGHLIGHTS

See "Financial Highlights" in the Atlas Funds Prospectus.

INVESTMENT OBJECTIVES AND POLICIES

For a discussion of the Funds' investment objectives and policies, see "What are the Funds' investment objectives?" and "What are the Funds' investment policies?" in the Atlas Funds Prospectus.

DIRECTORS AND OFFICERS

For a discussion of the responsibilities of the Atlas Funds Board of Directors, see "How are the Funds administered?" in the Atlas Funds Prospectus.

INVESTMENT ADVISER

For a description of the Funds' Adviser, see "How are the Funds administered?" in the Atlas Funds Prospectus.

EXPENSES

For a description of the Funds' expenses, see "What are the Funds' fees and expenses?" in the Atlas Funds Prospectus.

PURCHASE OF FUND SHARES

For a description of how shares of the Atlas Funds may be purchased, see "How can I invest?" in the Atlas Funds Prospectus.

REDEMPTION OF FUND SHARES

For a description of how shares of the Atlas Funds may be redeemed, see "How can I redeem shares?" in the Atlas Funds Prospectus.

DIVIDENDS, DISTRIBUTIONS AND TAXES

For a discussion of the Funds' policy with respect to dividends, distributions and taxes, see "What dividends and distributions can I receive?" and "How can taxes affect my investment?" in the Atlas Funds Prospectus.

TRANSFER AGENT, DIVIDEND AGENT AND CUSTODIAN

For information regarding the Fund's transfer agent, dividend agent and custodian bank, see "How are the Funds administered?" and the back cover page of the Atlas Funds Prospectus.

                              FINANCIAL STATEMENTS


                  The audited financial statements of the Company for the year ended December 31, 1996, set forth in the Company's 1996 Annual Report to Shareholders, and the unaudited financial statements of the Company for the six months ended June 30, 1997, set forth in the Company's 1997 Semi-Annual Report to Shareholders are incorporated herein by reference. The unaudited proforma combining Statements of Assets and Liabilities, and Schedule of Investments as of June 30, 1997, and the unaudited proforma combining Statements of Operations for the year ended December 31, 1996 and the six-month period ended June 30, 1997 are set forth in Appendix B hereto.


                                     EXPERTS


                  The financial statements included in the Company's 1996 Annual Report to Shareholders incorporated by reference in this combined proxy and prospectus and elsewhere in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in such Annual Report, and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS


                  Certain legal matters in connection with the issuance of the California Bond Fund Shares will be passed upon for the Company by Paul, Hastings, Janofsky & Walker LLP.


                              AVAILABLE INFORMATION


                  The Company is subject to the informational requirements of the Investment Company Act of 1940, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with respect to the Fund and the California Bond Fund can be inspected and copied at the public reference facilities of the Commission at Room 1024, Mail Stop 1-2, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices: Chicago (Room 1400, Midwest Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661); and New York (Room 1300, Northwest Regional Office, 7 World Trade Center, New York, New York 10048). Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                                                      Appendix A

                      AGREEMENT AND PLAN OF REORGANIZATION


THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this
    day of           , 1997 by and between the Atlas California Municipal Bond
Fund (the "California Bond Fund") and the Atlas California Insured Intermediate Municipal Fund (the "California Intermediate Fund"), each a separate series of Atlas Assets, Inc. (the "Company"), a Maryland corporation.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization will consist of the transfer of substantially all of the assets of the California Intermediate Fund and the assumption by the California Bond Fund of liabilities of the California Intermediate Fund in exchange solely for shares of beneficial interest of the California Bond Fund (the "California Bond Fund Shares") and the distribution, after the Closing Date hereinafter referred to, of the California Bond Fund Shares to the Shareholders of the California Intermediate Fund in liquidation of the California Intermediate Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.       REORGANIZATION

         1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the California Intermediate Fund agrees to transfer its assets as set forth in paragraph 1.2, and its liabilities as set forth in paragraph 1.3 shall be assigned and transferred to the California Bond Fund and the Company agrees to deliver to the California Intermediate Fund in exchange therefor the number of California Bond Fund Shares, determined by dividing the value of the California Intermediate Fund's assets, computed in the manner and as of the time and date set forth in paragraph 2.1, net of liabilities transferred to the California Bond Fund pursuant to paragraph 1.3, by the net asset value of one California Bond Fund Share computed in the manner and as of the time and date set forth in paragraph
2.2. Such transactions shall take place at the closing provided for in paragraph
3.1 (the "Closing").

         1.2 (a) The assets of the California Intermediate Fund to be acquired by the California Bond Fund shall consist of all cash, securities and due bills for dividends, interest, or other receivables or rights to receive any of the foregoing, any other property or money, unamortized organization expenses, receivables for shares sold, any other property of any kind and all other assets having a value to the California Bond Fund following the Closing, which are owned by and reflected on the books of the California Intermediate Fund on the closing date provided in paragraph 3.1 (the "Closing Date").

                  (b) The California Intermediate Fund has provided the California Bond Fund with a list of the current securities holdings of the California Intermediate Fund as of the date of execution of this Agreement. The California Intermediate Fund reserves the right to sell any of these securities in the ordinary course of business.

         1.3 The California Bond Fund shall assume and be responsible and liable for only those liabilities or obligations of the California Intermediate Fund that (i) have arisen in the ordinary course of the California Intermediate Fund's business, (ii) have been previously reserved for on the books of account of the California Intermediate Fund, and (iii) relate to the period prior to the Closing Date. The California Intermediate Fund will attempt to discharge all of the California Intermediate Fund's known liabilities and obligations for which invoices or other documentation have been rendered by vendors or service providers prior to the Closing Date. Except as otherwise expressly provided in this paragraph 1.3, the California Bond Fund does not assume, nor does it agree to be responsible for, any liabilities not known and reflected on the books of the California Intermediate Fund on the Valuation Date (as defined in paragraph 2.1).

         1.4 As soon after the Closing Date as is conveniently practicable (the "Liquidation Date"), the California Intermediate Fund will be liquidated and will distribute pro rata to its Shareholders of record (the "California Intermediate Fund Shareholders"), determined as of the close of business on the New York Stock Exchange on the last day such Exchange is open for unrestricted trading immediately preceding the Closing Date, the California Bond Fund Shares received by the California Intermediate Fund pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the California Bond Fund Shares then credited to the account of the California Intermediate Fund on the books of the California Bond Fund, to open accounts on the share records of the California Bond Fund in the names of the California Intermediate Fund Shareholders and representing the respective pro rata number of California Bond Fund Shares due such California Intermediate Fund Shareholders and by such other action as may be deemed appropriate to complete the liquidation as determined by applicable law.

         1.5 The California Intermediate Fund Shareholders holding share certificates representing their ownership of shares of the California Intermediate Fund ("California Intermediate Fund Shares") shall be requested to surrender such certificates or deliver an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the California

Intermediate Fund may require (collectively, an "Affidavit"), to the California Intermediate Fund prior to the Closing Date. Any California Intermediate Fund certificate which remains outstanding on the Closing Date shall be deemed to be converted into California Bond Fund Shares and shall no longer evidence ownership of the California Intermediate Fund Shares. The California Bond Fund Shares issued upon conversion of the California Intermediate Fund Shares evidenced by an outstanding certificate (as to which no Affidavit has been delivered) shall be held by California Financial Data Services ("NFDS") in trust for the benefit of the former holders of such California Intermediate Fund Shares. Unless and until any such certificate(s) shall be so surrendered or an Affidavit relating thereto shall be delivered, dividends and other distributions payable by the California Bond Fund subsequent to the Liquidation Date with respect to the California Bond Fund Shares held by NFDS shall not be paid to the holder of such certificate(s), but shall be paid to NFDS for the benefit of such holder. After such Shareholder surrenders such certificate(s) or delivers such Affidavit to NFDS, NFDS shall transfer any California Bond Fund Shares and any such dividends and distributions held for the benefit of such Shareholder to an account in the name of such Shareholder, who shall then be treated for all purposes as the owner of such transferred California Bond Fund Shares, dividends and distributions.

         1.6 Any transfer taxes payable upon issuance of California Bond Fund Shares in a name other than the registered holder of the corresponding California Intermediate Fund Shares on the books of the California Intermediate Fund as of the Closing Date shall, as a condition of such issuance and transfer, be paid by the person to whom such California Bond Fund Shares are to be issued and transferred.

         1.7 The existence of the California Intermediate Fund shall be terminated promptly following the Closing Date in accordance with the provisions of Article V, Section (e)(4) of the Articles of Incorporation of the Company.

2.       VALUATION

         2.1 The value of the California Intermediate Fund's assets to be acquired by the California Bond Fund hereunder shall be the fair value of such assets computed as of the close of business on the New York Stock Exchange on the business day next preceding the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Company's then current Prospectus or Statement of Additional Information.

         2.2 The net asset value of each California Bond Fund Share shall be the net asset value per share computed as of the close of business on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the Company's then current Prospectus or Statement of Additional Information.

         2.3 The number of California Bond Fund Shares to be issued (including fractional shares, if any) in exchange for the California Intermediate Fund's assets shall be determined by dividing the value of such assets determined in accordance with paragraph 2.1, less the liabilities transferred to the California Bond Fund in accordance with paragraph 1.3, by the net asset value of a California Bond Fund Share determined in accordance with paragraph 2.2.

3.       CLOSING AND CLOSING DATE

         3.1 The Closing Date shall be as soon as practicable after approval by the California Intermediate Fund Shareholders of the transactions contemplated by this Agreement; however, in no event will the Closing Date be later than ten
(10) days after such Shareholder approval has been obtained. The Closing shall be held at 794 Davis Street, San Leandro, California 94577, in the offices of the Company or at such other place as the parties may agree.

         3.2 The California Intermediate Fund's portfolio securities shall be available for inspection by the California Bond Fund, its custodian bank or such other agent of the Company as the Company shall designate, at the offices of the Company's custodian, Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, no later than five business days preceding the Valuation Date. Such California Intermediate Fund portfolio securities and cash shall be delivered by the California Intermediate Fund to IBT, as custodian for the California Bond Fund for the account of the California Bond Fund on the Closing Date, duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all applicable state stock transfer stamps or a check for the appropriate purchase price thereof, or, in lieu thereof, a due bill for such California Intermediate Fund securities and cash shall be delivered by the California Intermediate Fund to IBT for the account of the California Bond Fund. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of "Investors Bank & Trust Company, Custodian for the Atlas California Municipal Bond Fund."

         3.3 In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or
(b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the California Bond Fund or the California Intermediate Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

         3.4 The California Intermediate Fund shall deliver at the Closing a list containing the name, address, federal tax identification numbers and backup withholding and nonresident alien status of each California Intermediate Fund Shareholder and the number and percentage ownership of outstanding shares of the California Intermediate Fund Shares owned by each Shareholder, all as of the close of business on the Valuation Date. The California Bond Fund shall issue and deliver a confirmation evidencing the California Bond Fund Shares to be credited on the Closing Date, or provide evidence satisfactory to the California Intermediate Fund that such California Bond Fund Shares have been credited to the California Intermediate Fund's account on the books of the California Bond Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party may reasonably request.

4.       REPRESENTATIONS AND WARRANTIES

         4.1 The California Intermediate Fund represents and warrants to the California Bond Fund as follows:

                  (a) At the Closing Date, the California Intermediate Fund will have good and marketable title to its assets;

                  (b) The California Intermediate Fund is not, and the execution, delivery and performance of this Agreement will not result, in the violation of any agreement, indenture, instrument, contract, lease or other undertaking to which the California Intermediate Fund is a party or by which it is bound;

                  (c) All material contracts or other commitments (other than this Agreement) to which the California Intermediate Fund is a party will be terminated without liability to the California Intermediate Fund or the California Bond Fund prior to or as of the Closing Date;

                  (d) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the California Intermediate Fund or any of its properties or assets. The California Intermediate Fund knows of no facts which might form the basis for the institution of such proceedings, and the California Intermediate Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

                  (e) The statements of assets and liabilities, the statements of operations, and the statements of changes in net assets of the California Intermediate Fund at December 31, 1993, 1994, 1995 and 1996 have been audited by Deloitte & Touche LLP, independent auditors, and prepared in accordance with generally accepted accounting principles consistently applied, and such statements fairly reflect the financial condition, results of operations, and changes in net assets of the California Intermediate Fund as of and for the periods ended on such dates, and there are no liabilities of the California Intermediate Fund as of the dates of such financial statements, other than liabilities disclosed or provided for in the foregoing statements;

                  (f) The unaudited statement of assets and liabilities, the unaudited statement of operations, and the unaudited statement of changes in net assets of the California Intermediate Fund at June 30, 1997 have been prepared in accordance with generally accepted accounting principles consistently applied, and such statements fairly reflect the financial condition, results of operations, and changes in net assets of the California Intermediate Fund as of and for the period ended on such date, and there are no liabilities of the California Intermediate Fund as of the date of such financial statements, other than liabilities disclosed or provided for in the foregoing statements;

                  (g) Since June 30, 1997, there has been no material change in the California Intermediate Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business;

                  (h) At the date hereof and at the Closing Date, all federal, state and other tax returns and reports of the California Intermediate Fund required by law to have been filed by such dates, including returns for any penalties required to be self assessed on IRS Form 8210 for each year, shall have been filed, and all federal, state and other taxes, interest and penalties shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the California Intermediate Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns;

                  (i) At the date hereof and on the Closing Date, the California Intermediate Fund has complied and will have complied with the information reporting requirements of Sections 6042 and 6045 of the Code and the withholding requirements of Sections 3406, 1441 and 1442 of the Code since its inception or has paid or will have paid by the Closing Date any applicable taxes, interest and penalties that have been or may be assessed for the failure to comply with such requirement;

                  (j) The California Intermediate Fund has met the requirements of Subchapter M of the Code, and has elected to be treated as a regulated investment company, for the fiscal periods or years ended December 31, 1993, 1994, 1995 and 1996 (its only taxable years) and will qualify as such on the Closing Date;

                  (k) All issued and outstanding California Intermediate
Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding shares of the California Intermediate Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the list of Shareholders submitted to the Company pursuant to paragraph 3.4. The California Intermediate Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any California Intermediate Fund Shares, nor is there outstanding any security convertible into any California Intermediate Fund Shares;

                  (l) At the Closing Date, the California Intermediate Fund will have good and marketable title to its assets to be transferred to the California Bond Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer and deliver such assets hereunder, and upon delivery and payment for such assets, the California Bond Fund will acquire good and marketable title thereto, free and clear of restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933 (the "1933 Act");

                  (m) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary actions on the part of the Company's Board of Directors and the California Intermediate Fund Shareholders, and this Agreement constitutes a valid and binding obligation of the California Intermediate Fund enforceable in accordance with its terms, subject to the approval by the California Intermediate Fund Shareholders.

         4.2 The California Bond Fund represents and warrants to the California Intermediate Fund as follows:

                  (a) At the Closing Date, the California Bond Fund will have good and marketable title to its assets;

                  (b) The California Bond Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any agreement, indenture, instrument, contract, lease or other undertaking to which the California Bond Fund is a party or by which it is bound;

                  (c) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the California Bond Fund or any of its properties or assets. The Company knows of no facts which might form the basis for the institution of such proceedings and the Company is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

                  (d) The statements of assets and liabilities, the statement of operations and the statements of changes in net assets at December 31, 1990, 1991, 1992, 1993, 1994, 1995 and 1996 audited by Deloitte
& Touche LLP fairly and accurately reflect the financial condition of the California Bond Fund as of such dates and the results of its operations for the periods then ended in accordance with generally accepted accounting principles consistently applied;

                  (e) The unaudited statement of assets and liabilities, the unaudited statement of operations and the unaudited statement of changes in net assets at June 30, 1997 fairly and accurately reflect the financial condition of the California Bond Fund as of such dates and the results of its operations for the periods then ended and have been prepared in accordance with generally accepted accounting principles consistently applied;

                  (f) Since June 30, 1997, there has not been any material adverse change in the California Bond Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business. For the purposes of this subparagraph (f), a decline in net value per share of the California Bond Fund Shares shall not constitute a material adverse change;

                  (g) By the Closing Date, all federal, state and other tax returns and reports of the California Bond Fund required by law then to be filed shall have been filed, and all federal, state and other taxes shown due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;

                  (h) The California Bond Fund has met the requirements of Subchapter M of the Code, and has elected to be treated as a regulated investment company, for each fiscal year of its operation and will qualify as such as of the Closing Date;

                  (i) All issued and outstanding California Bond Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. The California Bond Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any California Bond Fund Shares, nor is there outstanding any security convertible into any California Bond Fund Shares;

                  (j) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Company's Board of Directors and this Agreement constitutes a valid and binding obligation of the California Bond Fund enforceable in accordance with its terms;

                  (k) The California Bond Fund Shares to be issued and delivered to the California Intermediate Fund pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued California Bond Fund Shares, and will be fully paid and non-assessable.

5.       COVENANTS OF THE PARTIES

         5.1 The California Bond Fund and the California Intermediate Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions.

         5.2 The California Intermediate Fund will, as soon as possible, call a meeting of the Shareholders of the California Intermediate Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

         5.3 The California Intermediate Fund covenants that the California Bond Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

         5.4 Subject to the provisions of this Agreement, the California Bond Fund and the California Intermediate Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         5.5 As promptly as practicable after the Closing Date, the California Intermediate Fund shall furnish the California Bond Fund a statement of the earnings and profits and capital loss carryovers of the California Intermediate Fund for federal income tax purposes which will be carried over to the California Bond Fund in accordance with and subject to the limitations of Sections 381 and 383 of the Code, and which will be certified by the California Intermediate Fund's Treasurer.

         5.6 The Company will, as soon as possible, prepare a Prospectus (the "Prospectus") which will include a Proxy Statement (the "Proxy Statement"), all to be included in a Registration Statement on Form N-14 of the Company (the "Registration Statement")to be filed in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Investment Company Act of 1940 in connection with the special meeting of the California Intermediate Fund Shareholders to consider approval of this Agreement.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CALIFORNIA
         INTERMEDIATE FUND

The obligations of the California Intermediate Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the California Intermediate Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and in addition thereto, the following further conditions:

         6.1 All representations and warranties of the California Bond Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

         6.2 The California Bond Fund has performed all applicable covenants contained in this Agreement.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CALIFORNIA BOND
FUND

The obligations of the California Bond Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the California Intermediate Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

         7.1 All representations and warranties of the California Intermediate Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

         7.2 The California Intermediate Fund has performed all applicable covenants contained in this Agreement.

         7.3 The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the California Intermediate Fund in accordance with applicable law.

         7.4 The parties shall have received a favorable opinion of Paul, Hastings, Janofsky & Walker LLP (rendered in reliance upon, and the form of which may be affected by, certain factual representations by the parties), satisfactory to the Company substantially to the effect that for federal income tax purposes:

                  (a) The acquisition by the California Bond Fund of substantially all of the assets of the California Intermediate Fund solely in exchange for the California Bond Fund Shares and the assumption of liabilities of the California Intermediate Fund, followed by the distribution by the California Intermediate Fund, in liquidation of the California Intermediate Fund, of the California Bond Fund Shares to the California Intermediate Fund Shareholders in exchange for their California Intermediate Fund Shares will constitute a reorganization within the meaning of

Section 368(a)(1)(C) of the Code, and the California Intermediate Fund and the California Bond Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

                  (b) No gain or loss will be recognized by the California Intermediate Fund upon the transfer of substantially all of its assets to the California Bond Fund solely in exchange for the California Bond Fund Shares and the assumption of liabilities of the California Intermediate Fund.

                  (c) No gain or loss will be recognized by the California Bond Fund upon the receipt of the assets and the assumption of liabilities of the California Intermediate Fund solely in exchange for the California Bond Fund Shares.

                  (d) The basis of the assets of the California Intermediate Fund acquired by the California Bond Fund will be, in each instance, the same as the basis of those assets in the hands of the California Intermediate Fund immediately prior to the transfer.

                  (e) The holding period of the assets of the California Intermediate Fund in the hands of the California Bond Fund will include the period during which those assets were held by the California Intermediate Fund.

                  (f) No gain or loss will be recognized by the California Intermediate Fund Shareholders upon the exchange of all of their California Intermediate Fund Shares solely for the California Bond
Fund Shares as part of the transaction.

                  (g) The basis of the California Bond Fund Shares to be received by the California Intermediate Fund Shareholders will be the same as the basis of the California Intermediate Fund Shares surrendered in exchange therefor.

                  (h) The holding period of the California Bond Fund Shares to be received by the California Intermediate Fund Shareholders will include the period during which the California Intermediate Fund Shares surrendered in exchange therefor were held, provided the California Intermediate Fund Shares constituted capital assets in their hands on the date of the exchange.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CALIFORNIA BOND FUND AND THE CALIFORNIA INTERMEDIATE FUND

The obligations of the California Intermediate Fund hereunder are at the option of the California Bond Fund, and the obligations of the California Bond Fund hereunder are at the option of the California Intermediate Fund, each subject to the further conditions that on or before the Closing Date:

         8.1 No action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

         8.2 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Securities Exchange Commission and state Blue Sky and securities authorities, including "no-action" positions of such federal or state authorities) deemed necessary by the California Bond Fund or the California Intermediate Fund to permit consummation in all material respects of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the California Bond Fund or the California Intermediate Fund;

         8.3 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

9.       RESPONSIBILITY FOR FEES AND EXPENSES

         9.1 The California Bond Fund and the California Intermediate Fund shall each be responsible for their own expenses in connection with this Agreement, although each may be reimbursed by their investment adviser for all or a portion of such expenses incurred in connection with entering into and carrying out of the provisions of this Agreement, whether or not the transactions contemplated are consummated.

10.      ENTIRE AGREEMENT, SURVIVAL OR WARRANTIES

         10.1 The California Bond Fund and the California Intermediate Fund agree that neither party has made any representation, warranty or covenant with respect to the transactions contemplated herein that are not set forth herein and that this Agreement constitutes the entire agreement between the parties with respect to such transactions.

         10.2 The Representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder for a period of one year from the Closing Date and shall then terminate.

11.      TERMINATION

         11.1 This Agreement may be terminated by the mutual agreement of the California Bond Fund and the California Intermediate Fund. In addition, either the California Bond Fund or the California Intermediate Fund may at its option terminate this Agreement at or prior to the Closing Date because:

                  (a) of a material breach by the other of any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or

                  (b) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

         11.2 In the event of any such termination, there shall be no liability for damages on the part of either the California Bond Fund or the California Intermediate Fund, or their respective directors or officers, to the other party or its directors or officers, but each shall bear, except as otherwise provided in paragraph 9.1, the expenses incurred by them incidental to the preparation and carrying out of this Agreement.

12.      AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the California Intermediate Fund and the California Bond Fund; provided, however, that following the meeting of the California Intermediate Fund Shareholders pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the California Bond Fund Shares to be issued to the California Intermediate Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

13.      HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

         13.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         13.3 This Agreement shall be governed by and construed in accordance with the laws of the State of California, except as to matters relating to the internal organization of the California Intermediate Fund and the California Bond Fund, and as to such matters shall be governed by the laws of the state of Maryland.

         13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President and attested to by its Secretary.


Attest:                                     ATLAS ASSETS, INC., on behalf of
                                            ATLAS CALIFORNIA MUNICIPAL BOND FUND



                                            By:
-------------------------------                ---------------------------------
Secretary                                        Group Senior Vice President


Attest:                                     ATLAS ASSETS, INC., on behalf of
                                            ATLAS CALIFORNIA INSURED
                                            INTERMEDIATE MUNICIPAL FUND



                                            By:
-------------------------------                ---------------------------------
Secretary                                        Group Senior Vice President

                                                                      Appendix B

Pro Forma Statements of Assets and Liabilities                     June 30, 1997


                                                    California Insured
                                                      Intermediate      California Municipal    Pro Forma       Pro Forma
ASSETS:                                              Municipal Fund         Bond Fund          Adjustments      Combined
                                                    ------------------  -------------------    -----------      ---------
     Investment in securities, at identified cost    $ 18,164,877        $ 167,151,352                          $ 185,316,229
                                                    =============        =============                          =============
     Investment in securities, at value              $ 18,678,369        $ 177,294,905                          $ 195,973,274
     Cash                                                  33,881               54,809                                 88,690
     Receivables for:
       Sales of Fund's shares                                   0               58,858                                 58,858
       Accrued interest and dividends                     334,030            3,221,619                              3,555,649
     Unamortized organization costs                         1,436                1,436        $      (1,436)(c)         1,436
                                                    -------------        -------------        -------------     -------------
     Total assets                                      19,047,716          180,631,627               (1,436)      199,679,343
                                                    -------------        -------------        -------------     -------------
LIABILITIES:
     Payables for:
       Redemptions of Fund's shares                             0               33,982                                 33,982
       Reorganization costs                                     0                    0               12,183 (d)             0
       Dividends                                           18,665              215,803                                234,468
       Accrued expenses                                    20,923              213,588        $     (11,980)(a)       222,531
                                                     ------------        -------------        -------------      ------------
     Total liabilities                                     39,588              463,373                  203           503,164
                                                     ------------        -------------        -------------      ------------
NET ASSETS                                           $ 19,008,128        $ 180,168,254        $      (1,639)     $199,188,362
                                                     ============        =============        =============      ============
NET ASSETS CONSIST OF:
     Net unrealized appreciation (depreciation)      $    513,492          $10,143,553                          $  10,657,045
     Accumulated net realized gain (loss)                (391,775)            (205,526)                              (597,301)
     Undistributed net investment income                        0                    0           (1,639)(a)            11,980
     Paid in capital                                   18,886,411          170,230,227                            189,116,638
                                                     ------------        -------------        -------------      ------------

NET ASSETS                                           $ 19,008,128        $ 180,168,254        $      (1,639)     $199,188,362
                                                     ============        =============        =============      ============
NET ASSET VALUE PER SHARE:
     Class A
       Shares outstanding                               1,773,125           15,609,822             (118,285)(b)    17,264,662
       Net asset value per share                     $      10.41        $       11.15                           $      11.15
       Maximum offering price per share
       (net asset value plus sales charge
       of 3.0%)                                      $      10.73        $       11.49                           $      11.49
     Class B
       Shares outstanding                                  53,526              550,257               (3,646)(b)       600,137
       Net asset value per share and maximum
       offering price                                $      10.40        $       11.16                           $      11.16


CAPITAL SHARES AUTHORIZED:                             25,000,000           50,000,000                             50,000,000
                                                     ============        =============                           ============

(a) Reflects reduction in expenses due to elimination of duplicative services and adjustments to expense waivers.

(b) Reflects net new shares issued.

(c) Reflects elimination of unamortized organization costs of California Insured Intermediate Municipal Fund.

(d) Reflects reorganization costs to be paid by California Municipal Bond Fund.

The accompanying notes are an integral part of these pro forma financial statements.

Pro Forma Statements of Operations        For the Six Months Ended June 30, 1997


                                                  California Insured  California Municipal Pro Forma         Pro Forma
                                                  Intermediate        Bond Fund            Adjustments       Combined
                                                  Municipal Fund
                                                  ----------------------------------------------------------------------
INVESTMENT INCOME:
     Income:
       Interest                                    $   487,775        $  5,204,722                            $ 5,692,497
       Dividends                                             0                   0                                      0
                                                   -----------        ------------                            -----------
     Total income                                      487,775           5,204,722                              5,692,497
                                                   -----------        ------------                            -----------
     Expenses:
       Management fees                                  54,521             493,880                                548,401
       12b-1 fees:
         Class A                                        24,070             217,447                                241,517
         Class B                                         2,136              21,133                                 23,269
       Transfer agency fees and expenses                15,214              54,352        $    (13,841)(a)         55,725
       Custodian fees and expenses                       9,438              53,229              (8,565)(a)         54,102
       Directors' fees                                     442               3,996                                  4,438
       Registration fees                                   882               1,193                (881)(a)          1,194
       Accounting and legal fees                         7,094               7,859              (7,000)(a)          7,953
       Printing and postage                                973               7,735                                  8,708
       Reorganization costs                                  0                   0              12,183 (b)         12,183
       Organization costs                                    0                   0               1,436 (c)          1,436
       Other                                               492               7,709                 380 (a)          8,581
                                                   -----------        ------------        ------------        -----------
     Gross expenses                                    115,262             868,533             (16,288)           967,507
       Waiver of management fees                             0                   0                                      0
       Waiver of 12b-1 fees:
         Class A                                        (9,705)                  0               9,705 (a)              0
         Class B                                             0                   0                                      0
       Expense reimbursement                            (8,227)             (8,540)              8,222 (a)         (8,545)
                                                   -----------        ------------        ------------        -----------
     Net expenses                                       97,330             859,993              (1,639)           958,962
                                                   -----------        ------------        ------------        -----------
     Net investment income                             390,445           4,344,729              (1,639)         4,733,535
                                                   -----------        ------------        ------------        -----------
REALIZED GAIN (LOSS) AND UNREALIZED
APPRECIATION (DEPRECIATION) ON INVESTMENTS:
     Realized gain (loss):
       Proceeds from sales                           3,494,737          16,347,264                             19,842,001
       Cost of securities sold                      (3,437,157)        (15,798,480)                           (19,235,637)
                                                    -----------       ------------                            -----------
     Net realized gain                                  57,580             548,784                                606,364
                                                    -----------       ------------                            -----------
     Unrealized appreciation (depreciation):
       Beginning of period                             496,510          10,669,890                             11,166,400
       End of period                                   513,492          10,143,553                             10,657,045
                                                    ----------        ------------                            -----------
     Unrealized appreciation (depreciation)             16,982            (526,337)                              (509,355)
                                                    ----------        ------------                            -----------
     Net realized gain and unrealized
     appreciation (depreciation) on
     investments                                        74,562              22,447                                 97,009
                                                    ----------        ------------                            -----------
     Net increase in net assets
     resulting from operations                     $   465,007        $  4,367,176        $     (1,639)       $ 4,830,544
                                                   ===========        ============        ============        ===========

(a) Reflects reduction in expenses due to elimination of duplicative services and adjustments to expense waivers.

(b) Reflects reorganization costs to be paid by California Municipal Bond Fund.

(c) Reflects elimination of unamortized organization costs of California Insured Intermediate Municipal Fund.


The accompanying notes are an integral part of these pro forma financial statements.

Pro Forma Statements of Operations         For the Year Ended December 31, 1996


                                                  California Insured  California Municipal  Pro Forma         Pro Forma
                                                  Intermediate        Bond Fund             Adjustments       Combined
                                                  Municipal Fund
                                                  ----------------------------------------------------------------------
INVESTMENT INCOME:
     Income:
       Interest                                    $  1,042,841        $ 10,575,595                          $ 11,618,436
       Dividends                                              0                   0                                     0
                                                   ------------        ------------                          ------------
     Total income                                     1,042,841          10,575,595                            11,618,436
                                                   ------------        ------------                          ------------
     Expenses:
       Management fees                                  120,119           1,006,052                             1,126,171
       12b-1 fees:
         Class A                                         53,335             446,620                               499,955
         Class B                                          3,793              32,030                                35,823
       Transfer agency fees and expenses                 35,293             125,356        $    (35,293)(a)       125,356
       Custodian fees and expenses                       21,766             128,460             (20,794)(a)       129,432
       Directors' fees                                    1,103               9,216                                10,319
       Registration fees                                  1,392               1,392              (1,392)(a)         1,392
       Accounting and legal fees                         12,868              14,842             (12,599)(a)        15,111
       Printing and postage                               2,840              20,540                                23,380
       Other                                              2,633               5,025                (895)(a)         6,763
                                                   ------------        ------------        ------------      ------------
     Gross expenses                                     255,142           1,789,533             (70,973)        1,973,702
       Waiver of management fees                         (5,620)                  0               5,620 (a)             0
       Waiver of 12b-1 fees:
         Class A                                        (50,962)                  0              50,962 (a)             0
         Class B                                           (372)                  0                 372 (a)             0
       Expense reimbursement                            (15,890)            (16,155)             15,807 (a)       (16,238)
                                                   ------------        ------------        ------------      ------------
     Net expenses                                       182,298           1,773,378               1,788         1,957,464
                                                   ------------        ------------        ------------      ------------
     Net investment income                              860,543           8,802,217              (1,788)        9,660,972
                                                   ------------        ------------        ------------      ------------
REALIZED GAIN (LOSS) AND UNREALIZED
APPRECIATION (DEPRECIATION) ON INVESTMENTS:
     Realized gain (loss):
       Proceeds from sales                           13,880,683          53,883,958                            67,764,641
       Cost of securities sold                      (13,734,258)        (52,715,116)                          (66,449,374)
                                                    ------------       ------------                          ------------
     Net realized gain                                  146,425           1,168,842                             1,315,267
                                                    -----------        ------------                          ------------
     Unrealized appreciation (depreciation):
       Beginning of period                              734,722          13,639,556                            14,374,278
       End of period                                    496,510          10,669,890                            11,166,400
                                                    -----------        ------------                          ------------
     Unrealized appreciation (depreciation)            (238,212)         (2,969,666)                           (3,207,878)
                                                    -----------        ------------                          ------------
     Net realized gain and unrealized
     appreciation (depreciation) on
     investments                                        (91,787)         (1,800,824)                           (1,892,611)
                                                    -----------        ------------                          ------------
     Net increase in net assets
     resulting from operations                     $    768,756        $  7,001,393        ($     1,788)      $ 7,768,361
                                                   ============        ============        ============      ============

(a) Reflects effect to expenses due to elimination of duplicative services and adjustments to expense waivers.

The accompanying notes are an integral part of these pro forma financial statements.

Notes to Pro Forma Financial Statements

1. General
The accompanying pro forma financial statements present the effect of the proposed acquisition of Atlas California Insured Intermediate Municipal Fund (the Fund) by Atlas California Municipal Bond Fund (ACMBF).

Under the terms of the Plan of Reorganization, the combination of the Fund and ACMBF will be a tax-free business combination and accordingly will be accounted for by a method of accounting for tax free mergers of investment companies (sometimes referred to as the pooling without restatement method). The acquisition would be accomplished by the transfer of all of the assets and liabilities of the Fund in exchange solely for shares of ACMBF at net asset value. The Pro Forma Statements of Assets and Liabilities of the Fund and ACMBF have been combined as of June 30, 1997, and the related Pro Forma Statements of Operations have been combined for the year ended December 31, 1996 and for the six-month period ended June 30, 1997.

The accompanying pro forma financial statements should be read in conjunction with the financial statements and schedules of investments of the Fund and ACMBF which are included in their respective annual reports dated December 31, 1996 and their semi-annual reports dated June 30, 1997.

2. Significant Accounting Policies
Atlas Assets, Inc., a series fund comprised of 15 funds including the Fund and ACMBF, is a Maryland corporation, registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

The significant accounting policies consistently followed by the ACMBF are (a) securities transactions are accounted for on the trade date (b) securities are valued daily by pricing services (c) interest income and estimated expenses are accrued daily (d) realized gains and losses on security transactions are determined on the basis of specific identification for both financial statement and federal income tax purposes (e) direct expenses are charged to each fund and then allocated amongst the share classes or charged to the responsible share class; management fees and common fund expenses are allocated on the basis of relative net assets of the share classes (f) dividends and distributions to shareholders are recorded on the ex-dividend date and (g) ACMBF intends to comply with the requirements of the Internal Revenue Code pertaining to regulated investment companies and to make the required distributions to shareholders; therefore, no provision for federal income taxes has been made.

3. Pro Forma Adjustments
The accompanying pro forma financial statements reflect changes in fund shares as if the merger had taken place on June 30, 1997. Adjustments are shown to expenses for duplicated services that would not have been incurred if the merger had taken place on January 1, 1996 and for the effect of expense waivers in place during the period.

4. Transactions with Affiliated Persons
Atlas Advisers, Inc. is the investment manager of the Fund and ACMBF and supervises the services of the sub-adviser to the funds. The Fund and ACMBF pay Atlas Advisers, Inc. a management fee calculated at an annual rate of 0.55% on the first $500 million of aggregate average daily net assets and 0.50% on the aggregate average daily net assets in excess of $500 million. All fees are calculated daily and paid monthly.

Atlas Securities, Inc. is the distributor and principal underwriter of the Fund and ACMBF. Atlas Securities, Inc. receives a commission for sales of Class A shares and redemptions of Class B shares of the Fund and ACMBF. Under separate Class A and Class B Distribution Plans, each fund pays Atlas Securities, Inc. up to a maximum of 0.25% per year of its average daily Class A net assets and up to 0.75% per year of its average daily Class B net assets.

5. Investments
At June 30, 1997, the Fund and ACMBF had net capital loss carryovers of approximately $449,000 and $723,000, respectively, available to offset future capital gains. To the extent that these carryover losses can be used to offset capital gains, ACMBF intends not to make distributions from capital gains while a capital loss carryover remains.

PRO FORMA STATEMENTS OF INVESTMENTS                                June 30, 1997

                                                                                                 California Insured
                                                                                                 Intermediate Fund
                                                                                                 ------------------
                                                                                                              value
                                                                                            face amount      (note 1)
                                                                                            -----------      --------
Bonds - 96.99%

Acalanes Unified High School District, Series C, FGIC Insured,
 6.25% due 08/01/14                                                                         $      -       $      -
 6.25% due 08/01/15                                                                                -              -
Alameda County, COP, BIG Insured, 7.25% due 12/01/08                                               -              -
Anaheim Public Financing Authority, Lease Revenue Public Improvements Project,
Series A, FSA Insured,  5.00% due 03/01/37                                                         -              -
Benicia Unified School District, Series A, AMBAC Insured, 6.85% due 08/01/16                       -              -
Brea, Public Finance Authority Revenue Tax Allocation, Redevelopment Project AB,
 Pre-Refunded, Series A, MBIA Insured, 6.75% due 08/01/22                                          -              -
 Un-Refunded, Series A, MBIA Insured, 6.75% due 08/01/22                                           -              -
Burbank, Glendale, Pasadena Airport Authority , Airport Revenue Refunding,
AMBAC Insured, 6.40% due 06/01/10                                                                  -              -
Calleguas Municipal Water District, COP, System Improvement Project,
AMBAC Insured, 6.25% due 07/01/11                                                                  -              -
Central Coast Water Authority, Revenue Refunding, State Water Project, Regional
Facilities, Series A, AMBAC Insured, 5% due 10/01/22                                               -              -
Contra Costa, Transportation Authority Sales Tax Revenue, Series A,
FGIC Insured, 6% due 03/01/08                                                                500,000        546,980
Contra Costa Water District, Water Treatment Revenue Refunding, Series G,
MBIA Insured, 5.90% due 10/01/08                                                                   -              -
Cotati-Rohnert Park Unified School District, Series A, FGIC Insured,
 6% due 08/01/14                                                                                   -              -
 6% due 08/01/15                                                                                   -              -
Cupertino Unified School District, Series A, FGIC Insured, 6.75% due 08/01/05                500,000        571,155
Elk Grove Unified School District, Special Tax Refunding, Community Facilities
 District 1, AMBAC Insured,
 6.50% due 12/01/06                                                                          600,000        682,878
 6.50% due 12/01/24                                                                                -              -
Encina Financing Joint Powers Authority, Wastewater Revenue, Series A,
AMBAC Insured, 5.50% due 08/01/06                                                            400,000        423,424
Folsom School Facilities Project, Series B, FGIC Insured,
 6% due 08/01/98                                                                             425,000        434,958
 6% due 08/01/99                                                                             225,000        233,912
Fresno Water System Revenue, Water Remediation Project, Series A, FGIC Insured,
 7.50% due 06/01/04                                                                          500,000        585,885
 7.50% due 06/01/05                                                                          715,000        845,609
Kern High School District Refunding, MBIA Insured


                                                                                              California Municipal
                                                                                                   Bond Fund
                                                                                              --------------------
                                                                                                                           Combined
                                                                                                              value         value
                                                                                          face amount        (note 1)      (note 1)
                                                                                          -----------        --------      --------
Bonds - 96.99%

Acalanes Unified High School District, Series C, FGIC Insured,
 6.25% due 08/01/14                                                                        $  500,000         $522,640    $  522,640
 6.25% due 08/01/15                                                                           500,000          522,640       522,640
Alameda County, COP, BIG Insured, 7.25% due 12/01/08                                        1,000,000        1,112,830     1,112,830
Anaheim Public Financing Authority, Lease Revenue Public Improvements Project,
Series A, FSA Insured,  5.00% due 03/01/37                                                  4,000,000        3,595,760     3,595,760
Benicia Unified School District, Series A, AMBAC Insured, 6.85% due 08/01/16                1,000,000        1,090,110     1,090,110
Brea, Public Finance Authority Revenue Tax Allocation, Redevelopment Project AB,
 Pre-Refunded, Series A, MBIA Insured, 6.75% due 08/01/22                                   1,590,000        1,764,375     1,764,375
 Un-Refunded, Series A, MBIA Insured, 6.75% due 08/01/22                                      660,000          716,536       716,536
Burbank, Glendale, Pasadena Airport Authority , Airport Revenue Refunding,
AMBAC Insured, 6.40% due 06/01/10                                                           2,000,000        2,135,040     2,135,040
Calleguas Municipal Water District, COP, System Improvement Project,
AMBAC Insured, 6.25% due 07/01/11                                                           1,680,000        1,830,881     1,830,881
Central Coast Water Authority, Revenue Refunding, State Water Project, Regional
Facilities, Series A, AMBAC Insured, 5% due 10/01/22                                        1,250,000        1,153,925     1,153,925
Contra Costa, Transportation Authority Sales Tax Revenue, Series A,
FGIC Insured, 6% due 03/01/08                                                                       -                -       546,980
Contra Costa Water District, Water Treatment Revenue Refunding, Series G,
MBIA Insured, 5.90% due 10/01/08                                                            3,600,000        3,857,184     3,857,184
Cotati-Rohnert Park Unified School District, Series A, FGIC Insured,
 6% due 08/01/14                                                                              845,000          871,136       871,136
 6% due 08/01/15                                                                              905,000          932,992       932,992
Cupertino Unified School District, Series A, FGIC Insured, 6.75% due 08/01/05                       -                -       571,155
Elk Grove Unified School District, Special Tax Refunding, Community Facilities
 District 1, AMBAC Insured,
 6.50% due 12/01/06                                                                                 -                -       682,878
 6.50% due 12/01/24                                                                         1,500,000        1,718,040     1,718,040
Encina Financing Joint Powers Authority, Wastewater Revenue, Series A,
AMBAC Insured, 5.50% due 08/01/06                                                                   -                -       423,424
Folsom School Facilities Project, Series B, FGIC Insured,
 6% due 08/01/98                                                                                    -                -       434,958
 6% due 08/01/99                                                                                    -                -       233,912
Fresno Water System Revenue, Water Remediation Project, Series A, FGIC Insured,
 7.50% due 06/01/04                                                                                 -                -       585,885
 7.50% due 06/01/05                                                                                 -                -       845,609
Kern High School District Refunding, MBIA Insured

PRO FORMA STATEMENTS OF INVESTMENTS                                June 30, 1997

                                                                                                         California Insured
                                                                                                         Intermediate Fund
                                                                                                         ------------------
                                                                                                                       value
                                                                                                     face amount     (note 1)
                                                                                                     -----------     -------
 Series A, 6% due 08/01/04                                                                             500,000       543,475
 Series 1990-C, 6.25% due 08/01/12                                                                           -             -
Lincoln Unified School District, Special Tax Refunding, Community Facilities District 1,
AMBAC Insured, 6% due 09/01/06                                                                         580,000       634,247
Long Beach Harbor Revenue, AMT, MBIA Insured, 5.25% due 05/15/25                                             -             -
Los Angeles, Harbor Development Revenue, 7.60% due 10/01/18                                                  -             -
Los Angeles, Wastewater System Revenue Refunding,
 Series A, MBIA Insured, 5.875% due 06/01/24                                                                 -             -
 Series B, AMBAC Insured, 5.90% due 06/01/03                                                           450,000       482,643
 Series B, AMBAC Insured, 6.25% due 06/01/12                                                                 -             -
 Series C, AMBAC Insured, 7% due 06/01/11                                                                    -             -
 Series D, MBIA Insured, 6.70% due 12/01/21                                                                  -             -
Los Angeles Convention and Exhibition Center Authority Refunding,
COP Refunding, AMBAC Insured, 7% due 08/15/08                                                                -             -
Los Angeles County, Metropolitan Transportation Authority Sales Tax Revenue,
Proposition C, AMBAC Insured,
 Second Series A, 5.90% due 07/01/06                                                                   500,000       544,780
 Second Series B, 8% due 07/01/00                                                                      500,000       552,485
Los Angeles County, Public Works Financing Authority, Lease Revenue Refunding,
 Series B, MBIA Insured, 5.25% due 09/01/15                                                                  -             -
 AMBAC Insured, 6% due 12/01/07                                                                        750,000       819,218
Los Angeles County, Transportation Commission, Sales Tax Revenue, Proposition C,
 Second Series A, MBIA Insured, 6.25% due 07/01/13                                                           -             -
 Series B, AMBAC Insured, 6.50% due 07/01/13                                                                 -             -
Los Angeles Department of Water and Power, Electric Plant Revenue,
 7.10% due 01/15/31                                                                                          -             -
 7.125% due 05/15/30                                                                                         -             -
MSR Public Power Agency, San Juan Project Revenue,
Series E, MBIA Insured, 6.75% due 07/01/11                                                                   -             -
Manhattan Beach Unified School District, Series A,
FGIC Insured, 0% due 09/01/16                                                                                -             -
Marin Municipal Water District Water Revenue,  MBIA Insured, 5.65% due 07/01/23                              -             -
Maritime Infrastructure Authority, Airport Revenue, San Diego University, Port
District Airport, AMT, AMBAC Insured, 5% due 11/01/20                                                        -             -
Metropolitan Water District, Southern California Waterworks Revenue,
 5.50% due 07/01/19                                                                                          -             -
 Series C, 5% due 07/01/27                                                                                   -             -
 Series G, 6.50% due 03/01/12                                                                                -             -
Mountain View Capital Improvements Financing Authority Revenue,
City Hall Community Theater, MBIA Insured, 6.25% due 08/01/12                                                -             -

                                                                                        California Municipal
                                                                                            Bond Fund
                                                                                        --------------------
                                                                                                                      Combined
                                                                                                     value             value
                                                                                   face amount      (note 1)          (note 1)
                                                                                   -----------      --------          --------
 Series A, 6% due 08/01/04                                                                  -               -          543,475
 Series 1990-C, 6.25% due 08/01/12                                                  1,200,000       1,329,216        1,329,216
Lincoln Unified School District, Special Tax Refunding, Community Facilities
District 1, AMBAC Insured, 6% due 09/01/06                                                  -               -          634,247
Long Beach Harbor Revenue, AMT, MBIA Insured, 5.25% due 05/15/25                    2,000,000       1,864,380        1,864,380
Los Angeles, Harbor Development Revenue, 7.60% due 10/01/18                           140,000         173,977          173,977
Los Angeles, Wastewater System Revenue Refunding,
 Series A, MBIA Insured, 5.875% due 06/01/24                                        2,250,000       2,288,115        2,288,115
 Series B, AMBAC Insured, 5.90% due 06/01/03                                                -               -          482,643
 Series B, AMBAC Insured, 6.25% due 06/01/12                                        2,500,000       2,668,250        2,668,250
 Series C, AMBAC Insured, 7% due 06/01/11                                           1,000,000       1,067,430        1,067,430
 Series D, MBIA Insured, 6.70% due 12/01/21                                         3,000,000       3,292,530        3,292,530
Los Angeles Convention and Exhibition Center Authority Refunding,
COP Refunding, AMBAC Insured, 7% due 08/15/08                                         500,000         549,970          549,970
Los Angeles County, Metropolitan Transportation Authority Sales Tax Revenue,
Proposition C, AMBAC Insured,
 Second Series A, 5.90% due 07/01/06                                                        -               -          544,780
 Second Series B, 8% due 07/01/00                                                           -               -          552,485
Los Angeles County, Public Works Financing Authority, Lease Revenue Refunding,
 Series B, MBIA Insured, 5.25% due 09/01/15                                         1,000,000         972,550          972,550
 AMBAC Insured, 6% due 12/01/07                                                             -               -          819,218
Los Angeles County, Transportation Commission, Sales Tax Revenue, Proposition C,
 Second Series A, MBIA Insured, 6.25% due 07/01/13                                  8,980,000       9,599,350        9,599,350
 Series B, AMBAC Insured, 6.50% due 07/01/13                                        1,750,000       1,889,457        1,889,457
Los Angeles Department of Water and Power, Electric Plant Revenue,
 7.10% due 01/15/31                                                                   500,000         544,975          544,975
 7.125% due 05/15/30                                                                1,875,000       2,029,669        2,029,669
MSR Public Power Agency, San Juan Project Revenue,
Series E, MBIA Insured, 6.75% due 07/01/11                                          3,000,000       3,253,500        3,253,500
Manhattan Beach Unified School District, Series A,
FGIC Insured, 0% due 09/01/16                                                       2,690,000         922,778          922,778
Marin Municipal Water District Water Revenue,  MBIA Insured, 5.65% due 07/01/23     2,000,000       1,978,500        1,978,500
Maritime Infrastructure Authority, Airport Revenue, San Diego University, Port
 District Airport, AMT, AMBAC Insured, 5% due 11/01/20                              9,500,000       8,635,500        8,635,500
Metropolitan Water District, Southern California Waterworks Revenue,
 5.50% due 07/01/19                                                                 2,500,000       2,431,650        2,431,650
 Series C, 5% due 07/01/27                                                          2,000,000       1,831,980        1,831,980
 Series G, 6.50% due 03/01/12                                                       2,500,000       2,611,600        2,611,600
Mountain View Capital Improvements Financing Authority Revenue,
City Hall Community Theater, MBIA Insured, 6.25% due 08/01/12                       1,500,000       1,602,735        1,602,735

PRO FORMA STATEMENTS OF INVESTMENTS                                June 30, 1997

                                                                                                         California Insured
                                                                                                         Intermediate Fund
                                                                                                         ------------------
                                                                                                                       value
                                                                                                     face amount     (note 1)
                                                                                                     -----------     --------
New Haven Unified School District Refunding, MBIA Insured,
5.75% due 08/01/11                                                                                         -               -
Northern California Power Agency Public Power Revenue Refunding, Hydroelectric
 Project 1, Series A,
 AMBAC Insured, 7.50% due 07/01/23                                                                         -               -
 MBIA Insured, 6.25% due 07/01/12                                                                          -               -
Oakland Redevelopment Agency, Revenue Refunding, Pension Financing,
Series A, FGIC Insured, 7.60% due 08/01/21                                                                 -               -
Orange County, Sanitation Districts, COP Numbers 1, 2, 3, 5, 6, 7, and 11,
Series B, FGIC Insured, 6% due 08/01/16                                                                    -               -
Palo Alto Unified School District, Series B, 5.375% due 08/01/18                                           -               -
Pleasanton Unified School District, Series F, FGIC Insured,
 6.25% due 08/01/14                                                                                        -               -
 6.25% due 08/01/15                                                                                        -               -
 6.25% due 08/01/16                                                                                        -               -
Port of Oakland, Port Revenue, Series E, AMT, MBIA Insured, 6% due 11/01/02                          500,000         534,705
Puerto Rico, Electric Power Authority Power Revenue, MBIA Insured,
 Series W, 6.50% due 07/01/05                                                                        250,000         281,325
 Series Y, 6.50% due 07/01/06                                                                        500,000         565,840
Puerto Rico, Public Buildings Authority Revenue, Gtd. Government Facilities,
 Series A, AMBAC Insured,
 6.25% due 07/01/14                                                                                        -               -
 6.75% due 07/01/04                                                                                  700,000         793,261
Puerto Rico Commonwealth Refunding, MBIA Insured, 6.25% due 07/01/12                                       -               -
Redding Joint Powers Financing Authority, Electric Systems Revenue Refunding,
 Series A, MBIA Insured, 5.25% due 06/01/15                                                                -               -
Riverside County Transportation Commission, Sales Tax Revenue, Series A,
 AMBAC Insured, 6.625% due 06/01/02                                                                1,000,000       1,101,830
 FGIC Insured, 6% due 06/01/09                                                                       400,000         436,704
Riverside Electric Revenue, 6% due 10/01/15                                                                -               -
Rural Home Mortgage Financing Authority, Single Family Revenue Refunding,
 Series C, AMT, 7.50% due 08/01/27                                                                         -               -
Sacramento Municipal Utility District, Electric Revenue Refunding, Series Z,
 FGIC Insured, 6% due 07/01/02                                                                       475,000         509,675
 6.45% due 07/01/10                                                                                        -               -
San Bernardino County, COP, Medical Center Financing Project,
MBIA Insured, 5% due 08/01/28                                                                              -               -
San Bernardino County Transportation Authority Sales Tax Revenue,
Series A, FGIC Insured, 6% due 03/01/10                                                                    -               -
San Bernardino Health Care System Revenue, Sisters of Charity,

                                                                                          California Municipal
                                                                                              Bond Fund
                                                                                         --------------------
                                                                                                                           Combined
                                                                                                         value              value
                                                                                     face amount        (note 1)           (note 1)
                                                                                     -----------        --------           --------
New Haven Unified School District Refunding, MBIA Insured,
5.75% due 08/01/11                                                                     925,000         955,340             955,340
Northern California Power Agency Public Power Revenue Refunding, Hydroelectric
 Project 1, Series A,
 AMBAC Insured, 7.50% due 07/01/23                                                      50,000          62,265              62,265
 MBIA Insured, 6.25% due 07/01/12                                                    1,500,000       1,602,765           1,602,765
Oakland Redevelopment Agency, Revenue Refunding, Pension Financing,
Series A, FGIC Insured, 7.60% due 08/01/21                                           1,250,000       1,319,862           1,319,862
Orange County, Sanitation Districts, COP Numbers 1, 2, 3, 5, 6, 7, and 11,
Series B, FGIC Insured, 6% due 08/01/16                                              2,000,000       2,163,620           2,163,620
Palo Alto Unified School District, Series B, 5.375% due 08/01/18                     1,250,000       1,230,575           1,230,575
Pleasanton Unified School District, Series F, FGIC Insured,
 6.25% due 08/01/14                                                                    570,000         600,244             600,244
 6.25% due 08/01/15                                                                    610,000         642,367             642,367
 6.25% due 08/01/16                                                                    650,000         684,489             684,489
Port of Oakland, Port Revenue, Series E, AMT, MBIA Insured, 6% due 11/01/02                  -               -             534,705
Puerto Rico, Electric Power Authority Power Revenue, MBIA Insured,
 Series W, 6.50% due 07/01/05                                                                -               -             281,325
 Series Y, 6.50% due 07/01/06                                                                -               -             565,840
Puerto Rico, Public Buildings Authority Revenue, Gtd. Government Facilities,
 Series A, AMBAC Insured,
 6.25% due 07/01/14                                                                  1,000,000       1,110,360           1,110,360
 6.75% due 07/01/04                                                                          -               -             793,261
Puerto Rico Commonwealth Refunding, MBIA Insured, 6.25% due 07/01/12                 1,000,000       1,111,760           1,111,760
Redding Joint Powers Financing Authority, Electric Systems Revenue Refunding,
 Series A, MBIA Insured, 5.25% due 06/01/15                                          2,000,000       1,963,480           1,963,480
Riverside County Transportation Commission, Sales Tax Revenue, Series A,
 AMBAC Insured, 6.625% due 06/01/02                                                          -               -           1,101,830
 FGIC Insured, 6% due 06/01/09                                                               -               -             436,704
Riverside Electric Revenue, 6% due 10/01/15                                          1,500,000       1,531,365           1,531,365
Rural Home Mortgage Financing Authority, Single Family Revenue Refunding,
 Series C, AMT, 7.50% due 08/01/27                                                   1,205,000       1,340,791           1,340,791
Sacramento Municipal Utility District, Electric Revenue Refunding,
 Series Z, FGIC Insured, 6% due 07/01/02                                                     -               -             509,675
 6.45% due 07/01/10                                                                  2,500,000       2,687,125           2,687,125
San Bernardino County, COP, Medical Center Financing Project,
MBIA Insured, 5% due 08/01/28                                                        1,500,000       1,357,890           1,357,890
San Bernardino County Transportation Authority Sales Tax Revenue,
Series A, FGIC Insured, 6% due 03/01/10                                              2,500,000       2,661,675           2,661,675
San Bernardino Health Care System Revenue, Sisters of Charity,

PRO FORMA STATEMENTS OF INVESTMENTS                                June 30, 1997

                                                                                       California Insured
                                                                                       Intermediate Fund
                                                                                       ------------------
                                                                                                     value
                                                                                   face amount     (note 1)
                                                                                   -----------     --------
Series A, 7% due 07/01/21                                                                   -             -
San Diego Public Safety Communication Project, 6.50% due 07/15/09                           -             -
San Francisco Bay Area Rapid Transit District, Sales Tax Revenue, FGIC Insured,
6.20% due 07/01/01                                                                    750,000       803,025
San Francisco City and County,
 Series 95 A & B, FGIC Insured, 5.50% due 06/15/13                                          -             -
 Series E, 6.50% due 06/15/11                                                               -             -
San Francisco City and County Airport Commission, International Airport Revenue
 Refunding, Second Series,
 Issue 1, AMBAC Insured, 6.30% due 05/01/11                                                 -             -
 Issue 1, AMBAC Insured, 6.50% due 05/01/13                                                 -             -
 Issue 12, FGIC Insured, 5.625% due 05/01/06                                          500,000       529,385
San Francisco City and County Public Utilities Commission Water Revenue
 Refunding, Series A,                                                                       -             -
 6.50% due 11/01/17                                                                         -             -
San Francisco City and County Sewer Revenue Refunding, AMBAC Insured,
6% due 10/01/11                                                                             -             -
San Joaquin Hills Transportation Corridor Agency, Toll Road Revenue,
 0% due 01/01/07                                                                            -             -
 0% due 01/01/09                                                                            -             -
San Jose Redevelopment Agency Tax Allocation, Merged Area Redevelopment Project
 Refunding, MBIA Insured, 5% due 08/01/20                                                   -             -
Santa Barbara, Revenue COP, Retirement Services, 5.75% due 08/01/20                         -             -
Santa Clara Electric Revenue, Series A, MBIA Insured, 6.25% due 07/01/19                    -             -
Santa Clara Local Government Finance Authority Revenue Refunding, BIG Insured,
 7.25% due 02/01/13                                                                         -             -
Santa Margarita, Dana Point Authority Revenue Refunding, Improvement District 3,
 3A, 4, and 4A, Series B, MBIA Insured,
 7.25% due 08/01/07                                                                   500,000       597,450
 7.25% due 08/01/13                                                                         -             -
Santa Monica, Malibu Unified School District, Public School Facilities
 Reconstruction Projects A, 01/11                                                           -             -
Saugus Unified School District, Series A, MBIA Insured, 5.65% due 09/01/11                  -             -
Southern California Public Power Authority Power Project Revenue Refunding,
Hydroelectric Hoover Uprating Project, Series A, 6.625% due 10/01/05                        -             -
Southern California Public Power Authority Transmission Project Revenue Refunding,
Southern Transportation System, 5.75% due 07/01/10                                          -             -
Southern California Rapid Transit District, COP, Workers Compensation Fund,
MBIA Insured, 6% due 07/01/10                                                               -             -
State, Refunding, AMBAC Insured, 5.25% due 06/01/21                                         -             -

                                                                                       California Municipal
                                                                                            Bond Fund
                                                                                       --------------------
                                                                                                                       Combined
                                                                                                       value            value
                                                                                   face amount        (note 1)         (note 1)
                                                                                   -----------        --------         --------
Series A, 7% due 07/01/21                                                           3,230,000       3,600,772         3,600,772
San Diego Public Safety Communication Project, 6.50% due 07/15/09                   1,525,000       1,737,463         1,737,463
San Francisco Bay Area Rapid Transit District, Sales Tax Revenue, FGIC Insured,
6.20% due 07/01/01                                                                          -               -           803,025
San Francisco City and County,
 Series 95 A & B, FGIC Insured, 5.50% due 06/15/13                                  1,145,000       1,157,458         1,157,458
 Series E, 6.50% due 06/15/11                                                       2,220,000       2,341,456         2,341,456
San Francisco City and County Airport Commission, International Airport Revenue
 Refunding, Second Series,
 Issue 1, AMBAC Insured, 6.30% due 05/01/11                                         3,000,000       3,222,090         3,222,090
 Issue 1, AMBAC Insured, 6.50% due 05/01/13                                         2,000,000       2,170,500         2,170,500
 Issue 12, FGIC Insured, 5.625% due 05/01/06                                                -               -           529,385
San Francisco City and County Public Utilities Commission Water Revenue Refunding,
 Series A,6% due 11/01/15                                                           1,000,000       1,029,280         1,029,280
 6.50% due 11/01/17                                                                 1,000,000       1,104,840         1,104,840
San Francisco City and County Sewer Revenue Refunding, AMBAC Insured,
6% due 10/01/11                                                                     2,280,000       2,394,433         2,394,433
San Joaquin Hills Transportation Corridor Agency, Toll Road Revenue,
 0% due 01/01/07                                                                    1,000,000         837,100           837,100
 0% due 01/01/09                                                                    1,000,000         848,160           848,160
San Jose Redevelopment Agency Tax Allocation, Merged Area Redevelopment Project
 Refunding, MBIA Insured, 5% due 08/01/20                                           2,500,000       2,297,775         2,297,775
Santa Barbara, Revenue COP, Retirement Services, 5.75% due 08/01/20                 2,000,000       1,974,720         1,974,720
Santa Clara Electric Revenue, Series A, MBIA Insured, 6.25% due 07/01/19            3,750,000       4,003,687         4,003,687
Santa Clara Local Government Finance Authority Revenue Refunding, BIG Insured,
 7.25% due 02/01/13                                                                   250,000         267,115           267,115
Santa Margarita, Dana Point Authority Revenue Refunding, Improvement District 3,
 3A, 4, and 4A, Series B, MBIA Insured,
 7.25% due 08/01/07                                                                         -               -           597,450
 7.25% due 08/01/13                                                                 2,000,000       2,416,800         2,416,800
Santa Monica, Malibu Unified School District, Public School Facilities                                          ,
 Reconstruction Projects A,6.90% due 08/01/11                                         500,000         550,080           550,080
Saugus Unified School District, Series A, MBIA Insured, 5.65% due 09/01/11          2,035,000       2,092,713         2,092,713
Southern California Public Power Authority Power Project Revenue Refunding,
Hydroelectric Hoover Uprating Project, Series A, 6.625% due 10/01/05                  600,000         655,308           655,308
Southern California Public Power Authority Transmission Project Revenue Refunding,
Southern Transportation System, 5.75% due 07/01/10                                  2,000,000       2,020,140         2,020,140
Southern California Rapid Transit District, COP, Workers Compensation Fund,
MBIA Insured, 6% due 07/01/10                                                       1,000,000       1,048,180         1,048,180
State, Refunding, AMBAC Insured, 5.25% due 06/01/21                                 1,000,000         957,940           957,940

PRO FORMA STATEMENTS OF INVESTMENTS                                June 30, 1997

                                                                                                              California Insured
                                                                                                              Intermediate Fund
                                                                                                              ------------------
                                                                                                                            value
                                                                                                          face amount     (note 1)
                                                                                                          -----------     --------
State, Various Purpose, 6.125% due 10/01/11                                                                     -                 -
State Department of Water Resources Central Valley Project Revenue,
 Series J-2, 6.125% due 12/01/13                                                                                -                 -
 Series J-3, 5.50% due 12/01/23                                                                                 -                 -
 Series O, 5% due 12/01/15                                                                                      -                 -
 Series O, 4.75% due 12/01/25                                                                                   -                 -
State Educational Facilities Authority Revenue Refunding,
 Pepperdine University, MBIA Insured, 6.10% due 03/15/14                                                        -                 -
 Santa Clara University, MBIA Insured, 5.75% due 09/01/18                                                       -                 -
State Health Facilities Financing Authority Revenue Refunding,
 Adventist Health System West, Series B, MBIA Insured, 6.40% due 03/01/02                                       -                 -
 Sutter Health Systems, Series A, AMBAC-TCRS Insured, 6.70% due 01/01/13                                        -                 -
State Housing Finance Agency Revenue, Home Mortgage, AMT, MBIA Insured,
Series L, 5.55% due 08/01/05                                                                              800,000           817,832
State Housing Finance Agency Revenue Home Mortgage,
 Series B, AMT, AMBAC Insured, 6.05% due 08/01/16                                                               -                 -
 Series H, AMT, 6.15% due 08/01/16                                                                              -                 -
 Series K,  MBIA Insured, 6.15% due 08/01/16                                                                    -                 -
 Series Q, MBIA Insured, 5.85% due 08/01/16                                                                     -                 -
State Pollution Control Financing Authority, Pollution Control Revenue, MBIA Insured,
 Pacific Gas & Electric Co., Series B, 5.85% due 12/01/23                                                       -                 -
 Southern California Edison, Series A, AMT, 6.90% due 09/01/06                                            410,000           435,424
 Southern California Edison, AMT, 6.90% due 12/01/17                                                            -                 -
State Public Works Board, Lease Revenue, Department of Corrections, AMBAC Insured,
Series A, 5.25% due 01/01/21                                                                                    -                 -
Tri-City Hospital District Revenue Refunding, Series A, MBIA Insured 6% due 02/15/03                      700,000           750,547
Truckee, Donner Public Utility District, COP, Water System Improvement Project,
MBIA Insured, 6.75% due 11/15/21                                                                                -                 -
Turlock Irrigation District Revenue Refunding, Series A, MBIA Insured,
 5.90% due 01/01/02                                                                                        80,000            84,988
 6% due 01/01/07                                                                                        1,000,000         1,093,100
 6% due 01/01/10                                                                                                -                 -
University of Puerto Rico, University Revenue Refunding, Series N, MBIA Insured,
 6% due 06/01/99                                                                                          500,000           517,530
Vallejo Revenue Water Improvement Project, Series B, FGIC Insured, 6.50% due 11/01/14                           -                 -
Watsonville Water Revenue Refunding, Series A, MBIA Insured, 6% due 05/15/16                                    -                 -
Westside Unified School District Refunding, Series C, AMBAC Insured, 6% due 08/01/14                      300,000           324,099
                                                                                                                         ----------
Total Bonds (cost: $182,516,229)                                                                                         18,078,369
                                                                                                                         ----------




                                                                                            California Municipal
                                                                                                 Bond Fund
                                                                                            --------------------
                                                                                                                          Combined
                                                                                                              value        value
                                                                                          face amount        (note 1)     (note 1)
                                                                                          -----------        --------     --------
State, Various Purpose, 6.125% due 10/01/11                                                 1,000,000       1,098,570     1,098,570
State Department of Water Resources Central Valley Project Revenue,
 Series J-2, 6.125% due 12/01/13                                                            2,225,000       2,324,213     2,324,213
 Series J-3, 5.50% due 12/01/23                                                             3,000,000       2,906,490     2,906,490
 Series O, 5% due 12/01/15                                                                  2,000,000       1,880,600     1,880,600
 Series O, 4.75% due 12/01/25                                                               2,000,000       1,731,540     1,731,540
State Educational Facilities Authority Revenue Refunding,
 Pepperdine University, MBIA Insured, 6.10% due 03/15/14                                    2,595,000       2,724,049     2,724,049
 Santa Clara University, MBIA Insured, 5.75% due 09/01/18                                   3,255,000       3,284,262     3,284,262
State Health Facilities Financing Authority Revenue Refunding,
 Adventist Health System West, Series B, MBIA Insured, 6.40% due 03/01/02                   1,000,000       1,080,890     1,080,890
 Sutter Health Systems, Series A, AMBAC-TCRS Insured, 6.70% due 01/01/13                    1,000,000       1,040,680     1,040,680
State Housing Finance Agency Revenue, Home Mortgage, AMT, MBIA Insured,
Series L, 5.55% due 08/01/05                                                                        -               -       817,832
State Housing Finance Agency Revenue Home Mortgage,
 Series B, AMT, AMBAC Insured, 6.05% due 08/01/16                                           2,000,000       2,027,280     2,027,280
 Series H, AMT, 6.15% due 08/01/16                                                          2,020,000       2,057,249     2,057,249
 Series K,  MBIA Insured, 6.15% due 08/01/16                                                3,000,000       3,094,710     3,094,710
 Series Q, MBIA Insured, 5.85% due 08/01/16                                                 1,000,000       1,019,040     1,019,040
State Pollution Control Financing Authority, Pollution Control Revenue, MBIA Insured,
 Pacific Gas & Electric Co., Series B, 5.85% due 12/01/23                                   2,000,000       2,009,120     2,009,120
 Southern California Edison, Series A, AMT, 6.90% due 09/01/06                                      -               -       435,424
 Southern California Edison, AMT, 6.90% due 12/01/17                                        1,000,000       1,084,720     1,084,720
State Public Works Board, Lease Revenue, Department of Corrections, AMBAC Insured,
Series A, 5.25% due 01/01/21                                                                2,000,000       1,914,160     1,914,160
Tri-City Hospital District Revenue Refunding, Series A, MBIA Insured 6% due 02/15/03                -               -       750,547
Truckee, Donner Public Utility District, COP, Water System Improvement Project,
MBIA Insured, 6.75% due 11/15/21                                                            1,000,000       1,115,430     1,115,430
Turlock Irrigation District Revenue Refunding, Series A, MBIA Insured,
 5.90% due 01/01/02                                                                                 -               -        84,988
 6% due 01/01/07                                                                                    -               -     1,093,100
 6% due 01/01/10                                                                            1,000,000       1,087,280     1,087,280
University of Puerto Rico, University Revenue Refunding, Series N, MBIA Insured,
 6% due 06/01/99                                                                                    -               -       517,530
Vallejo Revenue Water Improvement Project, Series B, FGIC Insured, 6.50% due 11/01/14       4,000,000       4,510,840     4,510,840
Watsonville Water Revenue Refunding, Series A, MBIA Insured, 6% due 05/15/16                1,915,000       1,987,598     1,987,598
Westside Unified School District Refunding, Series C, AMBAC Insured, 6% due 08/01/14                -               -       324,099
                                                                                                          -----------   -----------
Total Bonds (cost: $182,516,229)                                                                          175,094,905   193,173,274
                                                                                                          -----------   -----------

VARIABLE RATE DEMAND NOTES* - 1.40%

PRO FORMA STATEMENTS OF INVESTMENTS                                June 30, 1997

                                                                                                          California Insured
                                                                                                          Intermediate Fund
                                                                                                          ------------------
                                                                                                                           value
                                                                                                      face amount         (note 1)
                                                                                                      -----------         --------
Los Angeles, Regional Airports Improvement Corp. Lease Revenue, American Airlines - LAX,
 Series B, 4.10% due 12/01/24                                                                              -                  -
 Series D, 4.10% due 12/01/24                                                                              -                  -
 Series F, 4.10% due 12/01/24                                                                              -                  -
 4.10% due 12/01/25                                                                                        -                  -
Los Angeles County, Regional Airports Improvement Corp., Terminal Facilities Completion Revenue,
Los Angeles International Airport, AMT, 4.15% due 12/01/25                                           600,000            600,000
Moorpark Multi-Family Revenue, LeClub Apartments Project, Series A, 4.05% due 11/01/15                     -                  -
Palm Springs Community Redevelopment Agency, Project #2, 3.90% due 12/01/14                                -                  -
State Educational Facilities Authority Revenue Refunding, Foundation for Educational Achievement,
Series A, 4.15% due 07/01/26                                                                               -                  -
State Pollution Control Financing Authority, Resource Recovery Revenue Refunding, Burney Forest            -                  -
Products Project, AMT, 3.95% due 09/01/20
                                                                                                                    -----------
Total Variable Rate Demand Notes (cost $2,800,000)                                                                      600,000
                                                                                                                    -----------
Total Securities (cost:  $185,316,229) - 98.39%                                                                      18,678,369

Other Assets and Liabilities, Net - 1.61%                                                                               329,759
                                                                                                                    -----------
Net Assets - 100.00%                                                                                                $19,008,128
                                                                                                                    ===========

                                                                                    California Municipal
                                                                                         Bond Fund
                                                                                    --------------------
                                                                                                                    Combined
                                                                                                    value            value
                                                                                   face amount     (note 1)         (note 1)
                                                                                   -----------     --------         --------
Los Angeles, Regional Airports Improvement Corp. Lease Revenue,
 American Airlines - LAX,
 Series B, 4.10% due 12/01/24                                                        100,000       100,000          100,000
 Series D, 4.10% due 12/01/24                                                        100,000       100,000          100,000
 Series F, 4.10% due 12/01/24                                                        100,000       100,000          100,000
 4.10% due 12/01/25                                                                  200,000       200,000          200,000
Los Angeles County, Regional Airports Improvement Corp., Terminal
 Facilities Completion Revenue,
Los Angeles International Airport, AMT, 4.15% due 12/01/25                           200,000       200,000          800,000
Moorpark Multi-Family Revenue, LeClub Apartments Project, Series A,
 4.05% due 11/01/15                                                                  300,000       300,000          300,000
Palm Springs Community Redevelopment Agency, Project #2, 3.90% due 12/01/14          300,000       300,000          300,000
State Educational Facilities Authority Revenue Refunding, Foundation
 for Educational Achievement, Series A, 4.15% due 07/01/26                           800,000       800,000          800,000
State Pollution Control Financing Authority, Resource Recovery Revenue
 Refunding, Burney Forest                                                            100,000       100,000          100,000
Products Project, AMT, 3.95% due 09/01/20                                                     ------------         --------

Total Variable Rate Demand Notes (cost $2,800,000)                                               2,200,000        2,800,000
                                                                                              ------------     ------------
Total Securities (cost:  $185,316,229) - 98.39%                                                177,294,905      195,973,274

Other Assets and Liabilities, Net - 1.61%                                                        2,873,349        3,203,108
                                                                                              ------------     ------------
Net Assets - 100.00%                                                                          $180,168,254     $199,176,382
                                                                                              ============     ============


* Variable rate demand notes are tax-exempt obligations which contain a floating or variable interest rate adjustment formula (computed daily or weekly) and an unconditional right of demand to receive payment of the unpaid principal balance plus accrued interest upon short notice prior to specified dates. The interest rate may change on specified dates in relationship with changes in a designated rate (such as the prime interest or U.S. Treasury Bill rates).


The accompanying notes are an integral part of these pro forma financial statements.

                     PART A - ATLAS NATIONAL MUNICIPAL BOND FUND

BOXED:

In brief...

The Board of Directors asks for your approval to merge the Atlas National Insured Intermediate Municipal Fund (the "Atlas Intermediate Fund") into the Atlas National Municipal Bond Fund (the "Atlas National Bond Fund"). The goal of this re-organization is to produce a higher level of income to you. The merger should produce this increased income by spreading overhead costs over a substantially larger asset base and by giving you the opportunity to benefit from the higher yields associated with Atlas' high-quality, longer-term National Bond Fund.

Upon approval, your shares in the Atlas National Bond Fund will have exactly the same value as the shares in the Atlas Intermediate Fund you owned immediately prior to the merger. In the opinion of Atlas' tax counsel, the proposed transaction will have no tax implications to you.

This merger should benefit you immediately and in the long-term and the Board Of Directors recommends that you vote FOR the proposal.

September 22, 1997

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of the Atlas National Insured Intermediate Municipal Fund to be held at 1901 Harrison Street, Oakland, California on November 24, 1997 at 10:00 a.m., Pacific Time.

At this meeting, you and other shareholders of the Atlas National Insured Intermediate Municipal Fund will be asked to approve a plan to effect the transfer of the assets of your Fund to the Atlas National Municipal Bond Fund.

Please return the enclosed proxy in the postpaid envelope provided. Your vote is important. I urge you to return your proxy as soon as possible.

         Why are we proposing this change?

The Board of Directors believes that after over four years, the Atlas Intermediate Fund is too small and lacks any reasonable prospects for growth in the foreseeable future. Atlas Advisers and Atlas Securities have subsidized the Fund's expenses since its inception and have notified the Board that they are unable to continue doing so. It is unlikely that the Fund, with its narrow investment policies, can absorb all its expenses and still produce a competitive yield.

         What is the proposed change?

The Atlas National Bond Fund has compatible investment objectives and invests in similar types of securities as the Atlas Intermediate Fund. The conservative management philosophy behind both Atlas bond funds means that the proposed changes should not have a significant impact on either the credit quality or the volatility of your investment. For example, while the Atlas Intermediate Fund must be at least 65% insured, the Atlas National Bond Fund, which can invest in a wide variety of investment grade credit instruments, was 55% insured as of June 30, 1997. And, historically, the share prices of both funds have responded similarly to interest rate changes.

         How will the proposed change benefit current shareholders?

By agreeing to this reorganization, it is expected that investors in the Atlas Intermediate Fund will be able to meet their original objective of investing in a high-quality municipal bond fund and also take advantage of certain economies of scale possible only in a fund with a substantial asset base. The Atlas National Bond Fund had net assets of approximately $50 million as of June 30, 1997 compared to approximately $12 million for the Atlas Intermediate Fund.

While longer-term securities are generally more sensitive to interest rate changes, you should also benefit from the increased income potential of long-term bonds in your portfolio.

For these reasons, I believe your approval of the proposed reorganization agreement will make your Atlas investment work even harder for you.

         Will current Fund management change?

No, both the Atlas National Bond Fund and the Atlas Intermediate Fund are guided by the same experienced, conservative managers.

In summary, I believe that this proposed reorganization will benefit shareholders by spreading operating expenses over a larger asset base and by virtue of the higher yields possible from the high-quality, longer-term bonds in the Atlas National Bond Fund's portfolio. Therefore, I recommend that you vote "FOR" the proposal on the enclosed Proxy.

Details of the proposal are contained in the accompanying Proxy Statement, which I urge you to read. Your prompt response will ensure that your shares are counted at the meeting, that a quorum is present at the meeting to conduct business and that the expense of additional solicitation of proxies from shareholders can be avoided. Your continued support is appreciated.

Sincerely,


/s/ Marian O. Sandler
(Mrs.) Marion O. Sandler
President and Chief Executive Officer
PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY

                               ATLAS ASSETS, INC.
                            (A MARYLAND CORPORATION)

                 1901 Harrison Street, Oakland, California 94612

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

               ATLAS NATIONAL INSURED INTERMEDIATE MUNICIPAL FUND

                         TO BE HELD ON NOVEMBER 24, 1997


                  Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the Atlas National Insured Intermediate Municipal Fund (the "Fund"), a separate series of Atlas Assets, Inc. (the "Company"), will be held at the World Savings Center, 1901 Harrison Street, Fourth Floor, Oakland, California on November 24, 1997 at 10:00 a.m. Pacific Time. This Meeting will be held for the following purposes:

                  1. To approve an Agreement and Plan of Reorganization between the Fund and the Atlas National Municipal Bond Fund (the "National Bond Fund"), another separate series of the Company, providing for the transfer of all of the assets of the Fund to the National Bond Fund in exchange for shares of the National Bond Fund and the distribution of the shares of the National Bond Fund to the shareholders of the Fund in liquidation of the Fund (the "Proposal"); and

                  2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

                  The Board of Directors has fixed the close of business on September 15, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting or any adjournments thereof.

                  PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED WITH THE PROXY STATEMENT. YOUR PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT THAT YOU ATTEND THE MEETING.

                                             By Order of the Board of Directors



                                             Steven J. Gray, Secretary


September 22, 1997

--------------------------------------------------------------------------------

                                    IMPORTANT

         YOU MAY HELP AVOID THE EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                               ATLAS ASSETS, INC.

                 1901 HARRISON STREET, OAKLAND, CALIFORNIA 94612

                  ---------------------------------------------

                                 PROXY STATEMENT

                  ---------------------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                                       OF
               ATLAS NATIONAL INSURED INTERMEDIATE MUNICIPAL FUND

                               September 22, 1997

                  ---------------------------------------------


                  The enclosed Proxy is being solicited by the Board of Directors of Atlas Assets, Inc. (the "Company" or "Atlas Funds") for use at the Special Meeting of Shareholders (the "Meeting") of the Atlas National Insured Intermediate Municipal Fund (the "Fund"), a separate series of the Company to be held at the World Savings Center, 1901 Harrison Street, Fourth Floor, Oakland, California on November 24, 1997 at 10:00 a.m. Pacific Time or at any adjournment or adjournments thereof. Series of the Company other than the Fund are not being solicited by this Proxy Statement. This Proxy Statement and the accompanying form of Proxy are first being mailed to shareholders on or about September 29, 1997.

                  The Meeting is called for the purpose of considering an Agreement and Plan of Reorganization (the "Agreement") between the Fund and the Atlas National Municipal Bond Fund (the "National Bond Fund"), another series of the Company, providing for the transfer of all of the assets of the Fund to the National Bond Fund in exchange solely for shares of beneficial interest of the National Bond Fund (the "National Bond Fund Shares") at their net asset value with no sales charge, and the distribution, pursuant to the Agreement, of the National Bond Fund Shares to the shareholders of the Fund. Shareholders of the Fund will receive shares of the National Bond Fund of the same class and having the same value in the aggregate as their shares of the Fund.

                  This Proxy Statement also serves as a Prospectus of the National Bond Fund under the Securities Act of 1933, as amended, for the issuance of the National Bond Fund Shares in exchange for the Fund's assets. The terms and conditions of these transactions are more fully described in this Proxy Statement and Prospectus and in the Agreement which is attached hereto as

Appendix A. This Proxy Statement and Prospectus includes and incorporates by reference the attached Prospectus of the Atlas Funds dated April 30, 1997 (the "Atlas Funds Prospectus") which is attached as Appendix B.

                  The Company is an open-end management investment company organized as a Maryland corporation consisting of 15 series. This Proxy Statement and Prospectus pertains only to the Fund and the National Bond Fund. The investment objective of the National Bond Fund is to seek a high level of current income consistent with prudent investment management and preservation of capital, excludable from gross income for federal income tax purposes.

                  This Proxy Statement and Prospectus sets forth concisely the information you should know before voting on the proposed reorganization. It should be read and retained for future reference.

                  A Statement of Additional Information dated September 22, 1997 relating to this Proxy Statement and Prospectus and an Atlas Funds Statement of Additional Information dated April 30, 1997 relating to the Fund and the National Bond Fund are on file with the Securities and Exchange Commission and are incorporated by reference herein. They are respectively available, upon oral or written request, and at no charge, from the Company at 794 Davis Street, San Leandro, California 94577, telephone number 1-800-933-ATLAS.

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Proxy Statement and Prospectus is September 22, 1997.

                                TABLE OF CONTENTS


                                                               PAGE



SUMMARY .....................................................    1
INFORMATION CONCERNING THE MEETING...........................    4
PROPOSAL TO APPROVE AGREEMENT AND PLAN OF REORGANIZATION.....    5
CAPITALIZATION ..............................................    8
TAX CONSIDERATIONS ..........................................    9
BUSINESS OF THE FUNDS .......................................   10

         General ............................................   10
         Financial Highlights ...............................   10
         Investment Objectives and Policies .................   10
         Directors and Officers .............................   10
         Investment Adviser .................................   10
         Expenses ...........................................   10
         Purchase of Fund Shares ............................   10
         Redemption of Fund Shares ..........................   10
         Dividends, Distributions and Taxes .................   10
         Transfer Agent, Dividend Agent and Custodian .......   10

FINANCIAL STATEMENTS ........................................   11
EXPERTS .....................................................   11
LEGAL MATTERS ...............................................   11
AVAILABLE INFORMATION .......................................   11

APPENDICES

     A Form of Agreement and Plan of Reorganization by and between the Atlas National Municipal Bond Fund and the Atlas National Insured Intermediate Municipal Fund

     B Proforma combining Statements of Assets and Liabilities and Schedule of Investments as of June 30, 1997 and proforma combining Statements of Operations for the year ended December 31, 1996 and the six-month period ended June 30, 1997

     C   Prospectus of the Atlas Funds dated April 30, 1997

                                     SUMMARY


                  The following is a summary of certain information contained elsewhere in this Proxy Statement and Prospectus and is qualified by reference to the more complete information contained in the Proxy Statement and Prospectus and in the attached Appendices.

COMPARISON OF THE FUND
AND NATIONAL BOND FUND              The Fund and the National Bond Fund are both
                                    separate series of the Company. The Fund began operations in June 1993 and, as of June 30, 1997, had net assets of approximately $11,892,094. The National Bond
                                    Fund began operations in January 1990 and, as of June 30, 1997, had net assets of approximately $50,269,401.

INVESTMENT OBJECTIVES
AND POLICIES                        Both Funds have a common investment
                                    objective of seeking high current income consistent with prudent investment management and preservation of capital, excludable from gross income for federal income tax purposes. The Funds also have similar investment strategies and policies, and utilize the same personnel to implement their investment programs. Both Funds invest primarily in a diversified portfolio of intermediate and long-term municipal securities of various issuers.

                                    The principal differences between the
                                    policies of the Fund and the National Bond
                                    Fund are in the areas of portfolio maturity and insurance. In order to reduce market risk, the Fund maintains a dollar weighted average portfolio maturity of between three and ten years. The National Bond Fund does not have any similar policy limiting the maturity of its investment portfolio. As of June 30, 1997, the dollar weighted average maturity of the Fund's portfolio was 9.3 years. As of the same date, the dollar weighted average maturity of the National Bond Fund's portfolio was 16.2 years. However, the duration of the Fund's portfolio as of that date was

                                    5.48% compared to 6.61% for the National
                                    Bond Fund. Duration takes into account call features and similar provisions which affect the period of time in which a position can actually be owned and is, therefore, looked at by investment professionals as a more accurate measure of a portfolio's risk than maturity. Based on duration, the expected volatility of the National Bond Fund's portfolio is somewhat higher than that of the Fund, but substantially less than would be expected by looking only at the relative maturities of the two Fund's portfolios. For example, a 1% movement in interest rates would generally be expected to result in approximately a 6.5% change in the value of a fund with a duration of 6.61 years and approximately a 5.5% change in the value of a fund with a duration of 5.48 years.

                                    In addition, to minimize credit risk, the Fund is required to invest at least 65% of its assets in securities that are insured by private insurance companies as to the timely payment of principal and interest. The National Bond Fund can invest in a wide array of credits other than insured securities. Nevertheless, because of its very conservative orientation, as of June 30, 1997, 54.14% of the National Bond Fund's portfolio was comprised of insured securities, another 2.76% of the portfolio securities were pre-refunded with U.S. treasury securities and approximately 94% of the portfolio securities were rated in the two highest rating quality grades, such as S&P (AAA, AA). (Please see "Risk Factors" below).

OPERATIONAL MATTERS                 As described in the Atlas Funds Prospectus,
                                    the share purchase and redemption
                                    procedures, exchange privileges, dividend and distribution procedures, pricing options, special features, contractual arrangements and all other customer service/operational matters are the same for both Funds.

OPERATING EXPENSES                  Atlas Advisers, Inc. ("Advisers") provides
                                    portfolio management and administrative
                                    services to both Funds. Each Fund has agreed to pay Advisers a monthly fee at the annual rate of .55% of the first $500 million and .50% of the amount in excess of $500 million of the value of the average daily net assets of the Fund as compensation for such services.
                                    Atlas Securities, Inc. ("Securities") is the distributor of each Fund's shares. Under the Class A Shares distribution plan, Securities may receive reimbursement up to a maximum annual rate of .25% of each Fund's average daily net assets for distribution related costs incurred relative to Class A shares.
                                    Under the Class B Shares distribution plan, each Fund has agreed to pay Securities a distribution fee of up to a maximum annual rate of .75% of each Fund's average daily net assets for distribution related services provided relative to Class B shares. Both
                                    Funds incur additional expenses in
                                    connection with their operation, including legal, accounting, transfer agent and custodial fees.

                                    The Fund's ratio of expenses to average net assets for its Class A shares was 0.77% and 0.80% after waivers for 1995 and 1996, respectively. For fiscal years 1995 and 1996, the ratio of expenses to average net assets after waivers for the Fund's Class B shares was 1.29% and 1.48%, respectively. For all four years of the Fund's existence, including 1995 and 1996, Advisers and Securities provided significant fee reduction and expense reimbursement to the Fund to enable it to operate at the above expense levels. However, effective January 1, 1997, Advisers and Securities have notified the Board of Directors that they intended to stop subsidizing the Fund's operations. The National Bond Fund's ratio of expenses to average net assets annualized for its Class A shares was 0.91% and 1.01%, respectively, for 1995 and 1996, and 1.44% and 1.51%, respectively, for its Class B shares. During those years, Advisers and Securities did subsidize the National Bond Fund's operations; however, due to its larger asset size, the level of subsidization was much less than it was for the Fund. Given the National Bond Fund's current size, it is expected that it will be able to cover its own operating expenses without any need for Advisers or Securities to subsidize its operations, while providing shareholders with a competitive return.

                                    The breakdown of the Annual Operating
                                    Expenses for the Fund and the National Bond
                                    Fund after waivers, as set forth in the
                                    current Atlas Funds Prospectus is as
                                    follows:



                                            CLASS A                 CLASS B
                                      ------------------     --------------------
                                                 NATIONAL                NATIONAL
                                                   BOND                    BOND
                                         FUND      FUND        FUND        FUND
                                       -------   --------     ------     ---------

Management fees.......................  0.48%      0.55%       0.48%       0.55%
12b-1 distribution fees...............  0.00%      0.25%       0.68%       0.75%
Other expenses........................  0.32%      0.21%       0.32%       0.21%
Total annual operating expenses(1)....  0.80%      1.01%       1.48%       1.51%

Example of Fund Expenses:(2)
 Redeemed end of year 1...............  $ 38       $ 40        $ 45        $ 45
 Redeemed end of year 3...............  $ 55       $ 61        $ 67        $ 68
 Redeemed end of year 5...............  $ 75       $ 84        $ 91        $ 92
 Redeemed end of year 10..............  $126       $150        $134        $133

 No redemption end of year 1..........  $ 38       $ 40        $ 15        $ 15
 No redemption end of year 2..........  $ 55       $ 61        $ 47        $ 48
 No redemption end of year 5..........  $ 73       $ 84        $ 81        $ 82
 No redemption end of year 10.........  $126       $150        $134        $133

______________

(1) Combined pro forma fees have not been provided because it is anticipated that such fees will not be different from the fee information set forth with respect to the National Bond Fund.

(2) The above examples are based on a hypothetical $1,000 investment, and assume that the annual operating expenses remain constant, that each Fund earns a 5% annual rate of return, and that the maximum sales charge was paid on Class A shares. After 5 full years, Class B shares automatically convert to Class A shares.

    Advisers and Securities have notified the Board that they are unable to continue to subsidize the Fund's expenses in the future. Without such fee reductions and expense absorption, the ratio of expenses to average net assets (annualized) in 1995 and 1996 would have been as follows:

                                        CLASS A                           CLASS B
                                1996              1995            1996              1995
                                ----------------------            ----------------------
         Fund                   1.12%             1.19%           3.25%             3.25%

         National Bond Fund     1.01%             1.05%           2.29%             3.25%


REORGANIZATION

EFFECT OF THE                       Pursuant to the terms of the Agreement, the
REORGANIZATION                      proposed reorganization will consist of the
                                    transfer of all of the assets of the Fund and the assumption by the National Bond Fund of all liabilities of the Fund, in exchange solely for shares of beneficial interest of the National Bond Fund having an aggregate value equal to the value of the net assets transferred by the Fund, and the distribution pursuant to the Agreement, of the National Bond Fund Shares to the shareholders of the Fund in liquidation of the Fund as provided in the Agreement.
                                    (These transactions are referred to
                                    hereinafter as the "Reorganization.")

                                    If approved by the Fund's shareholders, the Reorganization will become effective on or shortly after the date such approval is obtained (the "Closing Date"), which is currently anticipated to occur on or about November 24, 1997. The assets of the Fund and the shares of the National Bond Fund will be valued at the close of business on the last business day prior to the Closing Date (the "Valuation Date").

TAX CONSIDERATIONS                  The consummation of the Reorganization is
                                    subject to the receipt of an opinion of
                                    counsel, in form, scope and substance
                                    satisfactory to the Fund and the National
                                    Bond Fund, to the effect that the
                                    Reorganization will be treated as a tax-free reorganization for federal income tax purposes. Investors should review the discussion under "Tax Considerations" below for a better understanding of the specific points to be addressed in counsel's opinion.
                                    Investors who redeem shares of the Fund or exchange their shares for shares of another
                                    Atlas Fund, instead of participating in the Reorganization, and who are not exempt from federal income tax, will be required to recognize any realized gain (or loss) on the redemption or exchange, as more fully described in the accompanying Atlas Funds
                                    Prospectus.

THE MEETING

TIME, PLACE AND DATE                The meeting will be held on November 24,
                                    1997 at 10:00 a.m. Pacific Time, at the
                                    World Savings Center, 1901 Harrison Street,
                                    Oakland, California 94612.

RECORD DATE                         September 15, 1997

VOTE REQUIRED                       Approval of the Reorganization requires the
FOR APPROVAL                        affirmative vote of a majority of the Fund's
                                    shares of beneficial interest outstanding and entitled to vote as a whole without reference to share class.

RISK FACTORS                        Because the National Bond Fund has
                                    maintained in the past, and would be
                                    expected to continue to maintain, a
                                    portfolio with a greater weighted average maturity than that maintained by the Fund, shareholders of the Fund could be exposed to increased market risk as a result of the Reorganization. Similarly, because the
                                    National Bond Fund would be expected to have a level of investment in securities that are insured as to the timely payment of principal and interest that is lower than the required minimum investment in such securities by the Fund, shareholders of the Fund could be exposed to increased credit risk as a result of the Reorganization. However, as noted above, the credit quality of the National Bond Fund's portfolio has been, and is expected to continue to be, very high, with a policy prohibiting any below investment grade credits.

                                    Shareholders may also be expected to enjoy higher yields after the Reorganization. For more detailed historical information on the performance and portfolio maturities and credit quality of the Funds, shareholders are directed to the Annual Report to Shareholders as of December 31, 1996 and the Semi-Annual Report to Shareholders as of June 30, 1997 which have been previously distributed. Additional copies of such reports are available from the Company without charge upon request.


                       INFORMATION CONCERNING THE MEETING


SOLICITATION, REVOCATION AND USE OF PROXIES

                  A shareholder executing a proxy has the power to revoke it at any time before it is exercised by filing with the Fund a written notice of revocation or returning a duly executed proxy bearing a later date prior to the time of the Meeting. Any shareholder who has executed a proxy but is present at the Meeting and who wishes to vote in person may revoke his proxy by notifying the Secretary of the Company at any time before it is voted.

                  All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted "FOR" the approval of the Agreement.

                  It is not anticipated that any matters other than the approval of the Agreement will be brought before the Meeting. If, however, any other business is properly brought before the Meeting, proxies will be voted in accordance with the best judgment of the persons designated on such proxies.

RECORD DATE AND OUTSTANDING SHARES

                  Only Fund shareholders of record at the close of business on September 15, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting and any postponement or adjournment thereof. At the close of business on June 30, 1997, there were 1,159,288 shares of the Fund issued and outstanding (the "Fund Shares"). As of that date, there were 4,462,751 shares of the National Bond Fund issued and outstanding.

SECURITY OWNERSHIP OF THE FUND AND NATIONAL BOND FUND

                  To the Fund's knowledge, as of August 31, 1997, no shareholder owned beneficially 5% or more of the outstanding shares of the Fund. As of that date, the Directors and officers of the Fund owned as a group less than 1% of the outstanding shares of the Fund.

                  As of August 31, 1997, to the knowledge of the National Bond Fund, no shareholder owned beneficially 5% or more of the outstanding shares of the National Bond Fund. The Directors and officers of the Company owned beneficially as a group less than 1% of the outstanding shares of the National Bond Fund.

                  Golden West Financial Corporation, the parent corporation of Advisers and Securities, is the sole shareholder that beneficially owns in excess of 5% of any outstanding class of shares of the other series of the Company. In each instance, such ownership will not significantly impact shareholder voting on matters affecting the National Bond Fund.

VOTING RIGHTS, QUORUM AND REQUIRED VOTE

                  Each Fund share is entitled to one vote. A majority of the shares entitle to vote at the Meeting constitutes a quorum to conduct business at the Meeting. In the event a quorum is not present at the Meeting or in the event that a quorum is present but sufficient votes to approve the Agreement are not received, the persons named as proxies may propose one or more adjournments of such Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Proposal in favor of such an adjournment, and will vote those proxies required to be voted AGAINST the proposal against any such adjournment. Approval of the Agreement requires the affirmative vote of a majority of the outstanding shares of the Fund as a whole without reference to share class, as defined under the 1940 Act, as amended, which means the lesser of (a) 67% or more of the voting securities of the Fund present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy thereat, or (b) more than 50% of the outstanding voting securities of the Fund. No approval is required by shareholders of the National Bond Fund.

RIGHTS OF DISSENTING SHAREHOLDERS

                  The rights of shareholders of the Fund are governed by Maryland law, the provisions of the Company's Articles of Incorporation and By-Laws, and by Rule 22c-1 under the 1940 Act.

                  Rule 22c-1 under the 1940 Act provides that no open-end investment company may redeem its shares other than at the net asset value next computed after receipt of a tender of such security for redemption. Therefore, any shareholder who does not wish to receive National Bond Fund Shares as part of the exchange of the assets of the Fund for National Bond Fund Shares, may redeem his or her shares at the net asset value next computed after receipt of a proper redemption request by the Fund at any time prior to the Closing Date. In addition, as described in the Atlas Funds Prospectus, shareholders of the Fund have the ability to exchange their shares in the Fund for shares of another Atlas Fund at their relative net asset values at any time prior to the Closing Date. Neither the Articles of Incorporation nor the ByLaws provide for any special treatment for dissenting shareholders who wish not to participate in a merger, consolidation or reorganization.


            PROPOSAL TO APPROVE AGREEMENT AND PLAN OF REORGANIZATION


GENERAL

                  The shareholders of the Fund are being asked to approve the Agreement between the Fund and the National Bond Fund. A copy of the Agreement is attached hereto as Appendix A. Detailed information with respect to the National Bond Fund is set forth in the Atlas Funds Prospectus, which is attached hereto as Appendix B. The Reorganization will involve the Fund's exchange of substantially all of its assets for National Bond Fund Shares, followed by the Fund's distribution of the National Bond Fund Shares to the Fund's shareholders in liquidation of the Fund. The number of National Bond Fund Shares to be issued in the Reorganization will be calculated on the basis of the fair value of the assets of the Fund to be acquired, net of liabilities to be assumed, by the National Bond Fund immediately prior to the transfer of assets, as more fully described under "Description of Agreement."

                  Pursuant to the Agreement, the Fund will liquidate and distribute the National Bond Fund Shares received as described above pro rata to its shareholders of record ("Fund

Shareholders"), determined as of the close of business on the New York Stock Exchange on the last day such Exchange is open for unrestricted trading immediately preceding the effective date of the Reorganization. The result of the Reorganization will be that the National Bond Fund will add to its investment portfolio substantially all of the assets of the Fund, and the Fund Shareholders who do not redeem their shares will become shareholders of the National Bond Fund with National Bond Fund Shares having the same aggregate net asset value as the Fund Shares owned on the day of the Reorganization. If any of the assets acquired from the Fund are not consistent with the investment objectives and restrictions of the National Bond Fund, such assets will be sold by the National Bond Fund and the National Bond Fund will incur brokerage commissions, and may recognize capital gains or losses, in executing such transactions.

                  The Agreement and the transactions provided for therein were considered and approved by the Board of Directors of the Company at a meeting held on August 15, 1997. In the event that the Reorganization is not consummated, the Fund will continue to engage in business as a management investment company, and the Board will reconsider what further action should be taken, including the possible liquidation of the Fund. See "Business of the Funds" below.

REASONS FOR THE PROPOSED REORGANIZATION

                  The Board of Directors of the Company believes that the proposed Reorganization will be advantageous to shareholders of the Fund. The Fund incurs substantial overhead costs for accounting services, legal services, printing, insurance, custodial, transfer agency, advisory and administrative services. At its current asset size, the Fund is too small to operate in a cost efficient manner and Advisers has been voluntarily subsidizing the Fund's operations by reducing its management fees and absorbing some of the Fund's other expenses in order that the Fund might be able to provide a competitive yield to shareholders. In addition, Securities has been voluntarily reducing its distribution fees. Advisers and Securities do not foresee any significant increases in the Fund's asset size in the near future, and have informed the Board that they are unwilling to continue subsidizing the Fund's operations in the future. Although the National Bond Fund incurs similar expenses, as a larger fund it can spread these expenses over a substantially larger asset and income base. Because the investment objectives, current portfolios, and policies of the Fund and the National Bond Fund are so similar, Fund Shareholders should be able to continue to meet their primary investment goals of high tax-exempt yield and capital preservation as shareholders of the National Bond Fund.

                  The only other alternative to the Reorganization considered by the Board of Directors to be practical would be a taxable liquidation of the Fund, which the Directors have determined would not be preferable to the tax-free Reorganization with the National Bond Fund. In considering the proposed Reorganization, the Board specifically determined, as required by the Investment Company Act, that the Reorganization is in the best interests of the Fund and its shareholders and that the interests of the Fund's shareholders will not be diluted as a result of effecting the Reorganization.


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
         "FOR" THE PROPOSED REORGANIZATION.


DESCRIPTION OF AGREEMENT

                  The following explanation of the Agreement is a summary, does not purport to be complete, and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Agreement. A copy of the Agreement is annexed hereto as Appendix A of this Proxy Statement and Prospectus and should be read in its entirety.

                  METHOD OF CARRYING OUT REORGANIZATION. If shareholders holding a majority of the outstanding shares of the Fund approve the Agreement, the Reorganization will be effected on the Closing Date, which has been set for a date on or about December 6, 1997; however, in no event will the Closing Date be later than ten business days after shareholder approval is obtained (the "Effective Date").

                  On the Effective Date, the Fund will transfer all of its assets in exchange for National Bond Fund Shares having an aggregate net asset value equal to the aggregate value of the transferred assets (less liabilities assumed) as of the close of business on the business day next preceding the Closing Date (the "Valuation Date"). The value of the Fund's assets and the net asset value of a National Bond Fund Share will be determined in accordance with the valuation procedures set forth in the Agreement and the Atlas Funds Prospectus. The National Bond Fund Shares will be distributed pro rata to the Fund Shareholders.

                  SURRENDER OF CERTIFICATES. Shareholders of the Fund whose shares are represented by one or more share certificates should, prior to the Effective Date, either surrender such certificates to the Fund or deliver to the Fund an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the Fund may require (collectively an "Affidavit"). On the Effective Date, all certificates which have not been so surrendered will be deemed to be converted into National Bond Fund Shares and will no longer evidence ownership of the Fund's Shares. National Bond Fund Shares attributable to the conversion of the Fund shares represented by unsurrendered certificates (for which no Affidavit has been delivered) will be held by NFDS in trust for the former holders of such shares. Such shareholders may not redeem National Bond Fund Shares represented by Fund certificates received in the Reorganization until they have surrendered their certificates or delivered an Affidavit relating thereto. Until such certificates are surrendered or an Affidavit relating thereto has been delivered, dividends and other distributions payable on National Bond Fund Shares held in trust by NFDS will be paid to NFDS for the benefit of such shareholders. After a former shareholder surrenders his or her certificates or delivers an Affidavit, the National Bond Fund Shares, dividends and distributions held by NFDS for his or her benefit will be transferred to an account in the name of such shareholder.

                  EXPENSES OF THE REORGANIZATION. The National Bond Fund will pay all expenses of the Reorganization.


                                 CAPITALIZATION


                  The following table sets forth the respective capitalization of the National Bond Fund and the Fund as of June 30, 1997, and the pro forma combined capitalization of both as if the Reorganization had occurred on that date. The table reflects a pro forma exchange ratio of approximately .919 National Bond Fund Shares being issued for each Fund share. If the Reorganization is consummated, the actual exchange ratio on the Effective Date may vary from the ratio indicted as a result of, among other matters, changes in the market value of the portfolio securities of both the National Bond Fund and the Fund between June 30, 1997 and the Valuation Date and changes in the amount of net investment income of the National Bond Fund and the Fund earned during that period less distributions made. The pooling method will be utilized to account for the Reorganization. (See Appendix C hereto - pro forma combined financial statements.)

                                    June 30, 1997

======================= ================================== ==================================== ====================================
                                                                                                              PRO FORMA
                                NATIONAL BOND FUND                          FUND                               COMBINED
                        ---------------------------------- ------------------------------------ ------------------------------------
                          CLASS A               Class B       Class A                Class B       Class A               Class B
======================= ================ ================= ==================== =============== =================== ================
Net Assets              $47,805,541           $2,463,860    $11,595,234(1)          $296,860(1)  $59,400,775           $2,760,720
----------------------- ---------------- ----------------- -------------------- --------------- ------------------- ----------------
Net Asset Value
Per Share                    $11.26               $11.27         $10.35(1)            $10.35(1)       $11.26               $11.27
----------------------- ---------------- ----------------- -------------------- --------------- ------------------- ----------------
Shares Outstanding        4,244,099              218,652      1,120,619               28,669       5,273,871(2)           244,993(2)
----------------------- ---------------- ----------------- -------------------- --------------- ------------------- ----------------
Shares Authorized                   20,000,000                            25,000,000                         20,000,000
======================= ================================== ==================================== ====================================

(1) Net Assets and Net Asset Value Per Share of the Fund represent the aggregate and per share value of the Fund's net assets which would have been transferred to the National Bond Fund if the Reorganization had been consummated on June 30, 1997.

(2) If the Reorganization had taken place on June 30, 1997, the Fund would have received 1,029,772 Class A and 26,341 Class B National Bond Fund Shares, which would be available for distribution to its shareholders. No assurances can be given as to how many National Bond Fund Shares the Fund will receive on the Effective Date. The foregoing is merely an example of what the Fund would have received and distributed had the Reorganization been consummated on June 30, 1997, and should not be relied upon to reflect the amount which actually will be received on or after the Effective Date.



                               TAX CONSIDERATIONS


                  The consummation of the Reorganization is subject to the receipt of a favorable opinion of Paul, Hastings, Janofsky & Walker LLP in form, scope and substance satisfactory to the Company to the effect that:

                  (i) The acquisition by the National Bond Fund of substantially all of the assets of the Fund solely in exchange for National Bond Fund Shares, followed by the distribution by the Fund, in liquidation of the Fund, of National Bond Fund Shares to the shareholders of the Fund in exchange for their Fund Shares will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and the Fund and the National Bond Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (ii) No gain or loss will be recognized to the Fund upon the transfer of substantially all of its assets to the

National Bond Fund solely in exchange for the National Bond Fund Shares;

                  (iii) No gain or loss will be recognized to the National Bond Fund upon the receipt of the assets of the Fund solely in exchange for National Bond Fund Shares;

                  (iv) The basis of the assets of the Fund acquired by the National Bond Fund will be, in each instance, the same as the basis of those assets in the hands of the Fund immediately prior to the transfer;

                  (v) The holding period of the assets of the Fund in the hands of the National Bond Fund will include the period during which those assets were held by the Fund;

                  (vi) No gain or loss will be recognized by the shareholders of the Fund upon the exchange of all of their Fund Shares solely for National Bond Fund Shares as part of the transaction;

                  (vii) The basis of the National Bond Fund Shares to be received by the Fund's shareholders will be the same as the basis of the Fund Shares surrendered in exchange therefor; and

                  (viii) The holding period of the National Bond Fund Shares to be received by the Fund's shareholders will include the period during which the Fund Shares surrendered in exchange therefor were held, provided the Fund Shares constituted capital assets in their hands on the date of the exchange.


                              BUSINESS OF THE FUNDS


GENERAL

For a general description of the Funds see "How are the Funds administered?" in the Atlas Funds Prospectus. With regard to each of the items described under this section, except as described above, there are no differences between the business of the Fund and that of the National Bond Fund.

FINANCIAL HIGHLIGHTS

See "Financial Highlights" in the Atlas Funds Prospectus.

INVESTMENT OBJECTIVES AND POLICIES

For a discussion of the Funds' investment objectives and policies, see "What are the Funds' investment objectives?" and

"What are the Funds' investment policies?" in the Atlas Funds Prospectus.

DIRECTORS AND OFFICERS

For a discussion of the responsibilities of the Atlas Funds Board of Directors, see "How are the Funds administered?" in the Atlas Funds Prospectus.

INVESTMENT ADVISER

For a description of the Funds' Adviser, see "How are the Funds administered?" in the Atlas Funds Prospectus.

EXPENSES

For a description of the Funds' expenses, see "What are the Funds' fees and expenses?" in the Atlas Funds Prospectus.

PURCHASE OF FUND SHARES

For a description of how shares of the Atlas Funds may be purchased, see "How can I invest?" in the Atlas Funds Prospectus.

REDEMPTION OF FUND SHARES

For a description of how shares of the Atlas Funds may be redeemed, see "How can I redeem shares?" in the Atlas Funds Prospectus.

DIVIDENDS, DISTRIBUTIONS AND TAXES

For a discussion of the Funds' policy with respect to dividends, distributions and taxes, see "What dividends and distributions can I receive?" and "How can taxes affect my investment?" in the Atlas Funds Prospectus.

TRANSFER AGENT, DIVIDEND AGENT AND CUSTODIAN

For information regarding the Fund's transfer agent, dividend agent and custodian bank, see "How are the Funds administered?" and the back cover page of the Atlas Funds Prospectus.



                              FINANCIAL STATEMENTS


                  The audited financial statements of the Company for the year ended December 31, 1996, set forth in the Company's 1996 Annual Report to Shareholders, and the unaudited financial statements of the Company for the six months ended June 30, 1997, set forth in the Company's 1997 Semi-Annual Report to Shareholders are incorporated herein by reference. The unaudited proforma combining Statements of Assets and Liabilities and Schedule of Investments as of June 30, 1997, and the unaudited proforma combining Statements of Operations for the year ended December 31, 1996 and the six-month period ended June 30, 1997 are set forth in Appendix B hereto.


                                     EXPERTS


                  The financial statements included in the Company's 1996 Annual Report to Shareholders incorporated by reference in this combined proxy and prospectus and elsewhere in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in such Annual Report, and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS


                  Certain legal matters in connection with the issuance of the National Bond Fund Shares will be passed upon for the Company by Paul, Hastings, Janofsky & Walker LLP.


                              AVAILABLE INFORMATION


The Company is subject to the informational requirements of the Investment Company Act of 1940, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with respect to the Fund and the National Bond Fund can be inspected and copied at the public reference facilities of the Commission at Room 1024, Mail Stop 1-2, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices: Chicago (Room 1400, Midwest Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661); and New York (Room 1300, Northwest Regional Office, 7 World Trade Center, New York, New York 10048). Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION


THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this ___ day of __________, 1997 by and between the Atlas National Municipal Bond Fund (the "National Bond Fund") and the Atlas National Insured Intermediate Municipal Fund (the "National Intermediate Fund"), each a separate series of Atlas Assets, Inc. (the "Company"), a Maryland corporation.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization will consist of the transfer of substantially all of the assets of the National Intermediate Fund and the assumption by the National Bond Fund of liabilities of the National Intermediate Fund in exchange solely for shares of beneficial interest of the National Bond Fund (the "National Bond Fund Shares") and the distribution, after the Closing Date hereinafter referred to, of the National Bond Fund Shares to the Shareholders of the National Intermediate Fund in liquidation of the National Intermediate Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.       REORGANIZATION

         1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the National Intermediate Fund agrees to transfer its assets as set forth in paragraph 1.2, and its liabilities as set forth in paragraph 1.3 shall be assigned and transferred to the National Bond Fund and the Company agrees to deliver to the National Intermediate Fund in exchange therefor the number of National Bond Fund Shares, determined by dividing the value of the National Intermediate Fund's assets, computed in the manner and as of the time and date set forth in paragraph 2.1, net of liabilities transferred to the National Bond Fund pursuant to paragraph 1.3, by the net asset value of one National Bond Fund Share computed in the manner and as of the time and date set forth in paragraph 2.2. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

         1.2 (a) The assets of the National Intermediate Fund to be acquired by the National Bond Fund shall consist of all cash, securities and due bills for dividends, interest, or other receivables or rights to receive any of the foregoing, any other property or money, unamortized organization expenses, receivables for shares sold, any other property of any kind and all other assets having a value to the National Bond Fund following the Closing, which are owned by and reflected on the books of the National Intermediate Fund on the closing date provided in paragraph 3.1 (the "Closing Date").

             (b) The National Intermediate Fund has provided the National Bond Fund with a list of the current securities holdings of the National Intermediate Fund as of the date of execution of this Agreement. The National Intermediate Fund reserves the right to sell any of these securities in the ordinary course of business.

         1.3 The National Bond Fund shall assume and be responsible and liable for only those liabilities or obligations of the National Intermediate Fund that
(i) have arisen in the ordinary course of the National Intermediate Fund's business, (ii) have been previously reserved for on the books of account of the National Intermediate Fund, and (iii) relate to the period prior to the Closing Date. The National Intermediate Fund will attempt to discharge all of the National Intermediate Fund's known liabilities and obligations for which invoices or other documentation have been rendered by vendors or service providers prior to the Closing Date. Except as otherwise expressly provided in this paragraph 1.3, the National Bond Fund does not assume, nor does it agree to be responsible for, any liabilities not known and reflected on the books of the National Intermediate Fund on the Valuation Date (as defined in paragraph 2.1).

         1.4 As soon after the Closing Date as is conveniently practicable (the "Liquidation Date"), the National Intermediate Fund will be liquidated and will distribute pro rata to its Shareholders of record (the "National Intermediate Fund Shareholders"), determined as of the close of business on the New York Stock Exchange on the last day such Exchange is open for unrestricted trading immediately preceding the Closing Date, the National Bond Fund Shares received by the National Intermediate Fund pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the National Bond Fund Shares then credited to the account of the National Intermediate Fund on the books of the National Bond Fund, to open accounts on the share records of the National Bond Fund in the names of the National Intermediate Fund Shareholders and representing the respective pro rata number of National Bond Fund Shares due such National Intermediate Fund Shareholders and by such other action as may be deemed appropriate to complete the liquidation as determined by applicable law.

         1.5 The National Intermediate Fund Shareholders holding share certificates representing their ownership of shares of the National Intermediate Fund ("National Intermediate Fund Shares") shall be requested to surrender such certificates or deliver an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the National Intermediate Fund may require (collectively, an "Affidavit"), to the National Intermediate Fund prior to the Closing Date. Any National Intermediate Fund certificate which remains outstanding on the Closing Date shall be deemed to be converted into National Bond Fund Shares and shall no longer evidence ownership of the National Intermediate Fund Shares. The National Bond Fund Shares issued upon conversion of the National Intermediate Fund Shares evidenced by an outstanding certificate (as to which no Affidavit has been delivered) shall be held by National Financial Data Services ("NFDS") in trust for the benefit of the former holders of such National Intermediate Fund Shares. Unless and until any such certificate(s) shall be so surrendered or an Affidavit relating thereto shall be delivered, dividends and other distributions payable by the National Bond Fund subsequent to the Liquidation Date with respect to the National Bond Fund Shares held by NFDS shall not be paid to the holder of such certificate(s), but shall be paid to NFDS for the benefit of such holder. After such Shareholder surrenders such certificate(s) or delivers such Affidavit to NFDS, NFDS shall transfer any National Bond Fund Shares and any such dividends and distributions held for the benefit of such Shareholder to an account in the name of such Shareholder, who shall then be treated for all purposes as the owner of such transferred National Bond Fund Shares, dividends and distributions.

         1.6 Any transfer taxes payable upon issuance of National Bond Fund Shares in a name other than the registered holder of the corresponding National Intermediate Fund Shares on the books of the National Intermediate Fund as of the Closing Date shall, as a condition of such issuance and transfer, be paid by the person to whom such National Bond Fund Shares are to be issued and transferred.

         1.7 The existence of the National Intermediate Fund shall be terminated promptly following the Closing Date in accordance with the provisions of Article V, Section (e)(4) of the Articles of Incorporation of the Company.

2.       VALUATION

         2.1 The value of the National Intermediate Fund's assets to be acquired by the National Bond Fund hereunder shall be the fair value of such assets computed as of the close of business on the New York Stock Exchange on the business day next preceding the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Company's then current Prospectus or Statement of Additional Information.

         2.2 The net asset value of each National Bond Fund Share shall be the net asset value per share computed as of the close of business on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the Company's then current Prospectus or Statement of Additional Information.

         2.3 The number of National Bond Fund Shares to be issued (including fractional shares, if any) in exchange for the National Intermediate Fund's assets shall be determined by dividing the value of such assets determined in accordance with paragraph 2.1, less the liabilities transferred to the National Bond Fund in accordance with paragraph 1.3, by the net asset value of a National Bond Fund Share determined in accordance with paragraph 2.2.

3.       CLOSING AND CLOSING DATE

         3.1 The Closing Date shall be as soon as practicable after approval by the National Intermediate Fund Shareholders of the transactions contemplated by this Agreement; however, in no event will the Closing Date be later than ten
(10) days after such Shareholder approval has been obtained. The Closing shall be held at 794 Davis Street, San Leandro, California 94577, in the offices of the Company or at such other place as the parties may agree.

         3.2 The National Intermediate Fund's portfolio securities shall be available for inspection by the National Bond Fund, its custodian bank or such other agent of the Company as the Company shall designate, at the offices of the Company's custodian, Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, no later than five business days preceding the Valuation Date. Such National Intermediate Fund portfolio securities and cash shall be delivered by the National Intermediate Fund to IBT, as custodian for the National Bond Fund for the account of the National Bond Fund on the Closing Date, duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all applicable state stock transfer stamps or a check for the appropriate purchase price thereof, or, in lieu thereof, a due bill for such National Intermediate Fund securities and cash shall be delivered by the National Intermediate Fund to IBT for the account of the National Bond Fund. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of "Investors Bank & Trust Company, Custodian for the Atlas National Municipal Bond Fund."

         3.3 In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or
(b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the National Bond Fund or the National Intermediate Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

         3.4 The National Intermediate Fund shall deliver at the Closing a list containing the name, address, federal tax identification numbers and backup withholding and nonresident alien status of each National Intermediate Fund Shareholder and the number and percentage ownership of outstanding shares of the National Intermediate Fund Shares owned by each Shareholder, all as of the close of business on the Valuation Date. The National Bond Fund shall issue and deliver a confirmation evidencing the National Bond Fund Shares to be credited on the Closing Date, or provide evidence satisfactory to the National Intermediate Fund that such National Bond Fund Shares have been credited to the National Intermediate Fund's account on the books of the National Bond Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party may reasonably request.

4.       REPRESENTATIONS AND WARRANTIES

         4.1 The National Intermediate Fund represents and warrants to the National Bond Fund as follows:

             (a) At the Closing Date, the National Intermediate Fund will have good and marketable title to its assets;

             (b) The National Intermediate Fund is not, and the execution, delivery and performance of this Agreement will not result, in the violation of any agreement, indenture, instrument, contract, lease or other undertaking to which the National Intermediate Fund is a party or by which it is bound;

             (c) All material contracts or other commitments (other than this Agreement) to which the National Intermediate Fund is a party will be terminated without liability to the National Intermediate Fund or the National Bond Fund prior to or as of the Closing Date;

             (d) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the National Intermediate Fund or any of its properties or assets. The National Intermediate Fund knows of no facts which might form the basis for the institution of such proceedings, and the National Intermediate Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

             (e) The statements of assets and liabilities, the statements of operations, and the statements of changes in net assets of the National Intermediate Fund at December 31, 1993, 1994, 1995 and 1996 have been audited by Deloitte & Touche LLP, independent auditors, and prepared in accordance with generally accepted accounting principles consistently applied, and such statements fairly reflect the financial condition, results of operations, and changes in net assets of the National Intermediate Fund as of and for the periods ended on such dates, and there are no liabilities of the National Intermediate Fund as of the dates of such financial statements, other than liabilities disclosed or provided for in the foregoing statements;

                  (f) The unaudited statement of assets and liabilities, the unaudited statement of operations, and the unaudited statement of changes in net assets of the National Intermediate Fund at June 30, 1997 have been prepared in accordance with generally accepted accounting principles consistently applied, and such statements fairly reflect the financial condition, results of operations, and changes in net assets of the National Intermediate Fund as of and for the period ended on such date, and there are no liabilities of the National Intermediate Fund as of the date of such financial statements, other than liabilities disclosed or provided for in the foregoing statements;

                  (g) Since June 30, 1997, there has been no material change in the National Intermediate Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business;

                  (h) At the date hereof and at the Closing Date, all federal, state and other tax returns and reports of the National Intermediate Fund required by law to have been filed by such dates, including returns for any penalties required to be self assessed on IRS Form 8210 for each year, shall have been filed, and all federal, state and other taxes, interest and penalties shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the National Intermediate Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns;

                  (i) At the date hereof and on the Closing Date, the National Intermediate Fund has complied and will have complied with the information reporting requirements of Sections 6042 and 6045 of the Code and the withholding requirements of Sections 3406, 1441 and 1442 of the Code since its inception or has paid or will have paid by the Closing Date any applicable taxes, interest and penalties that have been or may be assessed for the failure to comply with such requirement;

                  (j) The National Intermediate Fund has met the requirements of Subchapter M of the Code, and has elected to be treated as a regulated investment company, for the fiscal periods or years ended December 31, 1993, 1994, 1995 and 1996 (its only taxable years) and will qualify as such on the Closing Date;

                  (k) All issued and outstanding National Intermediate Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding shares of the National Intermediate Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the list of Shareholders submitted to the

Company pursuant to paragraph 3.4. The National Intermediate Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any National Intermediate Fund Shares, nor is there outstanding any security convertible into any National Intermediate Fund Shares;

                  (l) At the Closing Date, the National Intermediate Fund will have good and marketable title to its assets to be transferred to the National Bond Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer and deliver such assets hereunder, and upon delivery and payment for such assets, the National Bond Fund will acquire good and marketable title thereto, free and clear of restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933 (the "1933 Act");

                  (m) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary actions on the part of the Company's Board of Directors and the National Intermediate Fund Shareholders, and this Agreement constitutes a valid and binding obligation of the National Intermediate Fund enforceable in accordance with its terms, subject to the approval by the National Intermediate Fund Shareholders.

         4.2 The National Bond Fund represents and warrants to the National Intermediate Fund as follows:

                  (a) At the Closing Date, the National Bond Fund will have good and marketable title to its assets;

                  (b) The National Bond Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any agreement, indenture, instrument, contract, lease or other undertaking to which the National Bond Fund is a party or by which it is bound;

                  (c) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the National Bond Fund or any of its properties or assets. The Company knows of no facts which might form the basis for the institution of such proceedings and the Company is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

                  (d) The statements of assets and liabilities, the statement of operations and the statements of changes in net assets at December 31, 1990, 1991, 1992, 1993, 1994, 1995 and 1996 audited by Deloitte & Touche LLP fairly and accurately reflect the financial condition of the National Bond Fund as of such dates and the results of its operations for the periods then ended in accordance with generally accepted accounting principles consistently applied;

                  (e) The unaudited statement of assets and liabilities, the unaudited statement of operations and the unaudited statement of changes in net assets at June 30, 1997 fairly and accurately reflect the financial condition of the National Bond Fund as of such dates and the results of its operations for the periods then ended and have been prepared in accordance with generally accepted accounting principles consistently applied;


                  (f) Since June 30, 1997, there has not been any material adverse change in the National Bond Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business. For the purposes of this subparagraph (f), a decline in net value per share of the National Bond Fund Shares shall not constitute a material adverse change;

                  (g) By the Closing Date, all federal, state and other tax returns and reports of the National Bond Fund required by law then to be filed shall have been filed, and all federal, state and other taxes shown due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;

                  (h) The National Bond Fund has met the requirements of Subchapter M of the Code, and has elected to be treated as a regulated investment company, for each fiscal year of its operation and will qualify as such as of the Closing Date;

                  (i) All issued and outstanding National Bond Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. The National Bond Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any National Bond Fund Shares, nor is there outstanding any security convertible into any National Bond Fund Shares;

                  (j) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Company's Board of Directors and this Agreement constitutes a valid and binding obligation of the National Bond Fund enforceable in accordance with its terms;

                  (k) The National Bond Fund Shares to be issued and delivered to the National Intermediate Fund pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued National Bond Fund Shares, and will be fully paid and non-assessable.

5.       COVENANTS OF THE PARTIES

         5.1 The National Bond Fund and the National Intermediate Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions.

         5.2 The National Intermediate Fund will, as soon as possible, call a meeting of the Shareholders of the National Intermediate Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

         5.3 The National Intermediate Fund covenants that the National Bond Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

         5.4 Subject to the provisions of this Agreement, the National Bond Fund and the National Intermediate Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         5.5 As promptly as practicable after the Closing Date, the National Intermediate Fund shall furnish the National Bond Fund a statement of the earnings and profits and capital loss carryovers of the National Intermediate Fund for federal income tax purposes which will be carried over to the National Bond Fund in accordance with and subject to the limitations of Sections 381 and 383 of the Code, and which will be certified by the National Intermediate Fund's Treasurer.

         5.6 The Company will, as soon as possible, prepare a Prospectus (the "Prospectus") which will include a Proxy Statement (the "Proxy Statement"), all to be included in a Registration Statement on Form N-14 of the Company (the "Registration Statement")to be filed in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Investment Company Act of 1940 in connection with the special meeting of the National Intermediate Fund Shareholders to consider approval of this Agreement.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE NATIONAL INTERMEDIATE FUND

The obligations of the National Intermediate Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the National Bond Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and in addition thereto, the following further conditions:

         6.1 All representations and warranties of the National Bond Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

         6.2 The National Bond Fund has performed all applicable covenants contained in this Agreement.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE NATIONAL BOND FUND

The obligations of the National Bond Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the National Intermediate Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

         7.1 All representations and warranties of the National Intermediate Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

         7.2 The National Intermediate Fund has performed all applicable covenants contained in this Agreement.

         7.3 The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the National Intermediate Fund in accordance with applicable law.

         7.4 The parties shall have received a favorable opinion of Paul, Hastings, Janofsky & Walker LLP (rendered in reliance upon, and the form of which may be affected by, certain factual representations by the parties), satisfactory to the Company substantially to the effect that for federal income tax purposes:

             (a) The acquisition by the National Bond Fund of substantially all of the assets of the National Intermediate Fund solely in exchange for the National Bond Fund Shares and the assumption of liabilities of the National Intermediate Fund, followed by the distribution by the National Intermediate Fund, in liquidation of the National Intermediate Fund, of the National Bond Fund Shares to the National Intermediate Fund Shareholders in exchange for their National Intermediate Fund Shares will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and the National Intermediate Fund and the National Bond Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

                  (b) No gain or loss will be recognized by the National Intermediate Fund upon the transfer of substantially all of its assets to the National Bond Fund solely in exchange for the National Bond Fund Shares and the assumption of liabilities of the National Intermediate Fund.

                  (c) No gain or loss will be recognized by the National Bond Fund upon the receipt of the assets and the assumption of liabilities of the National Intermediate Fund solely in exchange for the National Bond Fund Shares.

                  (d) The basis of the assets of the National Intermediate Fund acquired by the National Bond Fund will be, in each instance, the same as the basis of those assets in the hands of the National Intermediate Fund immediately prior to the transfer.

                  (e) The holding period of the assets of the National Intermediate Fund in the hands of the National Bond Fund will include the period during which those assets were held by the National Intermediate Fund.

                  (f) No gain or loss will be recognized by the National Intermediate Fund Shareholders upon the exchange of all of their National Intermediate Fund Shares solely for the National Bond Fund
Shares as part of the transaction.

                  (g) The basis of the National Bond Fund Shares to be received by the National Intermediate Fund Shareholders will be the same as the basis of the National Intermediate Fund Shares surrendered in exchange therefor.

                  (h) The holding period of the National Bond Fund Shares to be received by the National Intermediate Fund Shareholders will include the period during which the National Intermediate Fund Shares surrendered in exchange therefor were held, provided the National Intermediate Fund Shares constituted capital assets in their hands on the date of the exchange.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE NATIONAL BOND FUND AND THE NATIONAL INTERMEDIATE FUND

The obligations of the National Intermediate Fund hereunder are at the option of the National Bond Fund, and the obligations of the National Bond Fund hereunder are at the option of the National Intermediate Fund, each subject to the further conditions that on or before the Closing Date:

         8.1 No action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

         8.2 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Securities Exchange Commission and state Blue Sky and securities authorities, including "no-action" positions of such federal or state authorities) deemed necessary by the National Bond Fund or the National Intermediate Fund to permit consummation in all material respects of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the National Bond Fund or the National Intermediate Fund;

         8.3 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

9.       RESPONSIBILITY FOR FEES AND EXPENSES

         9.1 The National Bond Fund and the National Intermediate Fund shall each be responsible for their own expenses in connection with this Agreement, although each may be reimbursed by their investment adviser for all or a portion of such expenses incurred in connection with entering into and carrying out of the provisions of this Agreement, whether or not the transactions contemplated are consummated.

10.      ENTIRE AGREEMENT, SURVIVAL OR WARRANTIES

         10.1 The National Bond Fund and the National Intermediate Fund agree that neither party has made any representation, warranty or covenant with respect to the transactions contemplated herein that are not set forth herein and that this Agreement constitutes the entire agreement between the parties with respect to such transactions.

         10.2 The Representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder for a period of one year from the Closing Date and shall then terminate.

11.      TERMINATION

         11.1 This Agreement may be terminated by the mutual agreement of the National Bond Fund and the National Intermediate Fund. In addition, either the National Bond Fund or the National Intermediate Fund may at its option terminate this Agreement at or prior to the Closing Date because:

                  (a) of a material breach by the other of any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or

                  (b) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

         11.2 In the event of any such termination, there shall be no liability for damages on the part of either the National Bond Fund or the National Intermediate Fund, or their respective directors or officers, to the other party or its directors or officers, but each shall bear, except as otherwise provided in paragraph 9.1, the expenses incurred by them incidental to the preparation and carrying out of this Agreement.

12.      AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the National Intermediate Fund and the National Bond Fund; provided, however, that following the meeting of the National Intermediate Fund Shareholders pursuant to paragraph
5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the National Bond Fund Shares to be issued to the National Intermediate Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

13.      HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

         13.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         13.3 This Agreement shall be governed by and construed in accordance with the laws of the State of California, except as to matters relating to the internal organization of the National Intermediate Fund and the National Bond Fund, and as to such matters shall be governed by the laws of the state of Maryland.

         13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President and attested to by its Secretary.


Attest:                                    ATLAS ASSETS, INC., on behalf of
                                           ATLAS NATIONAL MUNICIPAL BOND FUND



____________________________               By:________________________________
Secretary                                        Group Senior Vice President


Attest: ATLAS ASSETS, INC., on behalf of ATLAS NATIONAL INSURED INTERMEDIATE MUNICIPAL FUND



____________________________               By:________________________________
Secretary                                        Group Senior Vice President

                                                                      Appendix B

Pro Forma Statements of Assets and Liabilities                     June 30, 1997


                                                        National Insured   National Municipal   Pro Forma         Pro Forma
                                                        Intermediate       Bond Fund            Adjustments       Combined
ASSETS:                                                 Municipal Fund
                                                        ----------------------------------------------------------------------
     Investment in securities, at identified cost       $ 11,432,735        $48,303,396                           $ 59,736,131
                                                        ------------       ------------                           ------------
     Investment in securities, at value                 $ 11,776,015        $51,060,795                           $ 62,836,810
     Cash                                                     12,690             76,238                                 88,928
     Receivables for:
       Sales of Fund's shares                                      0             10,285                                 10,285
       Accrued interest and dividends                        132,718            658,787                                791,505
     Unamortized organization costs                            1,436              1,436       $     (1,436)(c)           1,436
                                                        ------------       ------------       ------------        ------------
     Total assets                                         11,922,859         51,807,541             (1,436)         63,728,404
                                                        ------------       ------------       ------------        ------------
LIABILITIES:
     Payables for:
       Purchases of investments                                    0          1,435,590                              1,435,590
       Redemptions of Fund's shares                            4,576                  0                                  4,576
       Dividends                                              15,138             41,877              3,400 (d)          57,015
       Accrued expenses                                       11,051             60,673       $     (7,277)(a)          64,447
                                                        ------------        -----------       ------------        ------------
     Total liabilities                                        30,765          1,538,140             (3,877)          1,565,028
                                                        ------------        -----------       ------------        ------------
NET ASSETS                                              $ 11,892,094        $50,269,401       $      2,441         $62,163,936
                                                        ============        ===========       ============        ============
NET ASSETS CONSIST OF:
     Net unrealized appreciation (depreciation)         $    343,280        $ 2,757,399                           $  3,100,679
     Accumulated net realized gain (loss)                   (299,877)           271,911                                (27,966)
     Undistributed net investment income                           0                  0              2,441 (a)           2,441
     Paid in capital                                      11,848,691         47,240,091                             59,088,782
                                                        ------------        -----------       ------------        ------------
NET ASSETS                                              $ 11,892,094        $50,269,401       $      2,441         $62,163,936
                                                        ============        ===========       ============        ============
NET ASSET VALUE PER SHARE:
     Class A
       Shares outstanding                                  1,120,619          4,244,099            (90,847)(b)       5,273,871
       Net asset value per share                         $     10.35       $      11.26                            $     11.26
       Maximum offering price per share
       (net asset value plus sales charge
       of 3.0% )                                         $     10.67       $      11.61                            $     11.61
     Class B
       Shares outstanding                                     28,669            218,652             (2,328)(b)         244,993
       Net asset value per share and maximum
       offering price                                    $     10.35       $      11.27                            $     11.27


CAPITAL SHARES AUTHORIZED:                                25,000,000         20,000,000                             20,000,000
                                                        ============        ===========                            ===========

(a) Reflects reduction in expenses due to elimination of duplicative services and adjustments to expense waivers.

(b) Reflects net new shares issued.

(c) Reflects elimination of unamortized organization costs of National Insured Intermediate Municipal Fund.

(d) Reflects reorganization costs to be paid by National Municipal Bond Fund.

The accompanying notes are an integral part of these pro forma financial statements.

Pro Forma Statements of Operations        For the Six Months Ended June 30, 1997


                                                   National Insured   National Municipal   Pro Forma          Pro Forma
                                                   Intermediate       Bond Fund            Adjustments        Combined
                                                   Municipal Fund
                                                   --------------     ---------            -----------        --------
INVESTMENT INCOME:
     Income:
       Interest                                    $   308,444        $ 1,452,294                            $  1,760,738
       Dividends                                             0                  0                                       0
                                                   -----------        -----------                            ------------
     Total income                                      308,444          1,452,294                               1,760,738
                                                   -----------        -----------                            ------------
     Expenses:
       Management fees                                  33,847            138,975                                 172,822
       12b-1 fees:
         Class A                                        15,022             60,430                                  75,452
         Class B                                         1,090              8,221                                   9,311
       Transfer agency fees and expenses                13,103             25,059        $    (12,119)(a)          26,043
       Custodian fees and expenses                       6,681             17,600              (6,138)(a)          18,143
       Directors' fees                                     274              1,125                                   1,399
       Registration fees                                   882              1,039                (882)(a)           1,039
       Accounting and legal fees                         7,058              7,241              (6,999)(a)           7,300
       Printing and postage                                710              2,733                                   3,443
       Reorganization costs                                  0                  0                3,400(b)           3,400
       Organization costs                                    0                  0                1,436(c)           1,436
       Other                                               412              2,231                 130 (a)           2,773
                                                   -----------        -----------        ------------         -----------
     Gross expenses                                     79,079            264,654             (21,172)            322,561
       Waiver of management fees                          (190)                 0                 190 (a)               0
       Waiver of 12b-1 fees:
         Class A                                       (10,335)                 0              10,335 (a)               0
         Class B                                             0                  0                   0                   0
       Expense reimbursement                            (8,272)            (7,975)              8,206 (a)          (8,041)
                                                   -----------        -----------        ------------         -----------
     Net expenses                                       60,282            256,679              (2,441)            314,520
                                                   -----------        -----------        ------------         -----------
     Net investment income                             248,162          1,196,615               2,441           1,446,218
                                                   -----------        -----------        ------------         -----------
REALIZED GAIN (LOSS) AND UNREALIZED
APPRECIATION (DEPRECIATION) ON INVESTMENTS:
     Realized gain (loss):
       Proceeds from sales                           3,077,787          8,389,185                              11,466,972
       Cost of securities sold                      (3,031,960)        (8,116,971)                            (11,148,931)
                                                   -----------        -----------                             -----------
     Net realized gain                                  45,827            272,214                                 318,041
                                                   -----------        -----------                             -----------
     Unrealized appreciation (depreciation):
       Beginning of period                             370,336          2,809,382                               3,179,718
       End of period                                   343,280          2,757,399                               3,100,679
                                                   -----------        -----------                             -----------
     Unrealized depreciation                           (27,056)           (51,983)                                (79,039)
                                                   -----------        -----------                             -----------
     Net realized gain and unrealized
     depreciation on
     investments                                        18,771            220,231                                 239,002
                                                   -----------        -----------                             -----------
     Net increase in net assets
     resulting from operations                     $   266,933        $ 1,415,846        $      2,441         $ 1,685,220
                                                   ===========        ===========        ============         ===========

(a) Reflects reduction in expenses due to elimination of duplicative services and adjustments to expense waivers.

(b) Reflects reorganization costs to be paid by National Municipal Bond Fund.

(c) Reflects elimination of unamortized organization costs of National Insured Intermediate Municipal Fund.

The accompanying notes are an integral part of these pro forma financial statements.

Pro Forma Statements of Operations         For the Year Ended December 31, 1996


                                                   National Insured   National Municipal    Pro Forma        Pro Forma
                                                   Intermediate       Bond Fund             Adjustments      Combined
                                                   Municipal Fund
                                                   ----------------------------------------------------------------------
INVESTMENT INCOME:
     Income:
       Interest                                    $   709,131        $  2,931,603                           $  3,640,734
       Dividends                                             0                   0                                      0
                                                   -----------        ------------                           ------------
     Total income                                      709,131           2,931,603                              3,640,734
                                                   -----------        ------------                           ------------
     Expenses:
       Management fees                                  79,447             287,002                                366,449
       12b-1 fees:
         Class A                                        35,392             126,299                                161,691
         Class B                                         2,160              12,469                                 14,629
       Transfer agency fees and expenses                27,241              52,898        $    (27,241)(a)         52,898
       Custodian fees and expenses                      16,413              44,532             (15,789)(a)         45,156
       Directors' fees                                     729               2,630                                  3,359
       Registration fees                                 1,392               1,392              (1,392)(a)          1,392
       Accounting and legal fees                        12,777              13,240             (12,600)(a)         13,417
       Printing and postage                              2,143               7,365                                  9,508
       Other                                             1,935               1,010                (785)(a)          2,160
                                                   -----------        ------------        ------------        -----------
     Gross expenses                                    179,629             548,837             (57,807)           670,659
       Waiver of management fees                       (10,696)                  0              10,696 (a)              0
       Waiver of 12b-1 fees:
         Class A                                       (34,736)                  0              34,736 (a)              0
         Class B                                          (231)                  0                 231 (a)              0
       Expense reimbursement                           (15,927)            (15,703)             15,758 (a)        (15,872)
                                                   -----------        ------------        ------------        -----------
     Net expenses                                      118,039             533,134               3,614            654,787
                                                   -----------        ------------        ------------        -----------
     Net investment income                             591,092           2,398,469              (3,614)         2,985,947
                                                   -----------        ------------        ------------        -----------
REALIZED GAIN (LOSS) AND UNREALIZED
APPRECIATION (DEPRECIATION) ON INVESTMENTS:
     Realized gain (loss):
       Proceeds from sales                           9,017,732          28,943,820                             37,961,552
       Cost of securities sold                      (8,956,622)        (28,424,905)                           (37,381,527)
                                                  ------------        ------------                            -----------
     Net realized gain                                  61,110             518,915                                580,025
                                                  ------------        ------------                            -----------
     Unrealized appreciation (depreciation):
       Beginning of period                             539,819           3,939,837                              4,479,656
       End of period                                   370,336           2,809,382                              3,179,718
                                                  ------------        ------------                            -----------
     Unrealized depreciation                          (169,483)         (1,130,455)                            (1,299,938)
                                                  ------------        ------------                            -----------
     Net realized gain and unrealized
     depreciation on
     investments                                      (108,373)           (611,540)                              (719,913)
                                                  ------------        ------------                            -----------
     Net increase in net assets
     resulting from operations                     $   482,719        $  1,786,929        $     (3,614)       $ 2,266,034
                                                  ============        ============        ============        ===========

(a) Reflects effect to expenses due to elimination of duplicative services and adjustments to expense waivers.

The accompanying notes are an integral part of these pro forma financial statements.

Notes to Pro Forma Financial Statements

1. General
The accompanying pro forma financial statements present the effect of the proposed acquisition of Atlas National Insured Intermediate Municipal Fund (the
Fund) by Atlas National Municipal Bond Fund (ANMBF).

Under the terms of the Plan of Reorganization , the combination of the Fund and ANMBF will be a tax-free business combination and accordingly will be accounted for by a method of accounting for tax free mergers of investment companies (sometimes referred to as the pooling without restatement method). The acquisition would be accomplished by the transfer of all of the assets and liabilities of the Fund in exchange solely for shares of ANMBF at net asset value. The Pro Forma Statements of Assets and Liabilities of the Fund and ANMBF have been combined as of June 30, 1997, and the related Pro Forma Statements of Operations have been combined for the year ended December 31, 1996 and for the six-month period ended June 30, 1997.

The accompanying pro forma financial statements should be read in conjunction with the financial statements and schedules of investments of the Fund and ANMBF which are included in their respective annual reports dated December 31, 1996 and their semi-annual reports dated June 30, 1997.

2. Significant Accounting Policies
Atlas Assets, Inc., a series fund comprised of 15 funds including the Fund and ANMBF, is a Maryland corporation, registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

The significant accounting policies consistently followed by the ANMBF are (a) securities transactions are accounted for on the trade date (b) securities are valued daily by pricing services (c) interest income and estimated expenses are accrued daily (d) realized gains and losses on security transactions are determined on the basis of specific identification for both financial statement and federal income tax purposes (e) direct expenses are charged to each fund and then allocated amongst the share classes or charged to the responsible share class; management fees and common fund expenses are allocated on the basis of relative net assets of the share classes (f) dividends and distributions to shareholders are recorded on the ex-dividend date and (g) ANMBF intends to comply with the requirements of the Internal Revenue Code pertaining to regulated investment companies and to make the required distributions to shareholders; therefore, no provision for federal income taxes has been made.

3. Pro Forma Adjustments
The accompanying pro forma financial statements reflect changes in fund shares as if the merger had taken place on June 30, 1997. Adjustments are shown to expenses for duplicated services that would not have been incurred if the merger had taken place on January 1, 1996 and for the effect of expense waivers in place during the period.

4. Transactions with Affiliated Persons
Atlas Advisers, Inc. is the investment manager of the Fund and ANMBF and supervises the services of the sub-adviser to the funds. The Fund and ANMBF pay Atlas Advisers, Inc. a management fee calculated at an annual rate of 0.55% on the first $500 million of aggregate average daily net assets and 0.50% on the aggregate average daily net assets in excess of $500 million. All fees are calculated daily and paid monthly.

Atlas Securities, Inc. is the distributor and principal underwriter of the Fund and ANMBF. Atlas Securities, Inc. receives a commission for sales of Class A shares and redemptions of Class B shares of the Fund and ANMBF. Under separate Class A and Class B Distribution Plans, each fund pays Atlas Securities, Inc. up to a maximum of 0.25% per year of its average daily Class A net assets and up to 0.75% per year of its average daily Class B net assets.

5. Investments
At June 30, 1997, the Fund had a net capital loss carryover of approximately $346,000 available to offset future capital gains. To the extent that these carryover losses can be used to offset capital gains, ANMBF intends not to make distributions from capital gains while a capital loss carryover remains.

PRO FORMA STATEMENTS OF INVESTMENTS                                June 30, 1997

                                                                                                            National Insured
                                                                                                            Intermediate Fund
                                                                                                            -----------------

                                                                                                                             value
                                                                                                         face amount       (note 1)
                                                                                                         -----------       --------
Bonds - 96.90%
Adams County, Colorado, School District 12, Thornton, Series A, MBIA Insured, 6.75% due 12/15/07       $       --       $       --
Alabama State Docks Department, Docks Facilities Revenue, AMT,
MBIA Insured, 6.10% due 10/01/13                                                                               --               --
Anchorage, Alaska, Electric Utility Revenue Refunding, Senior Lien,
MBIA Insured, 8% due 12/01/10                                                                                  --               --
Boulder, Larimer & Weld Counties, Colorado, Saint Vrain Valley School District RE1J Refunding,
Series A, MBIA Insured, 5.80% due 12/15/07                                                                500,000          525,640
California State Public Works Board, Lease Revenue, Department of Corrections, California
State Prison, Series B, MBIA Insured, 5.375% due 12/01/19                                                      --               --
Central Coast Water Authority, California Revenue Refunding State Water Project,
Regional Facilities, Series A, AMBAC Insured, 5% due 10/01/22                                                  --               --
Chicago, Illinois, Metropolitan Water Reclamation District, Greater Chicago Capital Improvement,
7.25% due 12/01/12                                                                                             --               --
Chicago, Illinois, Park District Aquarium & Museum, Series B, 6.50% due 11/15/13                               --               --
Chicago, Illinois, Public Building Commission Mortgage Revenue, Board of Education,
Series A, MBIA Insured, 7.125% due 01/01/15                                                                    --               --
Cleveland, Ohio, Waterworks Revenue First Mortgage Refunding,
Series F-92B, AMBAC Insured, 6.25% due 01/01/16                                                                --               --
Colorado, Housing Finance Authority, Single Family Program, Senior Series A-1,
AMT, 7.40% due 11/01/27                                                                                        --               --
Colorado Springs, Colorado, Utilities Revenue Refunding, Series A, 6.50% due 11/15/15                          --               --
Cook County, Illinois
 Series C, FGIC Insured, 6% due 11/15/08                                                                  500,000          542,040
 MBIA Insured, 7.25% due 11/01/07                                                                         620,000          734,787
Cumberland County, New Jersey, Improvement Authority, Solid Waste Disposal Revenue,
FGIC Insured, 6% due 01/01/01                                                                                  --               --
Dallas, Fort Worth, Texas, Regional Airport Revenue, Joint Dallas-Fort, AMT, MBIA Insured,
5.50% due 11/01/23                                                                                             --               --
Denver, Colorado City and County School District 1, COP, Colorado Association of Schools,
Series B, MBIA Insured, 6.75% due 12/01/12                                                              1,000,000        1,116,490
Denver Metropolitan Major League Baseball Stadium District, Colorado, Revenue Refunding and
Improvement, Sales Tax, Series A, FGIC Insured, 6% due 10/01/11                                           600,000          642,048
Eagle, Garfield & Routt Counties, Colorado, School District RE50J,
FGIC Insured, 6.10% due 12/01/03                                                                          400,000          433,700
Fowlerville, Michigan, Community Schools, School District, MBIA-SBLF Insured, 6.50% due 05/01/05          550,000          608,531
Georgia, Municipal Electric Authority Power Revenue, Series O, 8.125% due 01/01/17                             --               --
Harris County, Texas Toll Road, Senior Lien, FGIC Insured, 5.375% due 08/15/20                                 --               --
Illinois Health Facilities Authority Revenue Refunding, Sherman Hospital Project

                                                                                                               National Municipal
                                                                                                                    Bond Fund
                                                                                                               ------------------

                                                                                                                            value
                                                                                                        face amount        (note 1)
                                                                                                        -----------        --------
Bonds - 96.90%
Adams County, Colorado, School District 12, Thornton, Series A, MBIA Insured, 6.75% due 12/15/07        $1,065,000       $1,233,217
Alabama State Docks Department, Docks Facilities Revenue, AMT,
MBIA Insured, 6.10% due 10/01/13                                                                         1,000,000        1,048,380
Anchorage, Alaska, Electric Utility Revenue Refunding, Senior Lien,
MBIA Insured, 8% due 12/01/10                                                                              985,000        1,240,214
Boulder, Larimer & Weld Counties, Colorado, Saint Vrain Valley School District RE1J Refunding,
Series A, MBIA Insured, 5.80% due 12/15/07                                                               1,500,000        1,576,920
California State Public Works Board, Lease Revenue, Department of Corrections, California
State Prison, Series B, MBIA Insured, 5.375% due 12/01/19                                                1,150,000        1,102,965
Central Coast Water Authority, California Revenue Refunding State Water Project,
Regional Facilities, Series A, AMBAC Insured, 5% due 10/01/22                                            1,000,000          923,140
Chicago, Illinois, Metropolitan Water Reclamation District, Greater Chicago Capital Improvement,
7.25% due 12/01/12                                                                                       1,500,000        1,811,655
Chicago, Illinois, Park District Aquarium & Museum, Series B, 6.50% due 11/15/13                         2,500,000        2,716,575
Chicago, Illinois, Public Building Commission Mortgage Revenue, Board of Education,
Series A, MBIA Insured, 7.125% due 01/01/15                                                                125,000          136,148
Cleveland, Ohio, Waterworks Revenue First Mortgage Refunding,
Series F-92B, AMBAC Insured, 6.25% due 01/01/16                                                          1,000,000        1,062,520
Colorado, Housing Finance Authority, Single Family Program, Senior Series A-1,
AMT, 7.40% due 11/01/27                                                                                  1,000,000        1,109,440
Colorado Springs, Colorado, Utilities Revenue Refunding, Series A, 6.50% due 11/15/15                    2,000,000        2,151,120
Cook County, Illinois
 Series C, FGIC Insured, 6% due 11/15/08                                                                        --               --
 MBIA Insured, 7.25% due 11/01/07                                                                               --               --
Cumberland County, New Jersey, Improvement Authority, Solid Waste Disposal Revenue,
FGIC Insured, 6% due 01/01/01                                                                              500,000          521,325
Dallas, Fort Worth, Texas, Regional Airport Revenue, Joint Dallas-Fort, AMT, MBIA Insured,
5.50% due 11/01/23                                                                                       1,500,000        1,445,370
Denver, Colorado City and County School District 1, COP, Colorado Association of Schools,
Series B, MBIA Insured, 6.75% due 12/01/12                                                                      --               --
Denver Metropolitan Major League Baseball Stadium District, Colorado, Revenue Refunding and
Improvement, Sales Tax, Series A, FGIC Insured, 6% due 10/01/11                                                 --               --
Eagle, Garfield & Routt Counties, Colorado, School District RE50J,
FGIC Insured, 6.10% due 12/01/03                                                                                --               --
Fowlerville, Michigan, Community Schools, School District, MBIA-SBLF Insured, 6.50% due 05/01/05                --               --
Georgia, Municipal Electric Authority Power Revenue, Series O, 8.125% due 01/01/17                          50,000           51,971
Harris County, Texas Toll Road, Senior Lien, FGIC Insured, 5.375% due 08/15/20                           1,000,000          957,220
Illinois Health Facilities Authority Revenue Refunding, Sherman Hospital Project




                                                                                                         Combined
                                                                                                          value
                                                                                                         (note 1)
                                                                                                         --------
Bonds - 96.90%
Adams County, Colorado, School District 12, Thornton, Series A, MBIA Insured, 6.75% due 12/15/07        $1,233,217
Alabama State Docks Department, Docks Facilities Revenue, AMT,
MBIA Insured, 6.10% due 10/01/13                                                                         1,048,380
Anchorage, Alaska, Electric Utility Revenue Refunding, Senior Lien,
MBIA Insured, 8% due 12/01/10                                                                            1,240,214
Boulder, Larimer & Weld Counties, Colorado, Saint Vrain Valley School District RE1J Refunding,
Series A, MBIA Insured, 5.80% due 12/15/07                                                               2,102,560
California State Public Works Board, Lease Revenue, Department of Corrections, California
State Prison, Series B, MBIA Insured, 5.375% due 12/01/19                                                1,102,965
Central Coast Water Authority, California Revenue Refunding State Water Project,
Regional Facilities, Series A, AMBAC Insured, 5% due 10/01/22                                              923,140
Chicago, Illinois, Metropolitan Water Reclamation District, Greater Chicago Capital Improvement,
7.25% due 12/01/12                                                                                       1,811,655
Chicago, Illinois, Park District Aquarium & Museum, Series B, 6.50% due 11/15/13                         2,716,575
Chicago, Illinois, Public Building Commission Mortgage Revenue, Board of Education,
Series A, MBIA Insured, 7.125% due 01/01/15                                                                136,148
Cleveland, Ohio, Waterworks Revenue First Mortgage Refunding,
Series F-92B, AMBAC Insured, 6.25% due 01/01/16                                                          1,062,520
Colorado, Housing Finance Authority, Single Family Program, Senior Series A-1,
AMT, 7.40% due 11/01/27                                                                                  1,109,440
Colorado Springs, Colorado, Utilities Revenue Refunding, Series A, 6.50% due 11/15/15                    2,151,120
Cook County, Illinois
 Series C, FGIC Insured, 6% due 11/15/08                                                                   542,040
 MBIA Insured, 7.25% due 11/01/07                                                                          734,787
Cumberland County, New Jersey, Improvement Authority, Solid Waste Disposal Revenue,
FGIC Insured, 6% due 01/01/01                                                                              521,325
Dallas, Fort Worth, Texas, Regional Airport Revenue, Joint Dallas-Fort, AMT, MBIA Insured,
5.50% due 11/01/23                                                                                       1,445,370
Denver, Colorado City and County School District 1, COP, Colorado Association of Schools,
Series B, MBIA Insured, 6.75% due 12/01/12                                                               1,116,490
Denver Metropolitan Major League Baseball Stadium District, Colorado, Revenue Refunding and
Improvement, Sales Tax, Series A, FGIC Insured, 6% due 10/01/11                                            642,048
Eagle, Garfield & Routt Counties, Colorado, School District RE50J,
FGIC Insured, 6.10% due 12/01/03                                                                           433,700
Fowlerville, Michigan, Community Schools, School District, MBIA-SBLF Insured, 6.50% due 05/01/05           608,531
Georgia, Municipal Electric Authority Power Revenue, Series O, 8.125% due 01/01/17                          51,971
Harris County, Texas Toll Road, Senior Lien, FGIC Insured, 5.375% due 08/15/20                             957,220
Illinois Health Facilities Authority Revenue Refunding, Sherman Hospital Project

PRO FORMA STATEMENTS OF INVESTMENTS                                June 30, 1997

                                                                                                            National Insured
                                                                                                            Intermediate Fund
                                                                                                            -----------------

                                                                                                                      value
                                                                                                     face amount    (note 1)
                                                                                                     -----------    --------
MBIA Insured, 6.75% due 08/01/11                                                                           --            --
Indiana State Office Building Commission, Capital Complex Revenue,
Senate Avenue Parking, Series A, MBIA Insured, 7.25% due 07/01/12                                          --            --
Indianapolis, Indiana, Airport Authority Revenue, Special Facilities, Federal Express Corp.,
AMT, 7.10% due 01/15/17                                                                                    --            --
Jacksonville, Florida, Electric Authority Revenue Refunding, Saint John's River Project,
Issue 2, Series 5, 6.50% due 10/01/14                                                                      --            --
Johnson County, Kansas, Refunding, Internal Improvement, Series A,
FSA Insured, 5.60% due 09/01/03                                                                       500,000       526,285
Kansas City, Kansas, Utility System Revenue Refunding and Improvement,
FGIC Insured, 6.375% due 09/01/23                                                                          --            --
Kern, California High School District, Series 1990-C Election, MBIA Insured, 6.25% due 08/01/10            --            --
Lakota, Ohio, Local School District, AMBAC Insured, 7% due 12/01/09                                        --            --
Lansing, Illinois, Refunding, FGIC Insured, 8.25% due 12/01/07                                             --            --
Maine State Housing Authority Mortgage Purchase, Series A-1, AMT,
AMBAC Insured, 6.40% due 11/15/14                                                                          --            --
Maricopa County, Arizona, Unified School District 69, Paradise Valley Refunding,
MBIA Insured, 6.35% due 07/01/10                                                                           --            --
Massachusetts, State Construction Loan, Series A, FGIC Insured,
6.90% due 03/01/04                                                                                     30,000        31,200
Massachusetts State Health and Educational Facilities Authority Revenue,
Northeastern University, Series E, MBIA Insured, 6.55% due 10/01/22                                        --            --
Metropolitan Pier & Exposition Authority, Illinois, Dedicated State Tax Revenue,
McCormick Place Expansion Project, Series A, 7.25% due 06/15/05                                            --            --
Metropolitan Transportation Authority, New York, Transportation Facilities Revenue, Series A,
MBIA Insured, 6% due 07/01/07                                                                         190,000       206,059
Michigan State University Revenue, Series A, 6.125% due 08/15/08                                           --            --
Mississippi Higher Education Assistance Corp. Student Loan Revenue, Series C,
AMT, 6.05% due 09/01/07                                                                                    --            --
Nevada Housing Division, Single Family Mortgage, Series C, AMT,
6.60% due 04/01/14                                                                                         --            --
New York City, New York, Series F, 6% due 08/01/11                                                         --            --
New York City, New York, Series I, 5.875% due 03/15/14                                                     --            --
New York City, New York, Series L, 5.75% due 08/01/12                                                      --            --
New York City, New York, Municipal Water Finance Authority,
Water & Sewer System Revenue, Series B, FGIC Insured, 7.625% due 06/15/17                                  --            --
New York State Urban Development Corp. Revenue, Correctional Facilities, Series A,
5.50% due 01/01/16                                                                                         --            --
New York State Dormitory Authority Revenue, Pooled Capital Program,

                                                                                                        National Municipal
                                                                                                             Bond Fund
                                                                                                        ------------------

                                                                                                                      value
                                                                                                   face amount       (note 1)
                                                                                                   -----------       --------
MBIA Insured, 6.75% due 08/01/11                                                                    1,000,000       1,078,320
Indiana State Office Building Commission, Capital Complex Revenue,
Senate Avenue Parking, Series A, MBIA Insured, 7.25% due 07/01/12                                      50,000          55,008
Indianapolis, Indiana, Airport Authority Revenue, Special Facilities, Federal Express Corp.,
AMT, 7.10% due 01/15/17                                                                               500,000         551,850
Jacksonville, Florida, Electric Authority Revenue Refunding, Saint John's River Project,
Issue 2, Series 5, 6.50% due 10/01/14                                                                 500,000         531,710
Johnson County, Kansas, Refunding, Internal Improvement, Series A,
FSA Insured, 5.60% due 09/01/03                                                                            --              --
Kansas City, Kansas, Utility System Revenue Refunding and Improvement,
FGIC Insured, 6.375% due 09/01/23                                                                   1,500,000       1,626,870
Kern, California High School District, Series 1990-C Election, MBIA Insured, 6.25% due 08/01/10       545,000         605,936
Lakota, Ohio, Local School District, AMBAC Insured, 7% due 12/01/09                                 1,740,000       2,057,202
Lansing, Illinois, Refunding, FGIC Insured, 8.25% due 12/01/07                                         25,000          25,952
Maine State Housing Authority Mortgage Purchase, Series A-1, AMT,
AMBAC Insured, 6.40% due 11/15/14                                                                   1,400,000       1,452,066
Maricopa County, Arizona, Unified School District 69, Paradise Valley Refunding,
MBIA Insured, 6.35% due 07/01/10                                                                      600,000         673,698
Massachusetts, State Construction Loan, Series A, FGIC Insured,
6.90% due 03/01/04                                                                                         --              --
Massachusetts State Health and Educational Facilities Authority Revenue,
Northeastern University, Series E, MBIA Insured, 6.55% due 10/01/22                                   500,000         544,295
Metropolitan Pier & Exposition Authority, Illinois, Dedicated State Tax Revenue,
McCormick Place Expansion Project, Series A, 7.25% due 06/15/05                                       250,000         288,415
Metropolitan Transportation Authority, New York, Transportation Facilities Revenue, Series A,
MBIA Insured, 6% due 07/01/07                                                                              --              --
Michigan State University Revenue, Series A, 6.125% due 08/15/08                                      500,000         526,225
Mississippi Higher Education Assistance Corp. Student Loan Revenue, Series C,
AMT, 6.05% due 09/01/07                                                                               950,000         981,663
Nevada Housing Division, Single Family Mortgage, Series C, AMT,
6.60% due 04/01/14                                                                                  1,000,000       1,041,290
New York City, New York, Series F, 6% due 08/01/11                                                    500,000         512,585
New York City, New York, Series I, 5.875% due 03/15/14                                                500,000         504,100
New York City, New York, Series L, 5.75% due 08/01/12                                                 500,000         500,835
New York City, New York, Municipal Water Finance Authority,
Water & Sewer System Revenue, Series B, FGIC Insured, 7.625% due 06/15/17                             125,000         131,279
New York State Urban Development Corp. Revenue, Correctional Facilities, Series A,
5.50% due 01/01/16                                                                                  1,000,000         959,660
New York State Dormitory Authority Revenue, Pooled Capital Program,




                                                                                                        Combined
                                                                                                         value
                                                                                                        (note 1)
                                                                                                        --------
MBIA Insured, 6.75% due 08/01/11                                                                       1,078,320
Indiana State Office Building Commission, Capital Complex Revenue,
Senate Avenue Parking, Series A, MBIA Insured, 7.25% due 07/01/12                                         55,008
Indianapolis, Indiana, Airport Authority Revenue, Special Facilities, Federal Express Corp.,
AMT, 7.10% due 01/15/17                                                                                  551,850
Jacksonville, Florida, Electric Authority Revenue Refunding, Saint John's River Project,
Issue 2, Series 5, 6.50% due 10/01/14                                                                    531,710
Johnson County, Kansas, Refunding, Internal Improvement, Series A,
FSA Insured, 5.60% due 09/01/03                                                                          526,285
Kansas City, Kansas, Utility System Revenue Refunding and Improvement,
FGIC Insured, 6.375% due 09/01/23                                                                      1,626,870
Kern, California High School District, Series 1990-C Election, MBIA Insured, 6.25% due 08/01/10          605,936
Lakota, Ohio, Local School District, AMBAC Insured, 7% due 12/01/09                                    2,057,202
Lansing, Illinois, Refunding, FGIC Insured, 8.25% due 12/01/07                                            25,952
Maine State Housing Authority Mortgage Purchase, Series A-1, AMT,
AMBAC Insured, 6.40% due 11/15/14                                                                      1,452,066
Maricopa County, Arizona, Unified School District 69, Paradise Valley Refunding,
MBIA Insured, 6.35% due 07/01/10                                                                         673,698
Massachusetts, State Construction Loan, Series A, FGIC Insured,
6.90% due 03/01/04                                                                                        31,200
Massachusetts State Health and Educational Facilities Authority Revenue,
Northeastern University, Series E, MBIA Insured, 6.55% due 10/01/22                                      544,295
Metropolitan Pier & Exposition Authority, Illinois, Dedicated State Tax Revenue,
McCormick Place Expansion Project, Series A, 7.25% due 06/15/05                                          288,415
Metropolitan Transportation Authority, New York, Transportation Facilities Revenue, Series A,
MBIA Insured, 6% due 07/01/07                                                                            206,059
Michigan State University Revenue, Series A, 6.125% due 08/15/08                                         526,225
Mississippi Higher Education Assistance Corp. Student Loan Revenue, Series C,
AMT, 6.05% due 09/01/07                                                                                  981,663
Nevada Housing Division, Single Family Mortgage, Series C, AMT,
6.60% due 04/01/14                                                                                     1,041,290
New York City, New York, Series F, 6% due 08/01/11                                                       512,585
New York City, New York, Series I, 5.875% due 03/15/14                                                   504,100
New York City, New York, Series L, 5.75% due 08/01/12                                                    500,835
New York City, New York, Municipal Water Finance Authority,
Water & Sewer System Revenue, Series B, FGIC Insured, 7.625% due 06/15/17                                131,279
New York State Urban Development Corp. Revenue, Correctional Facilities, Series A,
5.50% due 01/01/16                                                                                       959,660
New York State Dormitory Authority Revenue, Pooled Capital Program,

PRO FORMA STATEMENTS OF INVESTMENTS                                June 30, 1997

                                                                                                            National Insured
                                                                                                            Intermediate Fund
                                                                                                            -----------------

                                                                                                                             value
                                                                                                         face amount       (note 1)
                                                                                                         -----------       --------
FGIC Insured, 7.80% due 12/01/05                                                                               --                 --
North Reading, Massachusetts, Refunding, MBIA Insured, 6.30% due 06/15/01                                 500,000            535,090
Northern California Power Agency, Public Power Revenue Refunding,
Hydroelectric Project 1, Series A, MBIA Insured, 6.25% due 07/01/12                                            --                 --
Pennsylvania, State Industrial Development Authority Revenue, Economic Development,
AMBAC Insured, 7% due 07/01/06                                                                            500,000            577,275
Pinal County, Arizona, Unified School District 43, Apache JCT, Series A,
FGIC Insured, 6.80% due 07/01/09                                                                          425,000            494,258
Red River Authority, Texas, Pollution Control Revenue, Hoechst Celanese Corp. Project,
AMT, 6.875% due 04/01/17                                                                                       --                 --
Rhode Island, Housing and Mortgage Finance Corp., Multi-Family Housing,
Series A, AMBAC Insured, 5.55% due 07/01/05                                                               500,000            512,650
Rhode Island, State Refunding, Series A, FGIC Insured, 6% due 06/15/02                                    500,000            532,305
Sacramento, California, Municipal Utility District Electric Revenue Refunding,
Series Z, FGIC Insured, 6.45% due 07/01/10                                                                     --                 --
Shawnee County, Kansas, Unified School District 501, FGIC Insured, 7.30% due 02/01/02                     250,000            278,978
Springfield, Illinois, General Obligation, 6.30% due 12/01/13                                                  --                 --
Superior, Wisconsin, Limited Obligation Revenue Refunding,
Midwest Energy Resources, Series E, FGIC Insured, 6.90% due 08/01/21                                           --                 --
Tacoma, Washington, Electric System Revenue, 7.50% due 01/01/12                                                --                 --
Tallassee, Alabama, Industrial Development Board Revenue Refunding,
Dow United Technologies Corp., Series B, 6.10% due 08/01/14                                                    --                 --
Tarrant County, Texas, Health Facilities Development Corp., Health System Revenue Refunding,
Harris Methodist Health System, Series A, AMBAC Insured, 6% due 09/01/04                                  750,000            803,520
Texas Health Facilities Development Corp. Hospital Revenue,
Cook-Fort Worth Children's Center Refunding, FGIC Insured, 6.25% due 12/01/12                                  --                 --
Thornton, Colorado, Water Refunding, FGIC Insured, 5.65% due 12/01/03                                     600,000            635,472
Tulsa, Okahama, Airport Transportation Revenue, American Airlines, Inc., AMT,
7.375% due 12/01/20                                                                                            --                 --
University of Colorado, University Revenue Refunding, Resh Building Revolving Fund,
MBIA Insured, 6% due 06/01/05                                                                             620,000            668,087
University of Maryland, System Auxiliary Facility and Tuition Revenue,
Series A, 6.30% due 02/01/10                                                                                   --                 --
Utah State Board of Regents Student Loan Revenue, Series N, AMT,
AMBAC Insured, 5.90% due 11/01/07                                                                              --                 --
Vallejo, California, Revenue, Water Improvement Project, Series B, FGIC Insured,
6.50% due 11/01/14                                                                                             --                 --
Washington State Public Power Supply System Refunding Revenue,
 Nuclear Project 1 Revenue Pre-Refunded, Series A, 7.50% due 07/01/15                                          --                 --
 Nuclear Project 1 Revenue Un-Refunded, Series A, 7.50% due 07/01/15                                           --                 --
 Nuclear Project 2 Revenue Refunding, Series A, 7.25% due 07/01/06                                             --                 --


                                                                                                              National Municipal
                                                                                                                  Bond Fund
                                                                                                              ------------------

                                                                                                                             value
                                                                                                         face amount        (note 1)
                                                                                                         -----------        --------
FGIC Insured, 7.80% due 12/01/05                                                                           150,000          160,532
North Reading, Massachusetts, Refunding, MBIA Insured, 6.30% due 06/15/01                                       --               --
Northern California Power Agency, Public Power Revenue Refunding,
Hydroelectric Project 1, Series A, MBIA Insured, 6.25% due 07/01/12                                        750,000          801,383
Pennsylvania, State Industrial Development Authority Revenue, Economic Development,
AMBAC Insured, 7% due 07/01/06                                                                                  --               --
Pinal County, Arizona, Unified School District 43, Apache JCT, Series A,
FGIC Insured, 6.80% due 07/01/09                                                                                --               --
Red River Authority, Texas, Pollution Control Revenue, Hoechst Celanese Corp. Project,
AMT, 6.875% due 04/01/17                                                                                 1,500,000        1,611,705
Rhode Island, Housing and Mortgage Finance Corp., Multi-Family Housing,
Series A, AMBAC Insured, 5.55% due 07/01/05                                                                     --               --
Rhode Island, State Refunding, Series A, FGIC Insured, 6% due 06/15/02                                          --               --
Sacramento, California, Municipal Utility District Electric Revenue Refunding,
Series Z, FGIC Insured, 6.45% due 07/01/10                                                                 600,000          644,910
Shawnee County, Kansas, Unified School District 501, FGIC Insured, 7.30% due 02/01/02                           --               --
Springfield, Illinois, General Obligation, 6.30% due 12/01/13                                              100,000          104,826
Superior, Wisconsin, Limited Obligation Revenue Refunding,
Midwest Energy Resources, Series E, FGIC Insured, 6.90% due 08/01/21                                       500,000          590,545
Tacoma, Washington, Electric System Revenue, 7.50% due 01/01/12                                            100,000          107,590
Tallassee, Alabama, Industrial Development Board Revenue Refunding,
Dow United Technologies Corp., Series B, 6.10% due 08/01/14                                              1,000,000        1,043,270
Tarrant County, Texas, Health Facilities Development Corp., Health System Revenue Refunding,
Harris Methodist Health System, Series A, AMBAC Insured, 6% due 09/01/04                                        --               --
Texas Health Facilities Development Corp. Hospital Revenue,
Cook-Fort Worth Children's Center Refunding, FGIC Insured, 6.25% due 12/01/12                            1,000,000        1,056,970
Thornton, Colorado, Water Refunding, FGIC Insured, 5.65% due 12/01/03                                           --               --
Tulsa, Okahama, Airport Transportation Revenue, American Airlines, Inc., AMT,
7.375% due 12/01/20                                                                                      2,000,000        2,149,720
University of Colorado, University Revenue Refunding, Resh Building Revolving Fund,
MBIA Insured, 6% due 06/01/05                                                                                   --               --
University of Maryland, System Auxiliary Facility and Tuition Revenue,
Series A, 6.30% due 02/01/10                                                                               500,000          536,620
Utah State Board of Regents Student Loan Revenue, Series N, AMT,
AMBAC Insured, 5.90% due 11/01/07                                                                        1,000,000        1,051,260
Vallejo, California, Revenue, Water Improvement Project, Series B, FGIC Insured,
6.50% due 11/01/14                                                                                       1,000,000        1,127,710
Washington State Public Power Supply System Refunding Revenue,
 Nuclear Project 1 Revenue Pre-Refunded, Series A, 7.50% due 07/01/15                                      155,000          167,767
 Nuclear Project 1 Revenue Un-Refunded, Series A, 7.50% due 07/01/15                                       105,000          113,649
 Nuclear Project 2 Revenue Refunding, Series A, 7.25% due 07/01/06                                         500,000          572,635




                                                                                                         Combined
                                                                                                          value
                                                                                                         (note 1)
                                                                                                         --------
FGIC Insured, 7.80% due 12/01/05                                                                          160,532
North Reading, Massachusetts, Refunding, MBIA Insured, 6.30% due 06/15/01                                 535,090
Northern California Power Agency, Public Power Revenue Refunding,
Hydroelectric Project 1, Series A, MBIA Insured, 6.25% due 07/01/12                                       801,383
Pennsylvania, State Industrial Development Authority Revenue, Economic Development,
AMBAC Insured, 7% due 07/01/06                                                                            577,275
Pinal County, Arizona, Unified School District 43, Apache JCT, Series A,
FGIC Insured, 6.80% due 07/01/09                                                                          494,258
Red River Authority, Texas, Pollution Control Revenue, Hoechst Celanese Corp. Project,
AMT, 6.875% due 04/01/17                                                                                1,611,705
Rhode Island, Housing and Mortgage Finance Corp., Multi-Family Housing,
Series A, AMBAC Insured, 5.55% due 07/01/05                                                               512,650
Rhode Island, State Refunding, Series A, FGIC Insured, 6% due 06/15/02                                    532,305
Sacramento, California, Municipal Utility District Electric Revenue Refunding,
Series Z, FGIC Insured, 6.45% due 07/01/10                                                                644,910
Shawnee County, Kansas, Unified School District 501, FGIC Insured, 7.30% due 02/01/02                     278,978
Springfield, Illinois, General Obligation, 6.30% due 12/01/13                                             104,826
Superior, Wisconsin, Limited Obligation Revenue Refunding,
Midwest Energy Resources, Series E, FGIC Insured, 6.90% due 08/01/21                                      590,545
Tacoma, Washington, Electric System Revenue, 7.50% due 01/01/12                                           107,590
Tallassee, Alabama, Industrial Development Board Revenue Refunding,
Dow United Technologies Corp., Series B, 6.10% due 08/01/14                                             1,043,270
Tarrant County, Texas, Health Facilities Development Corp., Health System Revenue Refunding,
Harris Methodist Health System, Series A, AMBAC Insured, 6% due 09/01/04                                  803,520
Texas Health Facilities Development Corp. Hospital Revenue,
Cook-Fort Worth Children's Center Refunding, FGIC Insured, 6.25% due 12/01/12                           1,056,970
Thornton, Colorado, Water Refunding, FGIC Insured, 5.65% due 12/01/03                                     635,472
Tulsa, Okahama, Airport Transportation Revenue, American Airlines, Inc., AMT,
7.375% due 12/01/20                                                                                     2,149,720
University of Colorado, University Revenue Refunding, Resh Building Revolving Fund,
MBIA Insured, 6% due 06/01/05                                                                             668,087
University of Maryland, System Auxiliary Facility and Tuition Revenue,
Series A, 6.30% due 02/01/10                                                                              536,620
Utah State Board of Regents Student Loan Revenue, Series N, AMT,
AMBAC Insured, 5.90% due 11/01/07                                                                       1,051,260
Vallejo, California, Revenue, Water Improvement Project, Series B, FGIC Insured,
6.50% due 11/01/14                                                                                      1,127,710
Washington State Public Power Supply System Refunding Revenue,
 Nuclear Project 1 Revenue Pre-Refunded, Series A, 7.50% due 07/01/15                                     167,767
 Nuclear Project 1 Revenue Un-Refunded, Series A, 7.50% due 07/01/15                                      113,649
 Nuclear Project 2 Revenue Refunding, Series A, 7.25% due 07/01/06                                        572,635

PRO FORMA STATEMENTS OF INVESTMENTS                                June 30, 1997

                                                                                                            National Insured
                                                                                                            Intermediate Fund
                                                                                                            -----------------

                                                                                                                             value
                                                                                                         face amount       (note 1)
                                                                                                         -----------       --------
 Nuclear Project 2 Revenue Refunding, Series B, 7% due 07/01/12                                               --                 --
 Nuclear Project 3 Revenue Refunding, Series B, 7.20% due 07/01/99                                            --                 --
Wayne Charter County, Michigan, Airport Revenue Sub. Lien, Detroit Metro Airport,
Series A, MBIA Insured, 6.50% due 12/01/11                                                                    --                 --
West Virginia School Building Authority Revenue, Series A, MBIA Insured,
7.25% due 07/01/15                                                                                            --                 --
Westminster, Colorado, Sales & Use Tax Refunding Revenue, Series A,
FGIC Insured, 6.25% due 12/01/12                                                                         500,000            542,395
Wisconsin State Health and Educational Facilities Authority Revenue,
Aurora Medical Group, Inc. Project, FSA Insured,
 5.75% due 11/15/07                                                                                      500,000            529,205
 6% due 11/15/10                                                                                              --                 --
                                                                                                                         ----------
Total Bonds (cost: $57,136,131)                                                                                          11,476,015
                                                                                                                         ----------
Variable Rate Demand Notes* - 4.18%

Grapevine, Texas, Industrial Development Corp., American Airlines,
 Series A1, 4.10% due 12/01/24                                                                                --                 --
 Series A3, 4.10% due 12/01/24                                                                           100,000            100,000
Los Angeles, Regional Airports Improvement Corp. Lease Revenue, American Airlines - LAX,
 Series E, 4.10% due 12/01/24                                                                                 --                 --
 4.10% due 12/01/25                                                                                           --                 --
Los Angeles International Airport, AMT, 4.15% due 12/01/25                                                    --                 --
Phenix City, Alabama, Industrial Development Board Environmental Improvement Revenue,
AMT, 4.15% due 06/01/28                                                                                       --                 --
South Carolina, Jobs Economic Development Authority, Series 1992, AMT, 4.55% due 12/01/12                100,000            100,000
Southampton County, Virginia, Industrial Development Authority, Hadson Power, Series 90A,
AMT, 4.55% due 04/01/15                                                                                  100,000            100,000
                                                                                                                        -----------
Total Variable Rate Demand Notes (cost $2,600,000)                                                                          300,000
                                                                                                                        -----------
Total Securities (cost:  $59,736,131) - 101.08%                                                                          11,776,015

Other Assets and Liabilities, Net - (1.08)%                                                                                 116,079
                                                                                                                        -----------
Net Assets - 100.00%                                                                                                    $11,892,094
                                                                                                                        ===========

                                                                                                              National Municipal
                                                                                                                   Bond Fund
                                                                                                              ------------------

                                                                                                                           value
                                                                                                       face amount        (note 1)
                                                                                                       -----------        --------
 Nuclear Project 2 Revenue Refunding, Series B, 7% due 07/01/12                                          140,000           153,048
 Nuclear Project 3 Revenue Refunding, Series B, 7.20% due 07/01/99                                       250,000           262,958
Wayne Charter County, Michigan, Airport Revenue Sub. Lien, Detroit Metro Airport,
Series A, MBIA Insured, 6.50% due 12/01/11                                                               500,000           550,410
West Virginia School Building Authority Revenue, Series A, MBIA Insured,
7.25% due 07/01/15                                                                                        50,000            55,008
Westminster, Colorado, Sales & Use Tax Refunding Revenue, Series A,
FGIC Insured, 6.25% due 12/01/12                                                                       1,000,000         1,084,790
Wisconsin State Health and Educational Facilities Authority Revenue,
Aurora Medical Group, Inc. Project, FSA Insured,
 5.75% due 11/15/07                                                                                           --                --
 6% due 11/15/10                                                                                       1,000,000         1,076,350
                                                                                                                       -----------
Total Bonds (cost: $57,136,131)                                                                                         48,760,795
                                                                                                                       -----------
Variable Rate Demand Notes* - 4.18%

Grapevine, Texas, Industrial Development Corp., American Airlines,
 Series A1, 4.10% due 12/01/24                                                                           100,000           100,000
 Series A3, 4.10% due 12/01/24                                                                                --                --
Los Angeles, Regional Airports Improvement Corp. Lease Revenue, American Airlines - LAX,
 Series E, 4.10% due 12/01/24                                                                            200,000           200,000
 4.10% due 12/01/25                                                                                      600,000           600,000
Los Angeles International Airport, AMT, 4.15% due 12/01/25                                               100,000           100,000
Phenix City, Alabama, Industrial Development Board Environmental Improvement Revenue,
AMT, 4.15% due 06/01/28                                                                                1,300,000         1,300,000
South Carolina, Jobs Economic Development Authority, Series 1992, AMT, 4.55% due 12/01/12                     --                --
Southampton County, Virginia, Industrial Development Authority, Hadson Power, Series 90A,
AMT, 4.55% due 04/01/15                                                                                       --                --
                                                                                                                       -----------
Total Variable Rate Demand Notes (cost $2,600,000)                                                                       2,300,000
                                                                                                                       -----------
Total Securities (cost:  $59,736,131) - 101.08%                                                                         51,060,795

Other Assets and Liabilities, Net - (1.08)%                                                                               (791,394)
                                                                                                                        ----------
Net Assets - 100.00%                                                                                                   $50,269,401
                                                                                                                       ===========




                                                                                                         Combined
                                                                                                          value
                                                                                                         (note 1)
                                                                                                         --------
 Nuclear Project 2 Revenue Refunding, Series B, 7% due 07/01/12                                            153,048
 Nuclear Project 3 Revenue Refunding, Series B, 7.20% due 07/01/99                                         262,958
Wayne Charter County, Michigan, Airport Revenue Sub. Lien, Detroit Metro Airport,
Series A, MBIA Insured, 6.50% due 12/01/11                                                                 550,410
West Virginia School Building Authority Revenue, Series A, MBIA Insured,
7.25% due 07/01/15                                                                                          55,008
Westminster, Colorado, Sales & Use Tax Refunding Revenue, Series A,
FGIC Insured, 6.25% due 12/01/12                                                                         1,627,185
Wisconsin State Health and Educational Facilities Authority Revenue,
Aurora Medical Group, Inc. Project, FSA Insured,
 5.75% due 11/15/07                                                                                        529,205
 6% due 11/15/10                                                                                         1,076,350
                                                                                                       -----------
Total Bonds (cost: $57,136,131)                                                                         60,236,810
                                                                                                       -----------
Variable Rate Demand Notes* - 4.18%

Grapevine, Texas, Industrial Development Corp., American Airlines,
 Series A1, 4.10% due 12/01/24                                                                             100,000
 Series A3, 4.10% due 12/01/24                                                                             100,000
Los Angeles, Regional Airports Improvement Corp. Lease Revenue, American Airlines - LAX,
 Series E, 4.10% due 12/01/24                                                                              200,000
 4.10% due 12/01/25                                                                                        600,000
Los Angeles International Airport, AMT, 4.15% due 12/01/25                                                 100,000
Phenix City, Alabama, Industrial Development Board Environmental Improvement Revenue,
AMT, 4.15% due 06/01/28                                                                                  1,300,000
South Carolina, Jobs Economic Development Authority, Series 1992, AMT, 4.55% due 12/01/12                  100,000
Southampton County, Virginia, Industrial Development Authority, Hadson Power, Series 90A,
AMT, 4.55% due 04/01/15                                                                                    100,000
                                                                                                       -----------
Total Variable Rate Demand Notes (cost $2,600,000)                                                       2,600,000
                                                                                                       -----------
Total Securities (cost:  $59,736,131) - 101.08%                                                         62,836,810

Other Assets and Liabilities, Net - (1.08)%                                                               (675,315)
                                                                                                       -----------
Net Assets - 100.00%                                                                                   $62,161,495
                                                                                                       ===========

PRO FORMA STATEMENTS OF INVESTMENTS                                June 30, 1997

                                                                             National Insured     National Municipal
                                                                             Intermediate Fund         Bond Fund
                                                                             -----------------    ------------------
                                                                                                                          Combined
                                                                                          value                  value     value
                                                                          face amount   (note 1)  face amount   (note 1)  (note 1)
                                                                          -----------   --------  -----------   --------  --------


* Variable rate demand notes are tax-exempt obligations which contain a floating or variable interest rate adjustment formula (computed daily or weekly) and an unconditional right of demand to receive payment of the unpaid principal balance plus accrued interest upon short notice prior to specified dates. The interest rate may change on specified dates in relationship with changes in a designated rate (such as the prime interest or U.S. Treasury Bill rates).


The accompanying notes are an integral part of these pro forma financial statements.

        PART B - ATLAS ASSETS, INC

        Incorporated by reference to the Registrant's Registration Statement on Form N-14, as filed on August 23, 1997.

                               ATLAS ASSETS, INC.

                        FORM N-14 REGISTRATION STATEMENT

                            PART C: OTHER INFORMATION


Item 15.          INDEMNIFICATION

                  Subsection (B) of Section 2-418 of the General Corporation Law of Maryland empowers a Maryland corporation such as Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of that corporation or a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless he acted in bad faith, or with active and deliberate dishonesty or otherwise as provided in such statute.

                  The Maryland Code provisions also include, inter alia, authority to make advances of expenses pending resolution of the matter, to purchase insurance to cover the corporation and its agents, and a requirement to report instances of indemnification to the corporation's stockholders. In addition, directors and officers may in most cases be protected from the assessment of personal monetary liability in certain legal actions notwithstanding the availability or not of indemnification.

                  Article VII(g) of the Articles of Incorporation of Registrant, as amended, contains indemnification and limitation provisions meant to conform to the above statute and to the provisions of Section 17 of the Investment Company Act of 1940, as amended ("1940 Act") and to 1940 Act Release No. 11330 (September 4, 1980). These provisions will implement "reasonable and fair means" to determine whether indemnification shall be made which include: (1) reference to a final decision on the merits by a court or other body that liability did not occur by reason of disabling conduct, or (2) in the absence of such a decision, a reasonable, factually based decision to the same effect by (a) a vote of a majority of a quorum of directors who are neither "interested persons" of the Registrant (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons by the Registrant's charter and bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Series of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                  Registrant and the interested Directors and officers of the Registrant have obtained coverage under a Professional Indemnity insurance policy. The terms and conditions of policy coverage conform generally to the standard coverage available to the investment company industry. The coverage was renewed effective March 1996. Similar coverage is afforded the investment adviser and the principal underwriter and their Directors, officers and employees.

                  To the extent permitted by the 1940 Act, the non-interested Directors may be indemnified by the Company with respect to errors and omissions. To the extent not so permitted, Golden West Financial Corporation may so indemnify the non-interested Directors to the extent permitted by Delaware law.

Item 16.          EXHIBITS

         1. Articles of Incorporation for the Registrant, as amended, and including Articles Supplementary are incorporated herein by reference to Exhibits No. 1(a) through 1(n) to Registration Statement No. 33-20318.

         2. Bylaws of Registrant are incorporated herein by reference to Exhibit No. 2 to Registration Statement No. 33-20318.

         3.       None.

         4.       A.       Agreement and Plan of Reorganization between Atlas
                           U.S. Government and Mortgage Securities Fund and
                           Atlas U.S. Government Intermediate Fund is filed herein as Appendix A to the Proxy Statement and Prospectus for those funds.

                  B. Agreement and Plan of Reorganization between Atlas California Municipal Bond Fund and Atlas California Insured Intermediate Fund is filed herein as Appendix A to the Proxy Statement and Prospectus for those funds.

                  C. Agreement and Plan of Reorganization between Atlas National Municipal Bond Fund and Atlas National Insured Intermediate Municipal Fund is filed herein as Appendix A to the Proxy Statement and Prospectus for those funds.

         5.       None

         6. Investment Advisory Agreement dated January 12, 1990, and amended November 1, 1991, between Atlas Advisers, Inc. and Registrant is incorporated herein by reference to Exhibit Nos. 5(a) and (5(b) to Registration Statement No. 33-20318.

         7. Principal Underwriting Agreement dated January 12, 1990 between Atlas Securities, Inc. and Registrant is incorporated herein by reference to Exhibit No. 6 to Registration Statement No. 33-20318.

         8.       Not applicable.

         9. Custodian Contract between Registrant and Investors Bank and Trust Company is incorporated herein by reference to Exhibit No. 8 to Registration Statement No. 33-20318.

         10. The Distribution Plan dated January 12, 1990 and the Distribution Plan dated February 18, 1994 for Class B Shares between Atlas Securities, Inc. and the Registrant, and the Atlas Funds Multiple Class Plan adopted on August 11, 1995 pursuant to Rule 18f-3 are incorporated herein by reference to Exhibit Nos. 15(a), 15(b) and 15(c) to Registration Statement No. 33-20318.

         11.** Opinion and consent of Paul, Hastings, Janofsky & Walker LLP as to legality of shares.

         12. Opinions and consents of Paul, Hastings, Janofsky & Walker LLP as to tax matters.

         13.      Not applicable.

         14.*     Consent of Independent Auditors.

         15.      Not applicable.

         16.*     Power of Attorney.


* Previously filed on August 23, 1997 with the Registrant's Registration Statement on Form N-14.


** Previously filed on September 17, 1997 with the Registrant's Pre-Effective
   Amendment No. 1 to its Registration Statement on N-14.

         17. (a) The Atlas Funds Annual Report to Shareholders for the year ended December 31, 1996 is incorporated herein by reference.

                  (b) The Atlas Funds Semi-Annual Report to Shareholders for the period ended June 30, 1997 is incorporated herein by reference.

                  (c) The Prospectus of the Atlas Funds, dated April 30, 1997, is filed herein as Appendix B to the Proxy Statements and Prospectuses.

                  (d) The Statement of Additional Information of the Atlas Funds, dated April 30, 1997, is incorporated herein by reference.

                  (e) Form of Proxy

Item 17.          UNDERTAKINGS

         (1) The undersigned Registrant agrees that prior to any public reoffering of the securities registered through the use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, the reoffering prospectus will contain the information called for by the applicable registration form for reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The undersigned Registrant agrees that every prospectus that is filed under paragraph (1) above will be filed as a part of an amendment to the Registration Statement and will not be used until the amendment is effective, and that, in determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of them.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-14 has been signed on behalf of the Registrant by the undersigned, thereunto duly authorized in the City of San Leandro and State of California, on the 12th day of December 1997.


                                                      ATLAS ASSETS, INC.
                                                         (Registrant)



                                              By:  Marion O. Sandler *
                                                   -----------------------------
                                                   Marion O. Sandler
                                                   Chairman, Chief Executive
                                                   Officer and President


         As required by the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and as of the date indicated


Marion O. Sandler *       Chief Executive                  December 12, 1997
----------------------    Officer, President,              -----------------
Marion O. Sandler         and Chairman                            Date


Julius Louis Helvey *     Chief Financial                  December 12, 1997
----------------------    Officer and Group                -----------------
Julius Louis Helvey       Senior Vice President                    Date


/s/ Edward L. Bisgaard    Chief Accounting                 December 12, 1997
----------------------    Officer, Treasurer               -----------------
Edward L. Bisgaard        and Vice President                      Date


Russell W. Kettell *      Director                         December 12, 1997
----------------------                                     -----------------
Russell W. Kettell                                                Date

                              SIGNATURES CONTINUED


Barbara A. Bond *         Director                         December 12, 1997
----------------------                                     -----------------
Barbara A. Bond                                                   Date


Daniel L. Rubinfeld *     Director                         December 12, 1997
----------------------                                     -----------------
Daniel L. Rubinfeld                                               Date


David J. Teece *          Director                         December 12, 1997
----------------------                                     -----------------
David J. Teece                                                    Date




*By /s/Larry E. LaCasse
-----------------------------
Larry E. LaCasse,
Attorney-in-Fact
Pursuant to Power of Attorney
filed herewith.

                                 EXHIBIT INDEX




11.     Opinion and Consent regarding
          legality**

12.     Opinions and Consents
          as to tax matters

14.     Consent of Independent Auditors*

16.     Power of Attorney*

17.(e)  Form of Proxy*


* Previously filed on August 23, 1997 with the Registrant's Registration Statement on N-14.

** Previously filed on September 17, 1997 with the Registrant's Pre-Effective Amendment No. 1 to its Registration Statement on N-14.